Exhibit 2.1

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL AND HAS BEEN MARKED WITH
[***] TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

BUSINESS COMBINATION AGREEMENT

by and among

SPACSPHERE ACQUISITION CORP.,

SPACSPHERE MERGER SUB INC.,

and

MOBILEWALLA HOLDCO, INC.

Dated as of May 29, 2026

i

TABLE OF CONTENTS CONTINUED

ii

TABLE OF CONTENTS CONTINUED

LIST OF EXHIBITS

EXHIBIT A	Form of Sponsor Support Agreement	A-1
EXHIBIT B	Form of Company Stockholder Support Agreement	B-1
EXHIBIT C	Executive Employment Agreement Term Sheet	C-1

iii

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of May 29, 2026 (this “Agreement”), is entered into by and among (i) SPACSphere Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (which shall transfer by way of continuation to and domesticate as a Delaware corporation in accordance herewith, “Acquiror”), (ii) SPACSphere Merger Sub Inc., a Delaware corporation and direct wholly-owned Subsidiary of Acquiror (“Merger Sub”), and (iii) Mobilewalla Holdco, Inc., a Delaware corporation (the “Company”). Acquiror, Merger Sub and the Company are sometimes referred to herein individually as a “party” and, collectively, as the “parties.”

WHEREAS, Acquiror is a blank check company formed for the sole purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, prior to the consummation of the Transactions, subject to the satisfaction or waiver of the conditions of this Agreement (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing), Acquiror shall transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”) and Part XII of the CLCI (the “Domestication”);

WHEREAS, substantially concurrently with, and in order to effectuate, the Domestication, and subject to the satisfaction or waiver of the conditions of this Agreement (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing), Acquiror will: (a) file a certificate of corporate domestication and a certificate of incorporation with the Secretary of State of the State of Delaware (the “Acquiror Charter”), in form and substance reasonably satisfactory to the Company, which shall be the certificate of incorporation of Acquiror until thereafter supplemented or amended in accordance with its terms and the DGCL, and (b) adopt bylaws (the “Acquiror Bylaws”), in form and substance reasonably satisfactory to the Company, which shall be the bylaws of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL;

WHEREAS, immediately prior to the Domestication, each then issued and outstanding Class B ordinary share of the Acquiror, par value $0.0001 per share (the “Acquiror Class B Shares”) shall be converted, on a one-for-one basis, into a Class A ordinary share of the Acquiror, par value $0.0001 per share (the “Acquiror Class A Shares”, together with the Acquiror Class B Shares, the “Acquiror Common Shares”) (the “Class B Conversion”);

WHEREAS, in connection with the Domestication, (a) each issued and outstanding Acquiror Unit that has not been previously separated will be cancelled and will entitle the holder thereof to one Acquiror Class A Share, one-half of one Existing Acquiror Warrant, and one Acquiror Right which shall each be automatically converted as set out in the following clauses (b), (c) and (d), respectively; (b) each then issued and outstanding Acquiror Class A Share (including those shares issued in connection with the Class B Conversion), shall convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Acquiror (as part of its domestication as a corporation incorporated in the State of Delaware) (the “Acquiror Common Stock”); (c) each then issued and outstanding whole Existing Acquiror Warrant shall convert automatically into a whole warrant exercisable for one share of Acquiror Common Stock on substantially the same terms and conditions as the Existing Acquiror Warrant, including the exercise price (each, an “Acquiror Warrant” and, collectively, the “Acquiror Warrants”), pursuant to the Warrant Agreement; and (d) each then issued and outstanding Acquiror Right shall convert into right to receive one-fifth of one share of Acquiror Common Stock at the Effective Time pursuant to the Acquiror Rights Agreement;

WHEREAS, the parties desire and intend to effect a business combination upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, whereby, following the consummation of the Domestication, on the Closing Date, Merger Sub will merge with and into the Company (the “Merger” and together with the other transactions contemplated by this Agreement and the Ancillary Agreements, the “Transactions”), as a result of which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity and as a wholly owned Subsidiary of Acquiror;

WHEREAS, immediately prior to the Effective Time: (i) (a) the outstanding principal together with all accrued and unpaid interest on the Company Convertible Notes (as defined below) will automatically be converted into a number of shares of the Company Common Stock (as defined below) in accordance with the terms of such Company Convertible Notes and the Company Convertible Note Purchase Agreements, as applicable and (b) each share of Company Preferred Stock (as defined below) will be converted into one (1) share of Company Common Stock (collectively, the “Company Security Conversion”); and (ii) unless otherwise exercised prior to the Effective Time, the outstanding Company Warrants will, as applicable, automatically (x) expire or (y) be exercised in full for shares of Company Common Stock, in each case, in accordance with the terms of such Company Warrant (the “Company Warrant Event”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions are in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement, the Ancillary Agreements to which the Company is a party, and the Transactions, and (c) recommended the approval and adoption of this Agreement and the Ancillary Agreements to which the Company is a party, and the Transactions by the stockholders of the Company;

WHEREAS, the Board of Directors of Acquiror (the “Acquiror Board”) has unanimously (a) determined that this Agreement, the Ancillary Agreements to which it is a party, and the Transactions are in the best interests of Acquiror and its stockholders, (b) the Transactions constitute a “Business Combination” as such term is defined in the Acquiror Articles of Association, (c) approved and adopted this Agreement, the Ancillary Agreements to which it is a party, and the Transactions, and (d) recommended the approval and adoption of this Agreement, the Ancillary Agreements to which it is a party, and the Transactions by the shareholders of Acquiror;

WHEREAS, the sole director of Merger Sub (the “Merger Sub Board”) has (a) determined that this Agreement, the Ancillary Agreements to which it is a party, and the Transactions are in the best interests of Merger Sub and its sole stockholder, (b) approved and adopted this Agreement and the Ancillary Agreements to which it is a party, and the Transactions (including the Merger), and (c) recommended the approval and adoption of this Agreement, the Ancillary Agreements to which it is a party, and the Transactions by the sole stockholder of Merger Sub;

WHEREAS, concurrently with the execution and delivery of this Agreement, SPACSphere Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Acquiror and the Company shall enter into a Sponsor Support Agreement substantially in the form attached hereto as Exhibit A (the “Sponsor Support Agreement”), providing that, among other things, the Sponsor will vote its Acquiror Common Shares in favor of this Agreement, the Domestication, the Merger and the other Transactions contemplated hereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Key Company Stockholders (as defined herein) are entering into one or more Company Stockholder Support Agreements with Acquiror and the Company, substantially in the form attached hereto as Exhibit B (the “Company Stockholder Support Agreement”), providing that, among other things, Key Company Stockholders have agreed to vote their respective shares of Company Common Stock and Company Preferred Stock (or deliver a written consent with respect thereto) in favor of this Agreement, the Merger and the other Transactions contemplated by this Agreement;

WHEREAS, contemporaneously with the Closing, in connection with the Transactions, Acquiror, Sponsor and certain Company Stockholders who hold or will receive Acquiror Common Stock (including upon exercise of Exchanged Options) pursuant to Article III, will enter into a customary lock-up agreement, in form and substance reasonably satisfactory to the Company (the “Lock-up Agreement”);

WHEREAS, at the Closing, Acquiror, the Sponsor, certain Acquiror Shareholders, certain stockholders of the Company, and certain of their respective Affiliates, as applicable, shall enter into a customary amended and restated registration rights agreement, in form and substance reasonably satisfactory to the Company (the “Registration Rights Agreement”), which shall be effective as of the Closing; and

WHEREAS, Acquiror and the Company intend, for U.S. federal (and applicable state and local) income Tax purposes, that (a) this Agreement constitutes, and is hereby adopted by the parties hereto as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g), (b) the Domestication shall qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (c) the Class B Conversion shall qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and (d) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code to which each of the Acquiror, Merger Sub and Company is a party to a “reorganization” within the meaning of Section 368(b) of the Code and Treas. Reg. 1.368-2(f) (clauses (a)-(d) collectively, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.01 Certain Definitions. For purposes of this Agreement:

“Acquiror Articles of Association” means the Amended and Restated Memorandum and Articles of Association of Acquiror, adopted by a special resolution dated January 30, 2026 and effective on January 30, 2026.

“Acquiror Common Shares” means, collectively, the Acquiror Class A Shares and the Acquiror Class B Shares.

“Acquiror Intervening Event” means any material change, event, state of facts, development, circumstance, occurrence or effect or change in circumstances or facts, including any change in probability or magnitude of circumstances (collectively, “Events”) (but specifically excluding any Event primarily resulting from a breach of this Agreement by Acquiror or any Alternative Transaction) that (i) was not known and was not reasonably foreseeable to Acquiror or the Acquiror Board as of the date hereof (or the consequences of which were not reasonably foreseeable to the Acquiror Board as of the date hereof), and (ii) becomes known to Acquiror or the Acquiror Board after the date of this Agreement but prior to obtaining the Acquiror Shareholder Approval.

“Acquiror Material Adverse Effect” means any Event that, individually or in the aggregate with all other Events, (a) has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of Acquiror; or (b) does or would reasonably be expected to prevent, materially delay or materially impede the performance by Acquiror or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, an Acquiror Material Adverse Effect: (i) any change in the interpretation of any Law or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries in which Acquiror operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) any actions taken or not taken by Acquiror or any Merger Sub as required by this Agreement or any Ancillary Agreement, provided that with respect to this clause (vi), the Event underlying such action or inaction may be taken into account in determining an Acquiror Material Adverse Effect; (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the adverse impact thereof on relationships with customers, suppliers, employees or Governmental Authorities, but in each case only to the extent attributable to such announcement or consummation, and it being understood that this clause (vii) shall be disregarded for purposes of the representation and warranty set forth in Section 5.05 and the condition to Closing with respect thereto); or (viii) any actions taken, or failures to take action, or such other changes or events; in each case, which the Company has requested in writing or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (i) through (v), to the extent that Acquiror is materially and disproportionately affected thereby as compared with other participants in the industry in which Acquiror operates.

“Acquiror Rights” means rights of Acquiror, each right entitling the holder to receive one-fifth of one Acquiror Class A Share.

“Acquiror Rights Agreement” means the Rights Agency Agreement, dated as of February 5, 2026, between Acquiror and Odyssey Transfer and Trust Company, as rights agent.

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with Acquiror Articles of Association) holder of Acquiror Class A Shares to redeem all or a portion of the Acquiror Class A Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account and not previously released to Acquiror to pay its taxes pursuant to the Trust Agreement) (as determined in accordance with Acquiror Articles of Association and the Trust Agreement) in connection with the Acquiror Proposals and/or any Extension.

“Acquiror Shareholder” means (i) prior to Domestication, a holder of Acquiror Class A Shares or Acquiror Class B Shares, and (ii) upon Domestication but prior to the Closing, a holder of Acquiror Common Stock.

“Acquiror Shareholder Approval” means the approval of each Required Acquiror Proposals by the affirmative vote of the holders of the requisite number of Acquiror Common Shares entitled to vote thereon, whether in person or by proxy at the Special Meeting (or any adjournment or postponement thereof), in accordance with the Acquiror Articles of Association and applicable Law.

“Acquiror Transaction Expenses” means the following out-of-pocket fees and expenses paid or payable by Acquiror or any of its Subsidiaries or any of their respective Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions (including any PIPE Investment), including (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers (including deferred underwriting expenses), (ii) fifty percent (50%) of all of the filing fees, administrative fees, costs and expenses payable by Acquiror or any of its Subsidiaries, or the Company or any of its Subsidiaries, to the Governmental Authorities in connection with the Transactions (including fees, costs and expenses payable in connection with the preparation and filing of the Registration Statement and the receipt of stock exchange approval in connection with the listing of Acquiror Common Stock to be issued on the Closing Date, other than fees and expenses of advisors covered by (i) above), (iii) fifty percent (50%) of the fees and expenses incurred in connection with obtaining the Acquiror Shareholder Approval and (iv) all amounts due and payable with respect to Indebtedness of the Acquiror or its Subsidiaries, including the Working Capital Loans (provided that, such amounts including the Working Capital Loans shall be capped at $250,000). Acquiror Transaction Expenses shall not include Acquiror Extension Expenses and Deferred Underwriting Commissions (as defined herein).

“Acquiror Transaction Expenses Cap” means an amount not exceeding $5,000,000; provided that, for the purposes of the Acquiror Transaction Expenses Cap, the calculation of the Acquiror Transaction Expenses should not take into account the deferred underwriting commissions (the “Deferred Underwriting Commissions”) payable pursuant to that certain Underwriting Agreement, dated as of February 5, 2026 by and between Acquiror and D. Boral Capital LLC, as representative of the several underwriters named on Schedule A thereto, which shall be paid from the Trust Account.

“Acquiror Units” means units of Acquiror, each consisting of one Acquiror Class A Share, one-half of one Existing Acquiror Warrant, and one Acquiror Right.

“Action” means any claim, action, suit, charge, assessment, complaint, audit, investigation, examination, arbitration or proceeding, in each case that is by or before any Governmental Authority.

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Closing Merger Consideration” means 25,000,000 shares of fully paid, validly issued and nonassessable Acquiror Common Stock.

“AI Inputs” means any and all data (including Personal Data), content, writings, works of authorship, graphics, pictures, recordings, any electronic or other information, text or numerals, audio or visual content, or other materials of any nature or description, in each case of the foregoing, that is inputted into, entered into or otherwise used to train any AI Technology which are, in whole or in part, used or relied upon, or licensed, sold, otherwise provided or accessed, by, to or on behalf of the Company or any Company Subsidiary.

“AI Outputs” means any and all services, products, data, writings, works of authorship, graphics, pictures, recordings, any electronic or other information, text or numerals, content, decisions, recommendations, assessments, or materials of any nature or description generated or derived by or on behalf of the Company or any Company Subsidiary, from any AI Technology, or to the extent used in connection with AI Technology or AI Inputs.

“AI Technology” means any and all training, self-improving, or machine learning software, models, algorithms, hardware or other artificial intelligence tools and any other machine-based systems designed to operate with varying levels of autonomy and that may exhibit adaptiveness after deployment and that, for explicit or implicit objectives, infers, from the input it receives, how to generate outputs such as predictions, content, recommendations, or decisions that can influence physical or virtual environments.

“Ancillary Agreements” means the Company Stockholder Support Agreement, the Sponsor Support Agreement, the Lock-up Agreement, the Registration Rights Agreement, the Voting Agreement and all other agreements, certificates and instruments executed and delivered by or on behalf of Acquiror, Merger Sub, and/or the Company in connection with the Transactions and/or as specifically contemplated by this Agreement.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, and any other applicable anti-corruption/anti-bribery foreign, federal, state or local law, statute, code, decree, restriction, official guideline, treaty, convention, guidance, industry standard, interpretation, permit, ordinance, rule, regulation or similar form of decision, requirement or any legally binding interpretation of the foregoing of any Governmental Authority, in each case that is applicable to the Company or any of the Company Subsidiaries.

“Business Combination” has the meaning ascribed to such term in the Acquiror Articles of Association.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which the electronic funds transfer systems, including for wire transfers, of commercial banks are not required or authorized to close in New York, NY.

“Business Systems” means all Software, servers, circuits, networks, computers, hardware, firmware, middleware, networks, routers, hubs, switches, interfaces, websites, communication facilities, platforms, databases, information technology and data storage systems, computer, data, database and communications networks (other than the Internet), architecture interfaces and firewalls (whether for data, voice, video or other media access, transmission or reception) and other apparatus used to create, store, transmit, exchange or receive information in any form, in each case of the foregoing, whether outsourced, cloud based or otherwise, and all associated documentation in connection with the foregoing.

“CLCI” means the Companies Act (2023 Revision) of the Cayman Islands, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Business” means the business of the Company and the Company Subsidiaries as currently conducted and currently proposed to be conducted as of the date of this Agreement.

“Company Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Company Convertible Note Purchase Agreements” means, collectively, (i) the Note Purchase Agreement, dated as of May 13, 2014, by and among the Company (f/k/a Mobilewalla, Inc.) and the investors party thereto, as amended by the First through Seventh Amendments thereto, (ii) the Note Purchase Agreement, dated as of May 26, 2017, by and among the Company (f/k/a Mobilewalla, Inc.) and the investors party thereto, as amended, and (iii) with respect to any Company Convertible Note that was not issued pursuant to a Note Purchase Agreement, the terms of the applicable Company Convertible Note itself (including any related board consent or subordination agreement governing the issuance thereof).

“Company Convertible Notes” means the instruments set forth on Schedule 4.03(d) of the Company Disclosure Schedules.

“Company Data” means data Processed by the Company or any Subsidiary in connection with the operation of the Company Business, including Company-Licensed Data, Company-Owned Data and Personal Data.

“Company Financing” means any private placement of equity, equity-linked or debt securities of, or any other form of investment in or financing of (whether directly or indirectly), the Company, in each case that is consummated with any Person after the date hereof and prior to or substantially concurrently with the Closing, with such Person and on such terms and in such amounts.

“Company Fully Diluted Capital Stock” means the sum of (without duplication) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (for the avoidance of doubt, after giving effect to the Company Security Conversion and the Company Warrant Event, but excluding any shares of Company Common Stock to be cancelled pursuant to Section 3.01(b)(ii)), plus (b) the aggregate number of shares of Company Common Stock issuable upon exercise of all vested and unvested Company Options as of immediately prior to the Effective Time but, for the avoidance of doubt, excluding any unissued Company Options.

“Company IP” means, collectively, all Company-Owned IP.

“Company Intervening Event” means any Event (but specifically excluding any Event primarily resulting from a breach of this Agreement by the Company or any Alternative Transaction) that (i) was not known and was not reasonably foreseeable to the Company or the Company Board as of the date hereof (or the consequences of which were not reasonably foreseeable to the Company Board as of the date hereof), and (ii) becomes known to the Company or the Company Board after the date of this Agreement but prior to obtaining the Company Stockholder Approval.

“Company-Licensed Data” means all data owned by third parties that is Processed by the Company to provide the Company Services.

“Company Material Adverse Effect” means any Event that, individually or in the aggregate with all other Effects, (a) has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (b) does or would reasonably be expected to prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, a Company Material Adverse Effect: (i) any change in the interpretation of any Law or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any actions taken or not taken by the Company or the Company Subsidiaries as expressly required by this Agreement or any Ancillary Agreement, provided that with respect to this clause (vi), the Event underlying such action or inaction may be taken into account in determining a Company Material Adverse Effect; (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the adverse impact thereof on relationships with customers, suppliers, employees or Governmental Authorities, but in each case only to the extent attributable to such announcement or consummation, and it being understood that this clause (vii) shall be disregarded for purposes of the representation and warranty set forth in Section 4.05 and the condition to Closing with respect thereto); (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, and (ix) any actions taken, or failures to take action, or such other changes or events, in each case, which Acquiror has requested in writing or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (i) through (v), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially and disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Option Plan” means, collectively, the Mobilewalla Holdco, Inc. 2009 Stock Incentive Plan and the Mobilewalla, Inc. 2019 Equity Incentive Plan, as amended, supplemented or modified from time to time.

“Company Options” means all options to purchase shares of Company Common Stock that are outstanding as of the date hereof and as of immediately prior to the Effective Time, including such options granted under the Company Option Plan.

“Company Organizational Documents” means the certificate of incorporation and bylaws of the Company, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Company-Owned Data” means each element of data collected, generated, or received that (i) is used or held for use in Company’s business that is not Personal Data or Company-Licensed Data, and (ii) the Company owns or purports to own.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of the Company Subsidiaries and all Intellectual Property for which applicable Law precludes an employee, consultant, contractor or other Person from assigning Intellectual Property to the Company where such employee, contractor, consultant or other Person grants to the Company, in lieu of such prohibited assignment, exclusive, irrevocable, transferrable and sublicensable licenses and usage rights to fully exploit, use and practice such non-assignable Intellectual Property.

“Company Preferred Stock” means, collectively, the Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock.

“Company Privacy Policies” means each published or internal written privacy policy and security policy of Company or any Company Subsidiary, including any policy or practice relating to: (i) the privacy of users of any website of the Company or any Company Subsidiary; (ii) the collection, storage, disclosure and transfer of any Personal Data; (iii) the privacy of Personal Data of any employee, job applicant, consultant or contingent worker information; and (iv) the security of Company Data and the Company’s or any Company Subsidiary’s networks and systems, including information security, breach response plans, disaster recovery and business continuity plans and programs.

“Company Securities” means, collectively, the Company Common Stock, the Company Preferred Stock, the Company Convertible Notes and the Company Options.

“Company Securityholder” means each Person who holds Company Securities.

“Company Services” means all services, products and related software that are currently developed, delivered, provided, offered or commercialized by the Company or any Company Subsidiary.

“Company Software” means Software that consists of Company-Owned IP.

“Company Stockholder” means each Person who holds Company Common Stock or Company Preferred Stock.

“Company Stockholder Approval” means the approval of this Agreement and the Transactions, including the Merger, the Company Security Conversion and the transactions contemplated thereby, by (a) the affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class on an as-converted to Company Common Stock basis, as required by Section 251 of the DGCL and Section C.1. of Article IV(d) of the Company’s Restated Certificate of Incorporation, (b) the affirmative vote (or written consent) of the holders of at least sixty percent (60%) of the outstanding shares of Company Preferred Stock, voting together as a separate class on an as-converted to Company Common Stock basis, as required by Section C.3 of Article IV(d) of the Company’s Restated Certificate of Incorporation (including, without limitation, Sections C.3(c) and (h) thereof), (c) the affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Company Preferred Stock, voting together as a separate class on an as-converted to Company Common Stock basis, as required by Section F of Article IV(d) of the Company’s Restated Certificate of Incorporation in connection with the mandatory conversion of the Company Preferred Stock into Company Common Stock, and (d) the affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate series, as required by Section F of Article IV(d) of the Company’s Restated Certificate of Incorporation in connection with such mandatory conversion, in each case pursuant to the terms and subject to the conditions of the Company’s Organizational Documents and applicable Law.

“Company Subsidiary” means each Subsidiary of the Company.

“Company Transaction Expenses” means the following out-of-pocket fees and expenses paid or payable by the Company or any of the Company Subsidiaries (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions: (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers of or to the Company or any of the Company Subsidiaries (including with respect to any Company Financing), (ii) change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments payable by the Company or any of the Company Subsidiaries to any current or former employee (including any amounts due under any consulting agreement with any such former employee), independent contractor, officer, or director of the Company or any of the Company Subsidiaries as a result of the Transactions (and not tied to any subsequent event or condition, such as a termination of employment), including the employer portion of any employment, payroll or similar Taxes arising therefrom, (iii) any Transfer Taxes, (iv) fifty percent (50%) of all of the filing fees, administrative fees, costs and expenses payable by Acquiror or any of its Subsidiaries, or the Company or any of the Company Subsidiaries, to the Governmental Authorities in connection with the Transactions (including fees, costs and expenses payable in connection with the preparation and filing of the Registration Statement and the receipt of stock exchange approval in connection with the listing of Acquiror Common Stock to be issued on the Closing Date, other than fees and expenses of advisors covered by (i) above), (v) 50% of the fees and expenses incurred in connection with obtaining the Acquiror Shareholder Approval, (vi) all Acquiror Extension Expenses, and (vii) amounts owing or that may become owed, payable or otherwise due, directly or indirectly, by the Company or any of the Company Subsidiaries in connection with the consummation of the Transactions.

“Confidential Information” means all information constituting or relating to Intellectual Property, technology, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans or new personnel acquisition plans and all other confidential or proprietary information with respect to a party and its customers and vendors. Confidential Information includes any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiaries or Acquiror or its Subsidiaries (as applicable) that is not already generally available to the public. Notwithstanding the foregoing, “Confidential Information” shall not include information that is or becomes generally available to the public or general industry knowledge through no action or inaction by the Company.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Copyleft License” means any license that requires, as a condition of use, modification or distribution of Software or other technology subject to such license, that such Software or other technology subject to such license, or other Software or other technology incorporated into, derived from, used or distributed with such Software or other technology subject to such license (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the Company Services, other services or Software, or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee.

“Data Protection Requirements” means, collectively, (i) all applicable Laws and Contracts, industry standards, regulatory guidance and decisions, legal requirements, and terms to which the Company or any Company Subsidiary is bound, with respect to (A) the receipt, Processing and security data breach notification of Personal Data, electronic communications (including cookies and similar technologies), and (B) the Company’s networks and systems, and (ii) the Company Privacy Policies. The Laws referenced herein are defined as “Privacy Laws.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient of (a) the Aggregate Closing Merger Consideration divided by (b) the Company Fully Diluted Capital Stock.

“Existing Acquiror Private Placement Warrants” means those certain warrants to purchase Acquiror Class A Shares, fractions of which were included as part of each Acquiror Unit that was issued by Acquiror in a private placement to the Sponsor at the time of the consummation of Acquiror’s initial public offering, with each whole warrant exercisable for one Acquiror Class A Share at an exercise price of $11.50 as contemplated under the Warrant Agreement.

“Existing Acquiror Public Warrants” means those certain warrants to purchase Acquiror Class A Shares, fractions of which were included as part of each Acquiror Unit that was sold by Acquiror in the Acquiror’s initial public offering, with each whole warrant exercisable for one Acquiror Class A Share at an exercise price of $11.50, as contemplated under the Warrant Agreement.

“Existing Acquiror Warrants” means the Existing Acquiror Private Placement Warrants and the Existing Acquiror Public Warrants.

“Fraud” means an actual and intentional misrepresentation by a party of a representation or warranty expressly stated in Article IV of this Agreement; which satisfies each of the following conditions: (a) such representation or warranty was materially false or materially inaccurate at the time such representation or warranty was made; (b) the party making such representation or warranty had actual knowledge (and not imputed or constructive knowledge) that such representation or warranty was materially false or materially inaccurate when made; (c) such party had the specific intent to deceive another party and induce such other party to enter into this Agreement and (d) such other party reasonably relied on such false or inaccurate representation or warranty in entering into this Agreement.

“FTC Consent Order” means the Order issued by the Federal Trade Commission on January 13, 2025 in The Matter of Mobilewalla Inc., docket No. C-4811, together with the related Consent Agreement and Complaint, in each case as the same may be amended, modified or supplemented from time to time.

“Governmental Authority” means any U.S. or non-U.S. federal, state, local, municipal, national or supranational government or governmental authority of any nature (including any governmental agency, branch, bureau, commission or department, or any official, administrative, executive, judicial, legislative, police, regulatory authority or entity) and any court or arbitral tribunal.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person evidenced by letters of credit, guaranties, and surety bonds (in each case, solely to the extent drawn), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), including “earn outs” and “seller notes”, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under finance or capital leases, (viii) all guarantees by such Person of the Indebtedness of another Person, (ix) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (x) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement, and any earned but unpaid compensation (including salary, bonuses and paid time off), other than earned but unpaid compensation outstanding as of the end of the current monthly period, (xi) long term and short term deferred revenue, (xii) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (i) through (xi), and (xiii) any agreement to incur any of the same.

“Inbound IP Licenses” means all contracts pursuant to which the Company or any Company Subsidiary has received a license or sublicense, or has otherwise been granted rights in, to, or under any Intellectual Property from any person, or otherwise received from any person any immunity, authorization, release, covenant not to sue or other right with respect to any such Intellectual Property, excluding (i) non-disclosure agreements entered into the ordinary course of business, (ii) incidental trademark and feedback licenses, (iii) contracts for Off-the-Shelf Software, and (iv) licenses for Open Source Materials.

“Intellectual Property” means: all intellectual property rights, anywhere in the world, whether statutory, common law or otherwise.

“International Trade Laws” means (i) all U.S. Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (ii) all comparable applicable Laws outside the United States.

“IRS” means the United States Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Key Company Stockholders” means the persons and entities listed on Schedule 7.03 of the Company Disclosure Schedules.

“knowledge” or “to the knowledge” of a person shall mean, in the case of the Company, the actual and constructive knowledge of the persons listed on Schedule 1.01 of the Company Disclosure Schedules after reasonable inquiry, and in the case of Acquiror, the actual and constructive knowledge of the persons listed in Schedule 1.01 of the Acquiror Disclosure Schedules after reasonable inquiry.

“Law” means any applicable U.S. federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, code, principle of common law, treaty, restriction, official guideline, convention, guidance, industry standard, interpretation, permit, regulation or similar form of decision or requirement of any Governmental Authority or any other legally binding interpretation of the foregoing.

“Leased Real Property” means the real property leased, licensed, subleased or otherwise used or occupied by the Company or Company Subsidiaries, together with, to the extent leased or otherwise used by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, deed of trust, hypothecation, adverse claim, option, restriction, claim or other encumbrance of any kind whether consensual, statutory or otherwise.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Off-the-Shelf Software” means Software, software-as-a-service, or other technology that is licensed or otherwise made available on a non-exclusive basis under a “shrink-wrap” or “click-through” contract or other contract containing standard terms and Software or software-as-a-service for which the Company and Company Subsidiaries have paid a one-time license fee of less than $10,000 per license.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative), the Free Software Definition (as promulgated by the Free Software Foundation), any Creative Commons License, or any substantially similar license, including any license approved by the Open Source Initiative. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Materials” means any Software or other Intellectual Property subject to an Open Source License.

“Order” means, if the context permits, any applicable order, injunction, judgment, writ, stipulation, determination, decree, decision, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Ordinary course of business” means, with respect to any Person, the ordinary course of such Person’s business consistent with past custom and practice (including with respect to quantity and frequency) but giving effect to any adjustments or modifications thereto (regardless of whether consistent with past custom and practice) taken to comply with applicable Law or in response to or as a result of any extraordinary event (including a pandemic, epidemic or other health emergency) occurring after the date of this Agreement that was not reasonably foreseeable as of the date of this Agreement and that is outside the control of the Company and the Company Subsidiaries or Acquiror and its Affiliates, as applicable.

“Organizational Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Organizational Documents” of a corporation are its certificate of incorporation and bylaws, the “Organizational Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Organizational Documents” of a limited liability company are its operating agreement and certificate of formation (in each case, as amended, restated, amended and restated or otherwise modified from time to time).

“Outbound IP Licenses” means contracts pursuant to which the Company or any Company Subsidiary has licensed or sublicensed or otherwise granted rights in, to, or under any material Company IP to any person, or granted to any person any immunity, authorization, release, covenant not to sue or other right with respect to any Company IP, excluding (i) non-disclosure agreements entered into the ordinary course of business, (ii) incidental feedback licenses, and (iii) non-exclusive licenses granted to the Company’s service providers or vendors solely for the purpose of providing services to the Company.

“Owned Real Property” means the land owned by the Company or any of the Company Subsidiaries (collectively, the “Land”), together with all buildings and other structures, facilities, and other improvements located thereon (collectively, the “Improvements”); all right, title and interest of the Company or any Company Subsidiary, as applicable, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities and rights-of-way bounding any of the Land; all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto; all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in connection with the Land or the Improvements held by or granted to the Company or any Company Subsidiary, as applicable, any of their respective predecessors in title, and/or the agents thereof with respect to the Land or the Improvements; all right, title and interest of the Company or any Company Subsidiary, as applicable, in and to all site plans, surveys, soil and substratus studies, and engineering and architectural drawings, plans and specifications, in the possession or control of the Company or any Company Subsidiary, as applicable, relating to the Land or Improvements; all equipment and other personal property owned by the Company or any Company Subsidiary, as applicable, located on and/or exclusively used in connection with the operation of the Land or Improvements; and all written service and maintenance contracts and other written contracts, if any, relating to the Land or Improvements.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not, individually or in the aggregate, materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith through appropriate proceedings and, in each case, for which adequate accruals or reserves have been established in accordance with GAAP; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities that do not, individually or in the aggregate, materially interfere with the present uses of such real property; (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company or the Company Subsidiaries granted to any licensee in the ordinary course of business; (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not, individually or in the aggregate, materially interfere with the present uses of such real property; (g) Liens that secure obligations that are reflected as liabilities on the balance sheet included in the Financial Statements (which such Liens are referenced or the existence of which such Liens is referred to in the notes to the balance sheet included in the Financial Statements); and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest that do not, individually or in the aggregate, materially interfere with the present uses of such real property, that are subject hereto.

“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, incorporated or unincorporated association, joint venture, joint stock company, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government (including Governmental Authorities), political subdivision, agency or instrumentality of a government or other entity of any kind.

“Personal Data” means “personal information”, “personally identifiable information”, “nonpublic personal information”, Sensitive Data, or the equivalent under the applicable Privacy Laws, including any information that relates to an identified or identifiable individual, household or device, including name, street address, telephone number, email address, photograph, social security number, driver’s license number, geolocation information, passport number, government ID number, financial account information, username and password, customer number, account number, IP address, device identifiers or other persistent identifiers.

“PIPE Investment” means any private placement of shares of Acquiror Class A Shares or securities exercisable or convertible into shares of Acquiror Class A Shares or any other form of investment in or financing of (either directly or indirectly) Acquiror, that is consummated in connection with the Transactions subject to and in accordance with the terms of this Agreement and as the Company and Acquiror will mutually agree.

“Processed”, “Processes” or “Processing” means any operation or set of operations which is performed on data or set of data, including Sensitive Data and sets of Sensitive Data, whether or not by automated means (including use of AI Technology), including the receipt, access, adaptation, alignment, alteration, anonymization, acquisition, collection, combination, compilation, consultation, creation, data protection, de-identification, derivation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organizing, pseudonymization, recording, restriction, retention, retrieval, safeguarding, security (both technical and physical), sharing, storage, structuring, transmission, training of AI Technology, control or otherwise making available, restriction or transfer (including cross-border transfers), use and security measures with respect thereto.

“Proxy Statement” means the proxy statement filed by Acquiror as part of the Registration Statement with respect to the Special Meeting for the purpose of soliciting proxies from Acquiror Shareholders to approve the Acquiror Proposals (which shall also provide the holders of Acquiror Class A Shares with the opportunity to redeem such shares in conjunction with a shareholder vote on the Transactions).

“Real Property” means, collectively, the Owned Real Property and the Leased Real Property.

“Redemption Rights” means the redemption rights provided for in Article 51 of Acquiror Articles of Association.

“Registered Company IP” means Company-Owned IP for which registrations have been obtained or applications for registration have been filed with any Governmental Authority or domain name.

“Sanctioned Person” shall mean any Person that is: (i) the subject or target of sanctions under Sanctions Laws including any Person listed on any applicable U.S. or non-U.S. sanctions-related restricted party list, including the U.S. Department of Treasury’s Office of Foreign Asset Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List and Foreign Sanctions Evaders List, the Denied Persons List, Entity List, Military End User List, or Unverified List, maintained by the U.S. Department of Commerce’s Bureau of Industry and Security, the EU Consolidated List, and lists maintained by His Majesty’s Treasury of the United Kingdom; (ii) located or resident in or organized under the Laws of a Sanctioned Country; (iii) the Government of Venezuela or any political subdivision, agency, or instrumentality thereof; or (iv) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i), (ii) or (iii).

“Sanctions Laws” means economic and financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations Security Council, or (iv) His Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Sensitive Data” means (a) in addition to any definition for any similar term (e.g., “sensitive information,” “special categories,” etc.), or the equivalent under the applicable Data Protection Requirement, any data involving genetic information, biometric data, political opinions, racial or ethnic origin, precise geolocation information, data concerning health, trade union membership, religious or philosophical beliefs, data concerning sex life or sexual orientation.

“Series A Preferred Stock” means Series A preferred stock of the Company, par value $0.0001 per share.

“Series A-1 Preferred Stock” means Series A-1 preferred stock of the Company, par value $0.0001 per share.

“Series B Preferred Stock” means Series B preferred stock of the Company, par value $0.0001 per share.

“Shareworks” means Morgan Stanley at Work (formerly E*TRADE Corporate Services), the equity administration platform used by the Company to maintain the stock ledger and records of the Company’s capital stock (whether in certificated or book-entry form), or any successor transfer agent or equity administration platform.

“Software” means (a) computer programs, firmware, software (whether in source code, object code or other form), applications, systems, models, algorithms, program interfaces, methodologies and implementations thereof; (b) development and design tools, library functions, compilers, descriptions and flow charts; (c) data, metadata, databases and compilations of data, whether machine readable or otherwise; and (d) media, documentation, product user manuals, training materials and manuals, and other works of authorship used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded.

“Special Meeting” means a meeting of the holders of Acquiror Common Shares to be held for the purpose of approving the Acquiror Proposals.

“Specified Data Breach” means (a) any unauthorized access, loss, misuse (by any means), alteration, destruction, unauthorized disclosure, acquisition, transmission or transfer of Company Data Processed by the Company, any Company Subsidiary or by any third-party data processor on behalf the Company or any Company Subsidiary, (b) any other act or omission by the Company or any Company Subsidiary that materially compromises the security, integrity, or confidentiality of Company Data and requires notification under applicable Data Protection Requirements, (c) any successful phishing, ransomware, credential stuffing, denial-of-service, security failure, fraud, denial of service (DoS) attack or any other cyberattack that results in a material monetary loss to or material business disruption affecting the Company or any Company Subsidiary.

“Subsidiary” or “Subsidiaries” with respect to any Person means each entity of which at least 50% of the voting power of capital stock or other equity or voting securities is controlled or owned, directly or indirectly, by such Person.

“Tax” or “Taxes” means all U.S. federal, state, local, foreign, or other income, profits, franchise, gross income, adjusted gross income or gross receipts, environmental, capital stock, severances, stamp, registration, transfer, windfall profits, payroll, sales, goods and services, employment, unemployment, compensation, occupation, escheat or unclaimed property, disability, use, property, withholding, excise, production, value added, social insurance or social security, alternative or add-on minimum, estimated, healthcare or other similar tax, customs, duties, tariffs, occupancy and other fees, assessments or governmental charges of any nature whatsoever, whether computed on a separate or combined, unitary, or consolidated basis or in any other manner, together with all interest, deficiencies, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, whether disputed or not.

“Tax Returns” means all returns, statements, claims for refund, and reports (including customs entries and summaries, elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) supplied or required to be supplied to a Tax authority relating to Taxes.

“Trade Secrets” means (i) all know-how, confidential, proprietary and non-public information, however documented and whether or not documented and (ii) all trade secrets within the meaning of applicable Law. The term “Trade Secrets” includes concepts, ideas, knowledge, rights in research and development, financial, marketing and business data, pricing and cost information, plans (including business and marketing plans), algorithms, formulae, inventions, processes, techniques, technical data, designs, drawings (including engineering and auto-cad drawings), specifications, databases, blue prints, and customer and supplier lists and information, in each case that has or derives economic value, actual or potential, as a result of being a secret and not known to the public, whether patentable or not and whether or not reduced to practice.

“Train” means in relation to an AI Technology, the activities comprised in training, testing, validating, fine-tuning and improving that AI Technology, and “Trained” shall have a corresponding meaning.

“Training Data” means all data, or database used to Train AI Technology.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedules, the Acquiror Disclosure Schedules, and the Ancillary Agreements.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Working Capital Loans” means any loan made to Acquiror by any of the Sponsor, an Affiliate of the Sponsor, or any of Acquiror’s officers or directors, for the purpose of financing working capital or costs incurred in connection with a Business Combination or to otherwise capitalize the Acquiror or fund any of its expenses.

SECTION 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Section
Acquiror	Preamble
Acquiror Board	Recitals
Acquiror Board Recommendation	Section 7.02
Acquiror Bylaws	Recitals
Acquiror Charter	Recitals
Acquiror Class A Shares	Recitals
Acquiror Class B Shares	Recitals
Acquiror Common Shares	Recitals
Acquiror Common Stock	Recitals
Acquiror Disclosure Schedules	Article V
Acquiror Equity Incentive Plan	Section 7.06
Acquiror Equity Plan Proposal	Section 7.01(a)
Acquiror Extension Expenses	Section 7.17
Acquiror Indemnified Parties	Section 7.07(a)
Acquiror IPO Prospectus	Section 5.15
Acquiror Material Contract	Section 5.20
Acquiror Modification in Recommendation	Section 7.02
Acquiror Parties	Article V
Acquiror Proposals	Section 7.01(a)
Acquiror SEC Reports	Section 5.07(a)
Acquiror Warrant	Recitals
Additional Proposal	Section 7.01(a)
Additional Quarterly Financial Statements	Section 7.14
Adjournment Proposal	Section 7.01(a)
Affiliate Agreements	Section 4.20(a)(xxi)
Agreement	Preamble
Allocation Schedule	Section 3.06(a)
Alternative Transaction	Section 7.05(a)
Alternative Transaction Proposal	Section 7.05(a)
Amendment Proposal	Section 7.01(a)
Audited Financial Statements	Section 4.08(a)
Blue Sky Laws	Section 4.05(b)
Business Combination Deadline	Section 7.17
Certificate of Merger	Section 2.03(a)
Certificates	Section 3.02(b)

Claims	Section 6.03
Class B Conversion	Recitals
Closing	Section 2.03(b)
Closing Date	Section 2.03(b)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 7.03
Company D&O Tail Insurance	Section 7.07(b)
Company Disclosure Schedules	Article IV
Company Indemnified Parties	Section 7.07(a)
Company Interested Party	Section 4.24
Company Modification in Recommendation	Section 7.03
Company Permits	Section 4.06
Company Security Conversion	Recitals
Company Stockholder Approval	Section 7.03
Company Stockholder Support Agreement	Recitals
Company Subsidiary Securities	Section 4.03(i)
Company Warrant Event	Recitals
Company Warrants	Section 4.03(a)
Confidentiality Agreement	Section 7.04(b)
Contingent Worker	Section 4.12(g)
Contribution	Section 4.16(e)
D&O Indemnified Parties	Section 7.07(a)
Debt Financing	Section 7.23
DGCL	Recitals
Director Election Proposal	Section 7.01(a)
Dissenting Shares	Section 3.05(a)
Domestication	Recitals
Domestication Proposal	Section 7.01(a)
Effective Time	Section 2.03(a)
ERISA	Section 4.11(a)
ERISA Affiliate	Section 4.11(c)
Events	Section 1.01
Exchange Agent	Section 3.02(a)
Exchange Fund	Section 3.02(a)
Exchanged Option	Section 3.01(b)(iii)
Exchanges	Section 7.10
Executive Employment Agreement Term Sheet	Section 8.03(h)
Extension	Section 7.17
Financial Statements	Section 4.08(a)
GAAP	Section 4.08(b)
Improvements	Section 1.01
Independent Directors	Section 2.05(a)
Initial Extension Deadline	Section 7.17
Insurance Policies	Section 4.22(a)
Intended Tax Treatment	Recitals
Interim Period	Section 7.04(a)
Land	Section 1.01
Lease	Section 4.13(b)
Lease Documents	Section 4.13(b)
Lender	Section 7.23
Letter of Transmittal	Section 3.02(b)
Loan Agreement	Section 7.23
Lock-up Agreement	Recitals
Material Contracts	Section 4.20(a)

Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	Section 5.03(b)
Most Recent Balance Sheet	Section 4.08(a)
Nasdaq Proposal	Section 7.01(a)
OFAC	Section 1.01
Per Share Merger Consideration	Section 3.01(b)(i)
Person	Section 1.01
PIPE Investors	Section 7.20
Plans	Section 4.11(a)
Property	Section 4.16(i)
Registration Rights Agreement	Recitals
Registration Statement	Section 7.01(a)
Remedies Exceptions	Section 4.04
Representatives	Section 7.04(a)
Required Acquiror Proposals	Section 7.01(a)
Reviewed Financial Statements	Section 4.08(a)
Sanctioned Countries	Section 4.21(b)(iv)
SEC	Section 5.07(a)
Securities Act	Section 5.07(a)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Standards Organization	Section 4.16(h)
Stockholder Litigation	Section 7.08(b)
Subscription Agreement	Section 7.20
Surviving Corporation	Section 2.02(b)
Taxes	Section 1.01
Terminating Acquiror Breach	Section 9.01(g)
Terminating Company Breach	Section 9.01(f)
Top Customer	Section 4.17
Top Supplier	Section 4.17
Transaction Proposal	Section 7.01(a)
Transactions	Recitals
Transfer Agent Cancellation	Section 3.02(b)
Transfer Taxes	Section 7.11(c)
Trust Account	Section 5.15
Trust Account Released Claims	Section 6.03
Trust Agreement	Section 5.15
Trust Fund	Section 5.15
Trustee	Section 5.15
Voting Agreement	Section 8.03(i)
WARN Act	Section 4.12(c)
Written Consent	Section 7.03

SECTION 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and all schedules, exhibits, or other attachments referred to therein, and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) Any reference to a numbered schedule means the same-numbered section of the disclosure schedules to this Agreement. Any reference in a schedule contained in the disclosure schedules to this Agreement delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Nothing in the schedules to this Agreement constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any authority, against the interest of the disclosing party, including any possible breach or violation of any Contract or Law. Summaries of any written document in the disclosure schedules to this Agreement do not purport to be complete and are qualified in their entirety by the written document itself. The Company Disclosure Schedules and the Acquiror Disclosure Schedules and, with respect to both the Company Disclosure Schedules and the Acquiror Disclosure Schedules, exhibits referenced therein are a part of this Agreement as if fully set forth herein.

(e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II.
AGREEMENT AND PLAN OF MERGER

SECTION 2.01 Class B Conversion; Domestication.

(a) Prior to the consummation of the Transactions, and subject to the applicable Acquiror Shareholder Approval, and at least one (1) Business Day prior to the Domestication, each then issued and outstanding Acquiror Class B Share shall convert automatically, on a one-for-one basis, into Acquiror Class A Shares pursuant to the Class B Conversion and in accordance with the Acquiror Articles of Association;

(b) Prior to the consummation of the Transactions, and subject to the applicable Acquiror Shareholder Approval, Acquiror shall domesticate to the State of Delaware and become a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the CLCI by (i) filing a certificate of corporate domestication with respect to the Domestication and the Acquiror Charter with the Secretary of State of the State of Delaware, (ii) completing, making and procuring all those filings required to be made with the Cayman Islands Registrar of Companies in connection with the Domestication and (iii) obtaining a certificate of de-registration from the Cayman Islands Registrar of Companies. In connection with the Domestication, Acquiror shall adopt as Acquiror’s initial certificate of incorporation the Acquiror Charter.

(c) In accordance with applicable Law, pursuant to and by virtue of the Domestication at the effective time of the Domestication and without any action on the part of any Acquiror Shareholder, (a) each issued and outstanding Acquiror Unit that has not been previously separated will be cancelled and will entitle the holder thereof to one Acquiror Class A Share, one-half of one Existing Acquiror Warrant, and one Acquiror Right which shall each be automatically converted as set out in the following clauses (b), (c) and (d), respectively; (b) each then issued and outstanding Acquiror Class A Share (including those shares issued in connection with the Class B Conversion), shall convert automatically, on a one-for-one basis, into a share of Acquiror Common Stock; (c) each then issued and outstanding whole Existing Acquiror Warrant shall convert automatically into a whole Acquiror Warrant, pursuant to the Warrant Agreement; and (d) each then issued and outstanding Acquiror Right shall convert into one-fifth of one share of Acquiror Common Stock at the Effective Time pursuant to the Acquiror Rights Agreement.

SECTION 2.02 Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger to be filed in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.

(b) As a result of the Merger, the separate corporate existence of Merger Sub shall cease, the Company shall continue as the surviving corporation of the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation”), shall continue its corporate existence under the DGCL under its current name, as a wholly-owned Subsidiary of Acquiror. For the sake of clarity, all references to the Company for periods after the Effective Time shall include the term “Surviving Corporation.”

SECTION 2.03 Effective Time; Closing.

(a) Subject to the provisions of this Agreement, at the Closing, Acquiror and the Company shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger in form and substance reasonably acceptable to Company, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

(b) Unless this Agreement is earlier terminated in accordance with Article IX, on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VIII or at such other time, date and location as Acquiror and the Company agree in writing, a closing (the “Closing”) shall be held remotely by exchanging the closing deliverables and signatures via email, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

(c) At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 2.04 Certificate of Incorporation; Bylaws.

(a) In accordance with the applicable Law, pursuant to and by virtue of the Domestication at the effective time of the Domestication and without any action on the part of any Acquiror Shareholder, the Organizational Documents of Acquiror shall be the Acquiror Charter and the Acquiror Bylaws until thereafter duly amended in accordance with the provisions thereof and the DGCL. Under such amendment and restatement, among other things, at Closing, Acquiror shall be renamed as “COVARIATE, INC.”

(b) At the Effective Time, by virtue of filing of the Certificate of Merger pursuant to the provisions of Section 2.03(a), the Company’s certificate of incorporation and bylaws as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL and as amended pursuant to the Certificate of Merger, be the certificate of incorporation and bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

SECTION 2.05 Directors and Officers of the Surviving Corporation and Acquiror.

(a) Each of the parties hereto shall take reasonable action and make recommendations to their respective stockholders that, effective as of the Closing, the Acquiror Board shall consist of five (5) directors, divided into three classes, with one director to be designated by the Company prior to the Closing (who is hereby designated as Anindya Datta and who shall be designated as a “Class III” director, as defined in the draft Acquiror Charter shared among the parties’ counsel prior to the date hereof), one director to be designated by the Acquiror prior to the Closing (who is hereby designated as Bala Padmakumar), and three independent directors (the “Independent Directors”) to be designated by the Company prior to the Closing in compliance with applicable SEC or Nasdaq requirements. Subject to any limitation imposed under applicable Laws and Nasdaq listing requirements, the parties shall use reasonable best efforts to ensure that the Persons designated for election to the Acquiror Board pursuant to this Section 2.05(a) are nominated and elected as directors of the Acquiror Board and, where applicable, are designated to the above-referenced class, in each case effective as of the Closing, and the identities of such individuals shall be made publicly available prior to the date on which the Registration Statement is filed with the SEC in definitive form.

(b) The persons constituting the officers of the Company prior to the Effective Time shall, as of immediately following the Effective Time, be appointed the officers of Acquiror in identical positions until the earlier of their death, resignation or removal or until their respective successors are duly appointed. The parties shall use reasonable best efforts to ensure the immediately foregoing.

(c) The initial directors and officers of the Surviving Corporation shall be mutually agreed by Acquiror and the Company, to be effective immediately after the Closing. The parties shall use reasonable best efforts to ensure the immediately foregoing.

SECTION 2.06 U.S. Tax Treatment. The parties intend, for U.S. federal (and applicable state and local) income Tax purposes, that (a) the Domestication shall qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code to which the Acquiror is a party under Section 368(b) of the Code, and accordingly, the taxable year of Acquiror will end on the date that the Domestication is consummated pursuant to Treasury Regulations Section 1.367(b)-2(f)(4), (b) the Class B Conversion shall qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and (c) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code to which each of the Acquiror, Merger Sub and Company are parties under Section 368(b) of the Code. The parties hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a). The parties to this Agreement hereby (a) agree to file and retain such information as shall be required under Section 1.368-3 of the Treasury Regulations, and (b) agree to file all Tax Returns on a basis consistent with and take no position inconsistent with the treatment described in this Section 2.06 unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. The parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger or the Domestication from qualifying for the Intended Tax Treatment. Each of the parties agrees to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

ARTICLE III.
EFFECTS OF THE MERGER

SECTION 3.01 Conversion of Securities.

(a) Immediately prior to the Effective Time, the Company Security Conversion and the Company Warrant Event shall have been consummated. All Company Preferred Stock, Company Convertible Notes and Company Warrants converted into or exercised for shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder thereof shall thereafter cease to have any rights with respect to such securities. The Company Board shall adopt any resolutions and take any actions that are necessary to effectuate the Company Security Conversion and the Company Warrant Event.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities or rights:

(i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares issued upon the exercise of Company Options, if any, prior to the Effective Time and excluding (x) any shares to be cancelled pursuant to Section 3.01(b)(ii) and excluding (y) any Dissenting Shares, and after giving effect to the Company Security Conversion and the Company Warrant Event) shall be canceled and converted into the right to receive a number of shares of Acquiror Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”), as set forth in the Allocation Schedule;

(ii) each share of Company Common Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iii) each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(iv) each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be converted into an option to purchase a number of shares of Acquiror Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (y) the Exchange Ratio (rounded up to the nearest full cent); provided, however, that to the extent applicable, the exercise price and the number of shares of Acquiror Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of the Acquiror Common Stock purchasable pursuant to such Exchanged Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Option shall be governed by the Acquiror Equity Incentive Plan, and shall have the same or substantially similar terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time. As of the Effective Time, all Company Options will no longer be outstanding and each holder of Exchanged Options will cease to have any rights with respect to such Company Options, except as set forth in this Section 3.01(b)(iii). For the avoidance of doubt, the shares of Acquiror Common Stock underlying the Exchanged Options that are converted from Company Options shall be included in, and shall not be in addition to, the total number of shares of Acquiror Common Stock constituting the Aggregate Closing Merger Consideration. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions in accordance with the Company Option Plan that are necessary to effectuate the treatment of the Company Options pursuant to this Section 3.01(b)(iii).

(v) Notwithstanding anything to the contrary set forth in this Agreement, (i) the portion of the Aggregate Closing Merger Consideration issuable to any holder of Company Securities pursuant to Section 3.01(b)(i) shall be calculated on an aggregate basis with respect to all shares of Company Common Stock, and (ii) after such aggregation, any fractional share of Acquiror Common Stock that would otherwise be issuable to such person following such aggregation shall be rounded up to the nearest whole share of Acquiror Common Stock.

SECTION 3.02 Delivery of Shares.

(a) On the Closing Date, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Acquiror and is satisfactory to the Company (the “Exchange Agent”), for the benefit of the Company Stockholders, for exchange in accordance with this Article III, the Aggregate Closing Merger Consideration (such shares of Acquiror Common Stock, and any dividends or distributions with respect thereto (pursuant to Section 3.02(c)), being hereinafter referred to as the “Exchange Fund”). Upon the completion of such deposit and the due delivery of irrevocable instructions to the Exchange Agent to pay the Per Share Merger Consideration, Acquiror shall have no liability with respect to its obligation to deliver the Aggregate Closing Merger Consideration payable or deliverable by Acquiror pursuant to this Agreement. Acquiror shall direct the Exchange Agent pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund pursuant to the Allocation Schedule in accordance with this Agreement. Except as contemplated by Section 3.02(c), the Exchange Fund shall not be used for any other purpose.

(b) As promptly as practicable following the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of Company Common Stock entitled to receive the Per Share Merger Consideration pursuant to Section 3.01: a letter of transmittal prior to the Closing, which shall be in a form reasonably acceptable to Acquiror and the Company (the “Letter of Transmittal”) and shall specify (i) that delivery shall be effected, and risk of loss and title to the shares of Company Common Stock (whether evidenced by a stock certificate (a “Certificate”) or held in book-entry form on the records of Shareworks (or any successor transfer agent or equity administration platform) (“Book-Entry Shares”)) shall pass, only upon proper delivery of the Certificate to the Exchange Agent or, in the case of Book-Entry Shares, confirmation of the transfer or cancellation of such Book-Entry Shares on the records of Shareworks (or any successor transfer agent or equity administration platform) (each, a “Transfer Agent Cancellation”); and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation or, in the case of Book-Entry Shares, a Transfer Agent Cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Surviving Corporation shall cause the Exchange Agent to deliver, the Per Share Merger Consideration with respect thereto in accordance with the provisions of Section 3.01, and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate or Book-Entry Share entitled to receive the Per Share Merger Consideration in accordance with Section 3.01(b)(i) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01(b)(i).

(c) All shares of Acquiror Common Stock to be issued as the Per Share Merger Consideration shall be deemed issued and outstanding as of the Effective Time; provided, that no dividends or other distributions declared or made after the Effective Time with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid from the Exchange Fund to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the shares of Acquiror Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate, or in the case of Book-Entry Shares, until a Transfer Agent Cancellation has been obtained, in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate or Book-Entry Shares, Surviving Corporation shall pay or cause to be paid to the holder of the Certificates or Book-Entry Shares representing shares of Acquiror Common Stock issued in exchange therefor, without interest and subject to any applicable withholding Tax, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Acquiror Common Stock.

(d) The Per Share Merger Consideration payable upon conversion of the Company Securities in accordance with the terms of this Agreement shall be, upon payment of such Per Share Merger Consideration out of the Exchange Fund, deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Securities.

(e) The Per Share Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Acquiror Common Stock occurring on or after the date of this Agreement and prior to the Effective Time (but, for the avoidance of doubt, shall not be adjusted to reflect any change in the capitalization of the Company) to provide to the holders of Company Common Stock and the holders of Acquiror Common Stock the same economic effect as contemplated by this Agreement; provided, however, that this Section 3.02(e) shall not be construed to permit Acquiror, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement; provided, further, that the conversion of Acquiror Class A Shares and Acquiror Class B Shares pursuant to the Domestication shall not be deemed a stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change for purposes of this Section 3.02(e).

(f) Any portion of the Exchange Fund that remains undistributed to the Company Stockholders for one year after the Closing Date shall be delivered to Acquiror, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.02 shall thereafter look only to Acquiror for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by the applicable Company Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Acquiror free and clear of any claims or interest of any person previously entitled thereto.

(g) None of the Exchange Agent, Acquiror or the Surviving Corporation shall be liable to any Company Securityholder for any such Company Securities (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.02.

(h) Each of the Exchange Agent, the Surviving Corporation, the Company, Acquiror, their respective Affiliates and any other applicable withholding agent shall be entitled to deduct and withhold (or to cause to be deducted and withheld) from the consideration otherwise payable (whether payable in Acquiror Common Stock, cash or otherwise) pursuant to this Agreement to a person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and properly remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. If Acquiror intends to withhold any Taxes from any amounts payable to holders of equity interests in the Company (other than with respect to any withholding) on amounts treated as compensation for applicable Tax purposes, or any withholding as a result of a failure to provide the certificate required pursuant to Section 7.22 or the forms required pursuant to Section 7.11(d), Acquiror shall use reasonable commercial efforts to provide prior notice of such withholding to the Company as soon as reasonably practicable after it determines withholding is required, and the parties hereto shall use commercially reasonable efforts to consult and cooperate with the recipient party to attempt to reduce or eliminate any amounts that would otherwise be deducted or withheld pursuant to this Section 3.02(h) to the extent permitted by applicable Law.

(i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01(b)(i). For the avoidance of doubt, this Section 3.02(i) shall not apply to Book-Entry Shares, which shall be surrendered in accordance with Section 3.02(b).

SECTION 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Surviving Corporation for any reason, or any Book-Entry Shares for which a Transfer Agent Cancellation has been obtained, shall be converted into the Per Share Merger Consideration in accordance with the provisions of Section 3.01(b)(i).

SECTION 3.04 Payment of Expenses. On the Closing Date, upon consummation of the Merger and release of proceeds from the Trust Account, the Company Transaction Expenses and the Acquiror Transaction Expenses will be paid in accordance with Section 9.03. Acquiror shall, not less than two (2) Business Days prior to the Closing Date, deliver to the Company a written statement setting forth Acquiror’s good faith calculation of (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of Redemption Rights, (ii) the estimated amount of Acquiror’s cash on hand, including in the Trust Account, as of the Closing, and (iii) the estimated amount of unpaid Acquiror Transaction Expenses as of the Closing (and include the corresponding invoices for such unpaid Acquiror Transaction Expenses). The Company shall, not less than two (2) Business Days prior to the Closing Date, deliver to the Acquiror a written statement setting forth the good faith estimate of the anticipated amount of the unpaid Company Transaction Expenses as of the Closing.

SECTION 3.05 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither (i) voted in favor of the Merger nor consented thereto in writing and (ii) who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights shall not be converted into (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares), and such stockholders shall have no right to receive, the Per Share Merger Consideration, unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL, and shall instead represent the right to receive only such rights as are granted to such holder or beneficial owner by Section 262 of the DGCL.

(b) Notwithstanding the provision of Section 3.05(a), any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.01(b)(i), of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock or, in the case of Book-Entry Shares, upon a Transfer Agent Cancellation.

(c) Prior to the Closing, the Company shall give Acquiror (i) prompt notice (and in any event within two (2) Business Days) of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Acquiror (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

SECTION 3.06 Allocation Schedule.

(a) No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Acquiror a schedule of the equity capitalization of the Company as of the Closing including, (i) the calculation of the Aggregate Closing Merger Consideration and the Per Share Merger Consideration, (ii) for each holder of Company Common Stock (after giving effect to the Company Security Conversion and the Company Warrant Event) (A) the name and email address of such holder, (B) the number and class or series (if applicable) of Company Common Stock held by such holder and (C) the portion of the Aggregate Closing Merger Consideration payable to such holder in respect of the Company Common Stock held by such holder, and (iii) for each holder of Company Options, (A) the name of such holder, (B) the number and class or series (if applicable) of Company Options held by such holder, and (C) the portion of the Aggregate Closing Merger Consideration that will be subject to each Exchanged Option, which shall be determined in accordance with Section 3.01(b)(iii), in each case, prepared in good faith by the Company (the “Allocation Schedule”).

(b) The Allocation Schedule and the calculations and determinations contained therein shall be prepared in accordance with the Company’s Organizational Documents, the DGCL and the applicable definitions and provisions contained in this Agreement. Each of Acquiror and Merger Sub shall be entitled to rely (without any duty of inquiry) upon the Allocation Schedule.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedules delivered by the Company in connection with this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to Acquiror, as of the date hereof, as follows:

SECTION 4.01 Organization and Qualification; Subsidiaries.

(a) The Company is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where such failures to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of the Company’s Subsidiaries has offices located only at the addresses set forth on Schedule 4.01(a) of the Company Disclosure Schedules. Schedule 4.01(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all jurisdictions where the Company has qualified to do business as a foreign corporation.

(b) A true, correct and complete list of all of the Company’s Subsidiaries, together with the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Schedule 4.01(b) of the Company Disclosure Schedules. Each Company Subsidiary has been duly organized or formed, is validly existing and (where applicable) in good standing under the Laws of its jurisdiction of organization, and has the requisite organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where such failures to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Schedule 4.01(b) of the Company Disclosure Schedules, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

SECTION 4.02 Organizational Documents. The Company has, prior to the date of this Agreement, made available a complete and correct copy of the Company Organizational Documents and the Organizational Documents of each Company Subsidiary, each as amended to the date of this Agreement. Such Organizational Documents are in full force and effect. Neither the Company nor any Company Subsidiary is in default under or in violation of any of the provision of their respective Organizational Documents.

SECTION 4.03 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of: (i) One-Hundred-Million (100,000,000) shares of Company Common Stock, of which 14,836,290 shares of Company Common Stock are issued and outstanding and are owned of record by the Company Stockholders set forth on Schedule 4.03(a)(i) of the Company Disclosure Schedules in the amounts set forth opposite their respective names; (ii) 19,525,420 shares of Series A Preferred Stock, of which 18,189,590 shares of Series A Preferred Stock are issued and outstanding and are owned of record by the Company Stockholders set forth on Schedule 4.03(a)(ii) of the Company Disclosure Schedules in the amounts set forth opposite their respective names; (iii) 2,655,329 shares of Series A-1 Preferred Stock, of which 2,655,329 shares of Series A-1 Preferred Stock are issued and outstanding and are owned of record by the Company Stockholders set forth on Schedule 4.03(a)(iii) of the Company Disclosure Schedules in the amounts set forth opposite their respective names; (iv) 13,000,000 shares of Series B Preferred Stock, of which 11,762,490 shares of Series B Preferred Stock are issued and outstanding and are owned of record by the Company Stockholders set forth on Schedule 4.03(a)(iv) of the Company Disclosure Schedules in the amounts set forth opposite their respective names; (v) no shares of Company Common Stock are held in the treasury of the Company, (vi) warrants to purchase 941,000 shares of Series B Preferred Stock, are issued and outstanding as of the date of this Agreement (the “Company Warrants”); and (vii) 16,914,439 shares of Company Common Stock are reserved for issuance in connection with Company Options to be granted pursuant to the Company Option Plan.

(b) Except as set forth under Section 4.03(b), no other shares of capital stock or other voting or non-voting securities of the Company are authorized or reserved for issuance or issued or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock (i) have been duly authorized and are validly issued, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance in all material respects with all applicable Laws (including any applicable federal and state securities Laws) and in compliance in all material respects with (A) the Company Organizational Documents and the authorization of the Company Board and (B) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of applicable Law, the Company Organizational Documents or any Contract to which the Company or any of the Company Subsidiaries is a party or otherwise bound); and (iv) are free and clear of all Liens, other than (1) restrictions on transfer arising under applicable securities Laws, (2) restrictions set forth in the Company Organizational Documents and (3) restrictions set forth in the Company Stockholder Support Agreements.

(c) Schedule 4.03(c) of the Company Disclosure Schedules sets forth a true, correct and complete list of all holders of Company Warrants as of the date of this Agreement, including the number of shares of Company Common Stock or Company Preferred Stock (including series thereof), as applicable, covered by such Company Warrant, the date of issuance, the cash exercise price per share of such Company Warrant and the applicable expiration date thereof. All outstanding Company Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Remedies Exceptions; (ii) have been offered, sold and issued in compliance in all material respects with all applicable Laws (including any applicable federal and state securities Laws) and in compliance in all material respects with (1) the Company Organizational Documents and the authorization of the Company Board and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of applicable Law, the Company Organizational Documents or any Contract to which the Company or any of the Company Subsidiaries is a party or otherwise bound); and (iv) are free and clear of all Liens, other than (1) restrictions on transfer arising under applicable securities Laws, (2) restrictions set forth in the Company Organizational Documents and (3) restrictions set forth in the Company Stockholder Support Agreements.

(d) Except as set forth in Schedule 4.03(a), Schedule 4.03(c) and Schedule 4.03(d) of the Company Disclosure Schedules, there are no outstanding subscriptions, options, restricted shares, restricted share units, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character (whether pre-emptive, contractual or by matter of Law) relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, or other rights the value of which is determined by reference to shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, issued or outstanding. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except as required under the Company Organizational Documents, the Company Stockholder Support Agreement or as set forth in Schedule 4.03(d) of the Company Disclosure Schedules, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any ownership, equity, profits or voting interest in any Person, other than the Company Subsidiaries.

(e) Schedule 4.03(e)(i) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, the following information with respect to each Company Option outstanding: (A) the Company identification with respect to each Company Option; (B) the name of the holder thereof and type of Company Option, (C) the number of shares of the Company Common Stock issuable pursuant to each such Company Option and the total number of shares of Company Common Stock that are subject to all outstanding Company Options; (D) the exercise or purchase price of such Company Option, as applicable, and (E) the date on which such Company Option was granted; (F) the vesting schedule of such Company Option. The Company has made available to Acquiror an accurate and complete copy of each of the Company Option Plan pursuant to which Company has granted the Company Options that are currently outstanding and the form of all award agreements evidencing such Company Options and, except as set forth on Schedule 4.03(e)(ii) of the Company Disclosure Schedules, no Company Option is subject to terms that are materially different from those set forth in such forms. Each Company Option was validly issued and properly approved or ratified by the Company Board (or appropriate committee thereof).

(f) No Company Option was granted with an exercise price per share less than the fair market value (as determined pursuant to Section 409A or Section 422, as applicable, of the Code) of the underlying Company Common Stock as of the date such Company Option was granted. All Company Options have been issued in compliance in all material respects with the Company Option Plan and all applicable Laws and have been properly accounted for in all material respects in accordance with GAAP.

(g) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company or any Company Subsidiary. Except as set forth in Schedule 4.03(g) of the Company Disclosure Schedules and as may be required under any Ancillary Agreement, neither the Company nor any Company Subsidiary has any obligation to register any shares of capital stock or other equity interests of the Company or any Company Subsidiary under any applicable securities Laws.

(h) There are no commitments or agreements of any character to which the Company or any Company Subsidiary is bound obligating the Company or any Company Subsidiary to accelerate the vesting of any Company Option as a result of the Transactions (whether alone or in combination with any other event, including a termination of employment).

(i) Each outstanding share of capital stock or other equity securities (as applicable) of each Company Subsidiary (A) has been duly authorized, and is validly issued, fully paid and non-assessable, insofar as such concepts are applicable under the law of the relevant jurisdictions (B) has been offered, sold and issued in compliance in all material respects with all applicable Laws (including any applicable federal and state securities Laws) and in compliance in all material respects with (1) the Organizational Documents of each applicable Company Subsidiary, and the authorization of the respective board of directors (or equivalent governing body) of such Company Subsidiary, as applicable, and (2) any other applicable Contracts governing the issuance of such securities; (C) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of applicable Law, the Organizational Documents of the applicable Company Subsidiary or any Contract to which the Company or any of the Company Subsidiaries is a party or otherwise bound). Each outstanding share of capital stock or other equity securities (as applicable) of each Company Subsidiary is owned by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities Laws and their respective Organizational Documents, and there are no issued, reserved for issuance or outstanding derivative securities of a Subsidiary of the Company (collectively, “Company Subsidiary Securities”). There are no outstanding obligations to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

(j) The Company Stockholders set forth on Schedule 4.03(a), Schedule 4.03(c), Schedule 4.03(d) and Schedule 4.03(e) of Company Disclosure Schedules collectively own, directly and beneficially and of record, all of the issued and outstanding Company Common Stock or Company Preferred Stock. Except for the Company Securities held by the Company Stockholders set forth on Schedule 4.03(a), Schedule 4.03(c), Schedule 4.03(d), and Schedule 4.03(e) of Company Disclosure Schedules, no other shares or other equity or voting interests of the Company are authorized, issued or outstanding, and no options, warrants or other rights to acquire any shares or other equity or voting interests of the Company, although authorized and reserved, are issued and outstanding.

SECTION 4.04 Authority Relative to this Agreement. Except as set forth in Schedule 4.04 of the Company Disclosure Schedules, the Company has all requisite corporate power and authority, and has taken all corporate action necessary in order to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by the Company to which it is or will be a party, and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is or will be a party or to consummate the Transactions, other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement and the Ancillary Agreements to which the Company is a party have been, or on or prior to the Closing will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, Merger Sub or the other applicable parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Stockholder Approval is the only vote or consent of any of the holders of Company capital stock or any other class or series of capital stock of the Company that is necessary in order for the Company to consummate the Merger and the other transactions contemplated hereby. The Written Consent, when executed and delivered, would qualify as the Company Stockholder Approval and no additional approval, or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions. To the Company’s knowledge, no facts or circumstances exist that would cause the restrictions on business combinations set forth in Section 203 of the DGCL or any other state takeover statute to apply to the Merger, this Agreement, the Company Stockholder Support Agreement, any Ancillary Agreement or any of the other Transactions.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) Except for the filing and recordation of appropriate merger documents as required by the DGCL and except as set forth on Schedule 4.05(a) of the Company Disclosure Schedules, the execution, delivery or performance of this Agreement and Ancillary Agreements and the consummation of the Transactions by the Company will not (i) conflict with or violate any provision of, or result in the breach of, or default under, the Company Organizational Documents or any Organizational Documents of the Company or any Company Subsidiary, (ii) conflict with or violate any provision of, or result in the breach of, or default under, any Law or Order applicable to the Company or any Company Subsidiary, by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) to the knowledge of the Company, conflict with or violate any provision of, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract or Company Permit, or terminate or result in the termination of any such foregoing Contract or Company Permit.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and Ancillary Agreements and the consummation of the Transactions by the Company will not, require any consent, approval, waiver, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, and filing and recordation of appropriate merger documents as required by the DGCL, (ii) the post-Closing compliance notice required to be submitted to the Federal Trade Commission within 14 days following the Closing pursuant to Provision XV.B of the FTC Consent Order, and any other notifications, acknowledgments, recordkeeping or similar reporting required to be made or maintained by the Company or any Company Subsidiary in the ordinary course pursuant to the FTC Consent Order, and (iii) where the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) The Contracts listed on Schedule 4.05(a) of Company Disclosure Schedules are the only Contracts requiring a consent, approval, waiver, authorization, or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreements to which the Company or a Company Subsidiary is or will be a party or the consummation of the transactions contemplated hereby or thereby, except for any consent, approval, waiver, authorization, or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.06 Permits; Compliance. Except as set forth in Schedule 4.06 of the Company Disclosure Schedules, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, certifications, approvals, clearances, exemptions, registrations, listings, and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties and assets in the manner in which they are now owned, leased and operated, or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to obtain such Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each material Company Permit held by the Company or any Company Subsidiary is in full force and effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Each of the Company and the Company Subsidiaries, since January 1, 2023, has been in compliance in all material respects with (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, and (b) all material Company Permits. Neither the Company nor any Company Subsidiary (i) is or has been the subject of any pending or, to the knowledge of the Company, threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any material Company Permit; or (ii) has received any notice that any Governmental Authority that has issued any material Company Permit intends to cancel, terminate, or not renew any such material Company Permit, except to the extent such material Company Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the Transactions.

SECTION 4.07 [RESERVED].

SECTION 4.08 Financial Statements.

(a) The Company (i) has made available to Acquiror true, complete and correct copies of the GAAP and PCAOB compliant audited consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the years ended December 31, 2025 and December 31, 2024, together with the auditor’s reports thereon (collectively, the “Audited Financial Statements”) and (ii) shall make available to the Acquiror, prior to the filing of the Registration Statement, the reviewed consolidated balance sheets of the Company and the Company Subsidiaries as of March 31, 2026 (the “Most Recent Balance Sheet”), and the related unaudited consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the three months then ended (the “Reviewed Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).

(b) Each of the Financial Statements (including the notes thereto) (i) was or shall be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) fairly presents or shall fairly present, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, subject, in the case of the Reviewed Financial Statements, to normal and recurring year-end adjustments and absence of notes, (iii) were or will be prepared from, are in accordance with in all material respects, the books and records of the Company and the Company Subsidiaries and (iv) shall comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act for financial statements required to be included in the Registration Statement.

(c) Except as and to the extent disclosed, reflected or reserved against in the Financial Statements, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of the Most Recent Balance Sheet, or (ii) liabilities that will be discharged or paid off prior to, at or in connection with the Closing.

(d) Except as set forth on Schedule 4.08(c) of the Company Disclosure Schedules, which sets forth the outstanding principal amount and any accrued but unpaid interest as of the date hereof with respect to such Indebtedness, the Company and the Company Subsidiaries do not have any Indebtedness, or all the Indebtedness has been converted into equity securities of the Company.

(e) Since December 31, 2023, the Company (including the Company’s personnel and independent accountants who participated in the preparation or review of financial statements or the internal accounting controls employed by the Company) has not identified nor been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves management of the Company or any personnel involved in financial reporting or (iii) any claim or allegation regarding any of the foregoing. Following the Closing, the Company shall use commercially reasonable efforts to promptly adopt and implement systems of disclosure controls and procedures and internal control over financial reporting required by the Securities Exchange Act of 1934, as amended and the Sarbanes-Oxley Act and in accordance with GAAP.

SECTION 4.09 Absence of Certain Changes or Events. Except as set forth in Schedule 4.09 of the Company Disclosure Schedules, since the date of the Most Recent Balance Sheet included in the Financial Statements and until the date of this Agreement, except as (x) contemplated by this Agreement and the Ancillary Agreements, or (y) required by or in compliance with any Order, including without limitation, the FTC Consent Order, (a) the Company and the Company Subsidiaries have conducted their respective businesses and operated their respective properties in all material respects in the ordinary course and in a manner consistent with past practice, (b) the Company and the Company Subsidiaries have not sold, assigned or otherwise transferred any material right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01 without the written consent of Acquiror.

SECTION 4.10 Absence of Litigation. Except as set forth in Schedule 4.10 of the Company Disclosure Schedules, as of the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any directors, officers or key employees thereof solely in their respective capacities as such, or any property or asset of the Company or any Company Subsidiary before any Governmental Authority, that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any continuing Order of, consent decree, settlement agreement or other similar written agreement with any Governmental Authority.

SECTION 4.11 Employee Benefit Plans.

(a) Schedule 4.11(a) of the Company Disclosure Schedules lists, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, commission, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, employment, consulting, fringe benefit, sick pay and vacation or paid time off plans or arrangements or other compensation and employee benefit plans, programs or arrangements, in each case which are maintained, contributed to or sponsored by the Company, any Company Subsidiary or any ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant, or other eligible service provider, or under which the Company or any Company Subsidiary has or could incur any liability (contingent or otherwise) (collectively, the “Plans”).

(b) With respect to each Plan, the Company has made available to Acquiror, if applicable, (i) a true and complete copy of the current plan document (or written summaries of any unwritten Plans) and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications thereto, (iii) a copy of the filed IRS Form 5500 annual report and accompanying schedules for the last three years for each Plan, (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years, (vi) nondiscrimination and other compliance testing reports for each Plan for the last three years, and (vii) any written reports constituting a valuation of the shares of Company Common Stock for purposes of Section 409A or 422 of the Code, whether prepared internally by the Company or by an outside, third-party valuation firm. Neither the Company, any Company Subsidiary nor any ERISA Affiliate has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is, nor does the Company, a Company Subsidiary nor any ERISA Affiliate have or reasonably expect to have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, and (iii) a multiple employer plan subject to Section 413(c) of the Code. The Company does not have or reasonably expect to have any liability under a multiple employer welfare arrangement under ERISA. None of the Plans that is intended to be qualified under Section 401(a) of the Code have ever held employer securities or employer real property as a plan asset. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with another person would be deemed a “single employer” with such person for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d) Except as set forth on Schedule 4.11(d) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is or, pursuant to its current terms, will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person directly as a result of any Transaction contemplated by this Agreement (or any related event, such as termination of employment, preceding or following this Agreement), nor will any such Transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual (or any related event, such as termination of employment, preceding or following this Agreement).

(e) None of the Plans provides, nor does the Company or any Company Subsidiary have or reasonably expect to have any obligation to provide retiree medical, life, disability or other health benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any similar State coverage continuation Law.

(f) Each Plan is established, administered, and funded in compliance with its terms and, in all material respects, in compliance with the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company, any Company Subsidiary and its ERISA Affiliates have performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and to the knowledge of the Company, in default or violation in any material respect of, any Plan that has resulted or is reasonably likely to result in material liability to the Company or any Company Subsidiary. No Action is pending or, to the knowledge of the Company, any Company Subsidiary or ERISA Affiliate, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, any Company Subsidiary or ERISA Affiliate, no fact or event exists that would reasonably be expected to give rise to any such Action.

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) with respect to a preapproved plan, is entitled to rely on a favorable opinion or advisory letter from the IRS with respect to the underlying preapproved plan, and to the knowledge of Company, any Company Subsidiary or ERISA Affiliate, no fact or event has occurred since the date of such determination, opinion or advisory letter or letters from the IRS that would reasonably be expected to result in the revocation of the qualified status of any such Plan or the exempt status of any such trust by the IRS.

(h) There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries. Neither the Company, any Company Subsidiary nor ERISA Affiliate maintains, administers or has any liability (contingent or otherwise) with respect to a defined benefit plan that is subject to Section 412 of the Code or Title IV of ERISA or other applicable Law. Each Plan required to be funded by applicable Law or the terms of such Plan has been, is and will be materially funded as of the Closing, subject to and to the extent required by applicable Law or the relevant Plan.

(j) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been documented, administered and operated in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or would reasonably be expected to be incurred by a participant in any such Plan.

(k) The Company does not have any agreements that provide for, nor has it made any promises to “gross up” any person for any taxes, including any taxes pursuant to Section 409A or Section 4999 of the Code.

SECTION 4.12 Labor and Employment Matters.

(a) Schedule 4.12(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all employees of the Company and any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, paid or unpaid, and sets forth for each such individual the following: (i) title or position (including whether full or part time); (ii) location and employing entity; (iii) hire date; (iv) exemption treatment by the Company under applicable wage and hour Laws; (v) current annual base compensation rate (or, for hourly employees, the applicable hourly compensation rate); (vi) commission, transaction bonus, retention bonus, other bonus or other incentive based compensation opportunity, and the actual amounts paid for such compensation in the past two (2) years; (vii) average weekly work hours; (viii) accrued paid time off; and (ix) visa or authorization to work and expiration date of such authorization if applicable. All employees of the Company have acknowledged their status as employees at will. All compensation, including wages, commissions and bonuses and any termination indemnities, due and payable to all current and former employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b) Except as set forth on Schedule 4.12(b) of the Company Disclosure Schedules: (i) there are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees or other service providers, nor have there been any such material Actions in the past three (3) years; (ii) neither the Company nor any Company Subsidiary is bound by or is negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary; (iii) there are no material complaints threatened or pending against the Company or any Company Subsidiary before the National Labor Relations Board or similar state or foreign labor relations agency, the Equal Employment Opportunity Commission, or any similar Governmental Authority.

(c) The Company and the Company Subsidiaries are and have been in material compliance with all applicable Laws and contracts relating to employment, employment practices, employment discrimination, harassment and retaliation, terms and conditions of employment, termination and discharge, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state, local or foreign Law (collectively, the “WARN Act”)), reasonable accommodation, disability rights or benefits, immigration, hiring, meal and rest breaks, overtime, payroll documents and wage statements, pay equity, affirmative action obligations, proper classification of employees and other service providers, workers’ compensation, family and medical leave, sick leave, occupational safety and health requirements, wages, hours, collective bargaining and the payment and withholding of taxes and other sums and social contributions as required by the appropriate Governmental Authority. Neither the Company nor any Company Subsidiary is liable for any arrears of wages, taxes, social contributions, penalties or other sums for failure to comply with any of the foregoing Laws. The Company and each of the Company Subsidiaries are in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. All current employees of the Company and the Company Subsidiaries, as applicable, have at all times been properly classified as exempt or non-exempt under the Fair Labor Standards Act and applicable state wage and hour Laws, and all current independent contractors and temporary workers of the Company or the Company Subsidiaries, as applicable, have been properly classified and treated as such. There have been no material misclassification claims filed or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any current or former employees, independent contractors or temporary workers or by any Governmental Authority.

(d) Except as set forth on Schedule 4.12(d) of the Company Disclosure Schedules, there has been (i) no layoff, plant closing, termination, redundancy or any other forms of employment losses in the six-month period prior to Closing that would trigger the obligations of the Company or any Company Subsidiary under the WARN Act and (ii) no termination of employment (including by resignation or otherwise) of any key employees in the six-month period prior to Closing.

(e) No officer of the Company or the Company Subsidiaries has given written notice to the Company or the Company Subsidiaries as of the date of this Agreement that such officer intends to terminate his or her employment.

(f) In the past three (3) years, there have been no Actions arising from allegations of harassment or misconduct involving any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has entered into any settlement agreements related to such Actions.

(g) Schedule 4.12(g) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, correct and complete list of all of the independent contractors, consultants, temporary employees, leased employees and other agents employed or used by the Company or any Company Subsidiary and classified by the Company or any Company Subsidiary as other than employees, or compensated other than through wages paid by the Company or any Company Subsidiary through such entity’s payroll department (each, a “Contingent Worker”) of the Company and each Company Subsidiary. As of the date hereof, all compensation payable to all Contingent Workers of the Company and its Company Subsidiaries for services performed on or before the date of this Agreement has been paid in full excluding accrued but unpaid compensation (including salary, bonuses, commissions and paid time off) for the current payroll period that is not yet due and payable in accordance with the Company’s ordinary payroll cycle, and there are no outstanding agreements, understandings, or commitments of the Company regarding any compensation.

SECTION 4.13 Real Property; Title to Assets.

(a) The Company has no Owned Real Property.

(b) Schedule 4.13(b) of the Company Disclosure Schedules contains a complete and accurate list by property, city, state and country, of each parcel of Leased Real Property, and sets forth a complete and accurate list of each lease, sublease, license, concession, and other Contract and leasehold arrangement and all related supplemental document pursuant to which the Company or any Company Subsidiary leases, subleases, licenses or otherwise occupies any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct, and complete copies of all Lease Documents have been made available to Acquiror in the virtual data room prior to the date hereof. The Lease Documents are the only Contracts pursuant to which the Company or any Company Subsidiary leases any Real Property or right in any Real Property. Except as otherwise set forth in Schedule 4.13(b) of the Company Disclosure Schedules, (i) there are no leases, subleases, concessions, or other Contracts granting to, and neither the Company nor any Company Subsidiary is a party to any lease, sublease, concession or other Contract granting to the Company or Company Subsidiaries, the right to use or occupy any real property, and (ii) all such Leases are in full force and effect, are valid, binding and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing material breach, default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party(ies) to such Leases, except as would not, individually or in the aggregate, allow the landlord under such Lease to terminate such Lease or otherwise have a Company Material Adverse Effect.

(c) There are no contractual or legal restrictions or encumbrances that preclude or restrict the ability of the Company or Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used or would prevent or require consent from a third party as a result of the Transactions or would be material and adverse to the Company, except as set forth on Schedule 4.13(c) of the Company Disclosure Schedules.

(d) Except as set forth on Schedule 4.13(d) of the Company Disclosure Schedules, all items of tangible personal property are, to the knowledge of the Company and Company Subsidiaries, structurally sound and in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) in all material respects.

(e) Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except where any defect with respect to such title or interest would not, individually or in the aggregate, have a Company Material Adverse Effect.

(f) As of the date hereof, there are no material outstanding disputes, actions, claims, demands or complaints to which the Company is a party in respect of any of the Leased Real Property. Neither the Company nor any of the Company Subsidiaries have received written notice of any current condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property.

SECTION 4.14 Privacy, AI and Data Security.

(a) Since January 1, 2023, each of the Company and the Company Subsidiaries is, and has been, in material compliance with all Data Protection Requirements. Each of the Company’s and the Company Subsidiaries’ written records of processing activities capture all material Processing of Personal Data undertaken by the Company or such Company Subsidiary as required by Data Protection Requirements.

(b) Subject to the FTC Consent Order, the Company and the Company Subsidiaries currently have, and, since January 1, 2023, have had all rights, and all permissions, consents, licenses or authorizations required under Data Protection Requirements to Process Personal Data and Company-Licensed Data as necessary for the operation of the Company Business.

(c) Each of the Company and the Company Subsidiaries is, and has been, since January 1, 2023, in compliance with all Contracts in all material respects pursuant to which the main purpose of the Contract is for the Company or such Company Subsidiary to Process Personal Data as necessary for the Company in the operation of the Company Business, and the consummation of this Agreement will not materially conflict with, or result in any material violation or breach of, or default under, any such Contract. The Company has made available to the Acquiror true, correct and complete copies of all such Contracts. To the Company’s knowledge, any third party who has provided Personal Data to the Company or any Company Subsidiary has done so in material compliance with Data Protection Requirements.

(d) Since January 1, 2023, each of the Company and the Company Subsidiaries has complied with all valid written requests from individuals to the Company or such Company Subsidiary seeking to exercise any data protection or privacy rights they are permitted to exercise under Privacy Laws (such as rights to access, rectify, not sell, not share, or delete Personal Data, to restrict or object to processing of Personal Data, or relating to data portability) which have been satisfied to the standard or within the time set out in the applicable Privacy Laws.

(e) Schedule 4.14(e) of the Company Disclosure Schedules contains the complete list, as of the date hereof, of all notifications and registrations made by the Company and the Company Subsidiaries in connection with the Company’s or such Company Subsidiary’s Processing of Personal Data. All such notifications and registrations are valid, accurate, complete and fully paid up and, the consummation of the Agreement to the Company’s knowledge, will not invalidate in any material respect such notification or registration or require such notification or registration to be amended in any material respect. To the Company’s knowledge, no other material registrations or notifications are required under Privacy Laws in connection with the Processing of Personal Data by the Company.

(f) Where the Company or any Company Subsidiary uses a data processor to Process Personal Data, the data processor has entered into a written agreement with the Company or the applicable Company Subsidiary that impose obligations on the data processor that materially comply with Data Protection Requirements applicable to the data processor. The Company and the Company Subsidiaries, and to the Company’s knowledge, each of their respective data processors, have taken reasonable steps to train and educate relevant employees on relevant aspects of Data Protection Requirements and to ensure that all employees with access to such Personal Data are under written obligations of confidentiality. To the Company’s knowledge, such data processors have not materially breached any such Contracts pertaining to Personal Data Processed by such Persons on behalf of the Company or any Company Subsidiary.

(g) Each of the Company and the Company Subsidiaries has implemented, maintained and monitored a commercially reasonable technical, physical and organizational measures and security systems and technologies: (i) with respect to the security of Company Data designed to ensure compliance with applicable Data Protection Requirements; and (ii) for development, deployment, provision, operation, putting into service and use of AI Technology by the Company or such Company Subsidiary that (A) is consistent with the risks presented by the Processing of Company Data by the Company or such Company Subsidiary and, to the Company’s knowledge, its data processors and the use of AI Technology, applicable Laws and Data Protection Requirements; (B) includes commercially reasonable policies, procedures, and measures with respect to security, risk identification and remediation, and regulatory reporting, in each case as required by applicable Laws; (C) complies with applicable transparency requirements under Law with respect to the AI Technology; (D) complies with applicable anti-discrimination Laws with respect to the use of AI Technology; and (E) including policies governing employees’ use of AI Technology. Each of the Company and the Company Subsidiaries maintains access control protocols and capabilities that are consistent in all material respects with applicable Laws and are designed to secure access to the Company’s or such Company Subsidiary’s AI Technology and AI Inputs.

(h) Since January 1, 2023, no material Specified Data Breach has occurred and, taken as a whole, no actual, threatened, accidental or unlawful loss or Processing of Company Data has occurred or, to the Company’s knowledge, is threatened. No circumstance has arisen in which Data Protection Requirements would require the Company or any Company Subsidiary to notify a Governmental Authority or regulatory authority of a Specified Data Breach. Neither the Company, any Company Subsidiary nor any Person acting on the Company’s or any Company Subsidiary’s behalf or direction has: (A) paid any perpetrator of, or party making a threat regarding, any Specified Data Breach; or (B) paid any third party with actual or alleged information about a Specified Data Breach, pursuant to a request for payment from or on behalf of such perpetrator or other third Person.

(i) Except for the FTC Consent Order and as set forth on Schedule 4.14(i) of the Company Disclosure Schedules, each of the Company and the Company Subsidiaries (i) has not received, and, to the Company’s knowledge, there is no circumstance (including any circumstance arising as a result of an audit or inspection carried out by any Governmental Authority), that would reasonably be expected to result in the receipt of, any written notice, request or other communication from any individual, Governmental Authority, regulatory authority or other third-party alleging non-compliance with Data Protection Requirements, or (ii) have been involved in any Action involving a breach or alleged breach of Data Protection Requirements.

(j) The Processing of Personal Data in the execution, delivery and performance of this Agreement and the consummation of the transaction will not, to the Company’s knowledge, cause, constitute or result in a material breach or violation of any Data Protection Requirements.

(k) Neither the Company nor any Company Subsidiary used any AI Technology: (A) that has been Trained using any Personal Data in the possession or control of the Company or any Company Subsidiary; (B) to make automated decisions about individuals in violation of applicable Laws; (C) that is, or is reasonably likely to be considered, high risk pursuant to Data Protection Requirements; or (D) for a purpose or in a manner that is prohibited under the Data Protection Requirements. To the Company’s knowledge, no employee of the Company or any Company Subsidiary has used any AI Technology in the course of their employment duties that the Company or the applicable Company Subsidiary has not expressly authorized.

(l) Each of the Company and the Company Subsidiaries has since January 1, 2023: (i) obtained all licenses, consents and permissions, provided all material notices and disclosures, and otherwise has all material rights, in each case as required under applicable Law, to collect and use (as applicable) all Training Data, AI Technology, AI Outputs and AI Inputs as used by the Company or any Company Subsidiary in the conduct of the business of the Company or such Company Subsidiary as currently conducted; and (ii) complied with all material use restrictions and other material requirements of any Contract governing the Company’s or such Company Subsidiary’s use of such Training Data, AI Technology, AI Inputs and AI Outputs. Neither the Company nor any Company Subsidiary has: (A) used any generative or agentic AI Technology in a manner that materially affects Company’s or a Company Subsidiary’s ability to use, commercialize, or otherwise exploit, the Company-Owned IP or Company Services; (B) included any confidential or proprietary information (including source code) as any AI Inputs into any AI Technology owned by any Person other than the Company and the Company Subsidiaries except as permitted under the Company’s internal guidelines; or (C) used any AI in a manner that does not comply in all material respects with applicable Law.

(m) Each of the Company and the applicable Company Subsidiaries is and has been at all times specified in the FTC Consent Order in full compliance with the FTC Consent Order. Neither the Company nor any Company Subsidiary has received any notice and, to the Company’s knowledge, reasonably anticipates that it will receive any notice from any Governmental Authority stating that the Company or such Company Subsidiary is not in compliance with the FTC Consent Order.

SECTION 4.15 Information Technology.

(a) The Company and/or any of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient in all material respects for the reasonable needs of the Company Business as currently conducted. In the past three (3) years, there has not been any material failure, breakdown, outage, or unavailability with respect to any of the Business Systems that have caused any material disruption to the business operations of the Company or any Company Subsidiary.

(b) The Company and the Company Subsidiaries have taken commercially reasonable technical, physical and organizational measures to protect the confidentiality, integrity and security of the Business Systems and the data stored thereon or processed thereby.

SECTION 4.16 Intellectual Property.

(a) Schedule 4.16(a) of the Company Disclosure Schedules contains a true, correct and complete list of all of the following: (i) Registered Company IP (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar); (ii) a high level description of any Trade Secrets; and (iii) all material unregistered trademarks used as names for Company Services, owned by the Company or used by the Company in connection with the Company’s business.

(b) The Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and all Company Software. The consummation of the Transactions will not result in (i) any loss or impairment of the Company’s or any Company Subsidiary’s right to own or use any Company IP, including any loss of exclusivity or decrease in license scope, (ii) any increase in royalty or other payment obligations of the Company or of any Company Subsidiary, (iii) the grant of any new license, or an increase in the scope of any license granted by the Company or any Company Subsidiary, or (iv) any other change in the terms or conditions applicable to the Company IP immediately prior to the Closing. All Company-Owned IP is subsisting and, excluding any Registered Company IP that consists solely of an application for registration, is valid and enforceable. All Registered Company IP is currently in compliance with all applicable legal requirements. All Company-Owned IP has been properly maintained and all applicable maintenance fees and renewal fees have been paid.

(c) The Company and each of its applicable Company Subsidiaries have taken reasonable actions to maintain, protect and enforce Intellectual Property rights in and to all Company-Owned IP, all Company Software, and all Company Services, including the secrecy, confidentiality and value of its Trade Secrets and other Confidential Information. Neither the Company nor any Company Subsidiaries have disclosed any trade secrets or other Confidential Information that is material to the business of the Company and/or any applicable Company Subsidiaries to any other person except pursuant to a written confidentiality agreement or other legally binding confidentiality obligation.

(d) Except as set forth in Schedule 4.16(d) of the Company Disclosure Schedules, (i) there have been no claims filed and served, or threatened in writing (including email), against the Company or any Company Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging any infringement, violation or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or unsolicited offers to license any Intellectual Property rights from any other person); (ii) to the Company’s knowledge, the operation of the Company Business (including the use, development, manufacture, marketing, license, sale, distribution or furnishing of any Company Software, and/or Company Services) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons or constitute, unfair competition or trade practices under the Laws of any applicable jurisdiction; (iii) to the Company’s knowledge, no person, including any employee or former employee of Company or any Company Subsidiary, has infringed, misappropriated or violated any of the Company-Owned IP; (iv) none of the Company-Owned IP is subject to any pending proceeding, or outstanding order, agreement, settlement or stipulation restricting in any manner the use, enforcement, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company or any of the Company Subsidiaries of any Company-Owned IP; and (v) neither the Company nor any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e) All Contingent Workers who have contributed, developed, or conceived any Company-Owned IP (i) for or on behalf of the Company or any Company Subsidiary, or (ii) in the course of and related to their relationship with the Company or a Company Subsidiary have executed valid, written agreements assigning to the Company or the applicable Company Subsidiary all of their right, title, and interest in and to such Intellectual Property and, where applicable, waiving moral rights. All such assignments are enforceable and fully effective to vest sole and exclusive ownership of such Intellectual Property in the Company or the applicable Company Subsidiary and were made in compliance with all requirements of applicable Law. As of the date of this Agreement, neither the Company nor any Company Subsidiary has obtained written agreements from its current or former officers or employees assigning to the Company or the applicable Company Subsidiary all right, title, and interest in and to Intellectual Property contributed, developed, or conceived by such persons for or on behalf of the Company or any Company Subsidiary, or in the course of and related to their employment with the Company or a Company Subsidiary. Prior to the Closing, the Company shall use commercially reasonable efforts to cause all current officers and employees of the Company and the Company Subsidiaries to execute valid, written agreements (A) assigning to the Company or the applicable Company Subsidiary all right, title, and interest in and to any Intellectual Property created within the scope of their employment, including waiving moral rights where applicable, and (B) obligating such persons to maintain the confidentiality of the Company’s and the Company Subsidiaries’ confidential and proprietary information. To the knowledge of the Company, no current or former officer, employee, or Contingent Worker of the Company or any of the Company Subsidiaries: (A) is, nor has been, in violation of any term or covenant of any agreement (including, without limitation, any employment or settlement agreement or stipulation) with any other person, or any order or judgment of any court, arbitrator or other Governmental Authority, by virtue of such employee or Contingent Worker being employed by, performing services for, or developing Intellectual Property used by, the Company or any Company Subsidiary, or is, nor has been while such employee or Contingent Worker has been employed by, performed services for, or developed Intellectual Property used by, the Company or any Company Subsidiary, using trade secrets or proprietary information of others without permission; (B) has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP; or (C) has developed any Intellectual Property for the Company or any of the Company Subsidiaries that is subject to any agreement under which such employee or Contingent Worker has assigned or otherwise granted to any third party any rights in or to such Intellectual Property.

(f) Neither the Company nor any of the Company Subsidiaries or, any other person is in breach or in default of any agreement required to be disclosed in Schedules 4.16(k), 4.16(p) or 4.16(q) of the Company Disclosure Schedules.

(g) Open Source.

(i) All use, licensing, providing, delivery and distribution of Company Software, Company Services and Open Source Materials by or through the Company and each of the Company Subsidiaries is in compliance in all material respects with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements.

(ii) The Company has not incorporated, embedded, bundled, used, distributed, linked, or otherwise provided any Open Source Materials into, with, or in connection with any Company Software, and/or Company Services in a manner that requires any Company Software or other Company-Owned IP, or any portion thereof, to be subject to Copyleft Licenses, or requires the Company, any Company Subsidiary, to grant any patent license, covenant not to sue, or other Patent rights with respect to Company-Owned IP.

(h) The Company is not and has never been a member of, a contributor to, or affiliated with, any industry standards or open source organization, body, working group, project, or similar organization (a “Standards Organization”), and neither the Company, nor any Company-Owned IP, is subject to any licensing, assignment, contribution, disclosure, or other requirements or restrictions of any Standards Organization.

(i) To the Company’s knowledge, the Company and the Company Subsidiaries have not (i) received direct written communication from any site, application, device, or platform (“Property”) owner or operator that Company’s or Company Subsidiaries’ access to the Property is unauthorized; (ii) entered into an agreement with any owner or operator prohibiting scraping or other activity; (iii) accessed any information through circumventing a password requirement or similar technological barrier; or (iv) accessed or collected data from any third-party Property in violation of any written agreement applicable to the Company or any Law applicable to the Company’s access to such Property.

(j) Neither this Agreement nor any Transactions will result in the following under or pursuant to any contracts to which the Company or any of the Company Subsidiaries is a party, or by which any assets or properties of the Company or of any of the Company Subsidiaries are bound: any person being granted rights or access to, or the placement in or release from escrow of, any Company Software source code or other technology.

(k) Schedule 4.16(k) of the Company Disclosure Schedules sets forth a true, correct and complete list of all contracts pursuant to which any person (i) has been provided any Company Software in source code format, or (ii) has obtained or may obtain rights to receive any Company Software in source code form through or from the Company or any Company Subsidiary, any escrow agent or any other person. Except as set forth in Schedule 4.16(k) of the Company Disclosure Schedules, the Company has not disclosed or delivered to any escrow agent or any other person any source code for any Company Software, and no person has any right to obtain access to or use any such source code.

(l) No Governmental Authority, and no other national, multi-national, bi-national or international governmental organization, governmental research center, university, college, other educational institution, foundation, research center or non-profit institution provided or provides funding, facilities, personnel, Intellectual Property, technology, research, equipment, or other resources for the invention, creation, development or registration of any Company-Owned IP or has any rights to any Company-Owned IP.

(m) The Company has not received any opinion of counsel that a third party has actually or potentially infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Company-Owned IP, Company Software, and/or Company Services. The Company has not made any claim against any person alleging any infringement, misappropriation, misuse or violation of any Company-Owned IP, Company Software, and/or Company Services.

(n) Neither the Company nor any Company Subsidiary has received any written notice or request to indemnify, defend or hold harmless any person with respect to any claim of infringement, misappropriation, misuse or violation of any Intellectual Property.

(o) Schedule 4.16(p) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Outbound IP Licenses.

(p) Schedule 4.16(q) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Inbound IP Licenses. The Company has paid, in full, all mandatory compensation the Company is required to pay to employees, contractors and consultants of the Company in relation to all Company-Owned IP, and neither this Agreement nor any Transactions will result in any further amounts being payable to any current or former employees, contractors or consultants of the Company in relation to any Company-Owned IP.

(q) The Company has not made, directly or indirectly, any commitments, promises, submissions, suggestions, statements or declarations to any Standards Organizations (including any commitments, promises, submissions, suggestions, statements or declarations) that would obligate the Company or any Company Subsidiary to grant licenses to any person or otherwise impair or limit the Company’s or any of the Company’s Subsidiaries’ control of any Company-Owned IP.

SECTION 4.17 Customers and Suppliers. Schedule 4.17 of the Company Disclosure Schedules sets forth a true and complete list of (i) the five (5) largest customers of the Company and of the Company Subsidiaries, on a consolidated basis, based on Dollar volume of sales for each of the years ended December 31, 2024 and 2025 (each, a “Top Customer”) and (ii) the five (5) largest suppliers of or vendors to the Company, as determined by Dollar value of supply or vendor arrangements with such suppliers or vendors, for each of the years ended December 31, 2024 and December 31, 2025 (each, a “Top Supplier”).

SECTION 4.18 Taxes.

(a) The Company and each Company Subsidiary: (i) have duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) have timely paid all income and other material Taxes (whether or not shown on any Tax Return) that are due and payable by it; (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (iv) do not have any audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters in progress, pending or threatened in writing, and there are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax with respect to the Company or any Company Subsidiary that have not been fully paid. The unpaid Taxes of the Company and each Company Subsidiary did not, as of the date of the Most Recent Balance Sheet, exceed the amount accrued for current Taxes payable (for clarity, excluding any deferred Tax liabilities established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet included in the Financial Statements. Since the date of the Most Recent Balance Sheet, neither the Company nor any Company Subsidiary has incurred any liability for Taxes, except in the ordinary course of business consistent with past practice.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (excluding any agreement, contract, or arrangement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

(c) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) entered into or created on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business; or (vi) use of an improper method of accounting prior to the Closing. No elections pursuant to Section 965 of the Code related to the Company or any Company Subsidiary have been made. The Company and each Company Subsidiary has always used the accrual method of accounting for Tax purposes since its formation.

(d) The Company and each Company Subsidiary have timely withheld and paid to the appropriate Tax authority all material amounts of Taxes required to have been withheld and paid in connection with amounts, or benefits under any Plan, paid or owing to any current or former employee, Contingent Worker, creditor, shareholder or other third party and have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including all reporting and record keeping requirements.

(e) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined, or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company was the common parent).

(f) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (but excluding any contract entered into the ordinary course of business the primary purpose of which does not relate to Taxes), or otherwise.

(g) Neither the Company nor any Company Subsidiary (i) has any request for a ruling in respect of Taxes pending between the Company or any Company Subsidiary, on the one hand, and any Tax authority, on the other hand; or (ii) has pursued or entered into any closing agreement, private letter ruling, technical advice memoranda or similar agreements with any Tax authority.

(h) Neither the Company nor any Company Subsidiary has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(i) The Company is, and has been at all times since its formation, properly classified as a domestic corporation for U.S. federal and applicable state and local income Tax purposes, and each Company Subsidiary is, and has been at all times since its formation, properly classified either as a domestic corporation or a domestic disregarded entity for U.S. federal and applicable state and local income Tax purposes.

(j) Neither the Company nor any Company Subsidiary has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law).

(k) Neither the Company nor any Company Subsidiary has engaged in or entered into a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l) Neither the IRS nor any other Tax authority has made or asserted in writing or, to the knowledge of the Company or any Company Subsidiary, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes. Neither the Company nor any Company Subsidiary has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns stating that the Company or any Company Subsidiary is or may be subject to Tax in such jurisdiction.

(m) Neither the Company nor any Company Subsidiary has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither the Company nor any Company Subsidiary has taken, has agreed to take, or intends to take any action, in each case not contemplated by this Agreement or any Ancillary Agreement, that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.

(o) There are no Liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(p) The Company and each Company Subsidiary has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(q) None of the Company and the Company Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(r) The Company has prior to the date of this Agreement made available to Acquiror true, complete and correct copies of the U.S. federal income Tax Returns actually filed by the Company and each of the Company Subsidiaries for their taxable years beginning after December 31, 2021.

(s) No written claim has been made in the last three (3) years by a Governmental Authority in a jurisdiction in which the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation in that jurisdiction, which claim has not been resolved.

(t) Neither the Company nor any Company Subsidiary has claimed any “employee retention credits” under Section 3134 of the Code.

(u) The Company and the Company Subsidiaries are in material compliance with escheat and unclaimed property laws.

(v) Except as a result of the transactions required by this Agreement, there is no limitation on the utilization by the Company or any of the Company Subsidiaries of its net operating losses, built-in losses, Tax credits or similar Tax attributes and items under Sections 269, 382, 383 or 384 of the Code and the Treasury Regulations thereunder, the separate return limitation year rules or comparable provisions of state, local and foreign Law. No Person (including any “public group” within the meaning of Treasury Regulations under Section 382 of the Code) that is a “5-percent shareholder” of the Company within the meaning of Section 382(k)(7) of the Code has increased its ownership percentage within the prior three (3) years.

SECTION 4.19 [RESERVED].

SECTION 4.20 Material Contracts.

(a) Schedule 4.20(a) of the Company Disclosure Schedules lists, as of the date of this Agreement, the following types of currently active Contracts to which the Company or any Company Subsidiary is a party (such Contracts as are required to be set forth Schedule 4.20(a) of the Company Disclosure Schedules, the “Material Contracts”):

(i) each Contract with each Top Customer, and all other Contracts with consideration paid or payable to the Company or any of the Company Subsidiaries of more than $500,000, in the aggregate, over the past 12 months;

(ii) each Contract with each Top Supplier, and all other contracts involving expenditures paid or payable by the Company or any Company Subsidiary of more than $500,000, in the aggregate, over the past 12 months;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company or any Company Subsidiary is a party that require annual payments of $250,000 or more by the Company or any Company Subsidiary;

(iv) all management and key employment Contracts (excluding all at-will Contracts for employment or at-will offer letters that do not contain any severance or change of control provisions);

(v) all Contracts relating to any acquisitions or dispositions of material assets by any member of the Company or any Company Subsidiary (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices);

(vi) all collective bargaining agreements or other Contracts with any labor union or other body representing employees of the Company or any of the Company’s Subsidiaries;

(vii) all Contracts evidencing Indebtedness for borrowed money with a principal amount greater than $500,000, and any pledge agreements, security agreements, financing agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any person a security interest in or Lien on any of the property or assets of the Company or any Company Subsidiary, including any other agreement or commitment for future loans, credit or financing;

(viii) all strategic alliance, limited liability company or partnership agreements, or other joint venture or similar agreement or arrangement providing for the formation, creation, operation, management or control of any partnership or joint venture with a third party to which the Company or any Company Subsidiary is a party, or any contract involving a distributor, reseller, sales representative, marketing, or advertising arrangement in an amount greater than $250,000;

(ix) all Contracts relating to the settlement or resolution of any material internal complaint, grievance, claim, investigation, or other dispute with the Company or any of its Company Subsidiaries in an amount greater than $200,000, including settlement agreements, consent agreements, cross-license agreements, and coexistence agreements;

(x) all Contracts with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(xi) all Contracts that limit, or purport to limit, the ability of the Company or any Company Subsidiary to engage or compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary non-solicitation and non-hire provisions, and customary confidentiality agreements and agreements that contain customary confidentiality clauses in the ordinary course in agreements with suppliers and customers;

(xii) all Contracts that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(xiii) all leases or master leases of personal property reasonably likely to result in annual payments of $100,000 or more in a 12-month period;

(xiv) each Outbound IP License;

(xv) each Inbound IP License;

(xvi) any Contract with any Governmental Authority;

(xvii) each Contract to which the Company or any Company Subsidiary is party or bound that involves the creation, development, transfer, assignment, or ownership of any Registered Company IP (other than employee confidentiality and invention assignment agreements entered into in the ordinary course of business consistent with past practice);

(xviii) any Contract that grants any (A) exclusive supply, distribution or other rights, (B) “most favored nation” rights, (C) rights of first refusal, rights of first negotiation or similar rights or (D) exclusive rights to purchase, license or receive any Company Software and/or Company Service;

(xix) any Contract providing for any minimum or guaranteed payments by the Company to any Person;

(xx) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any Company Subsidiary, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than standard contracts;

(xxi) all Contracts with the Company or any Company Subsidiary to which any Affiliate of the Company or any Company Subsidiary, any officer and manager (or equivalent) of the Company or any Company Subsidiary, a member or stockholder of the Company or any Company Subsidiary, any employee of the Company or any Company Subsidiary or a member of the immediate family of the foregoing Persons, is a party, other than employment agreements, employee confidentiality and invention assignment agreements, equity or incentive equity documents that are Plans and Organizational Documents or such agreements entered into in the ordinary course of business (collectively, “Affiliate Agreements”);

(xxii) all Contracts relating to the voting or control of the equity interests of any member of the Company or any Company Subsidiary or the election of directors of the Company or any Company Subsidiary (other than the organizational or constitutive documents of the Company or any Company Subsidiary);

(xxiii) any Contract that requires a consent (including any assignment consent) to or otherwise contains a provision relating to a “change of control”, or that would prohibit or delay the consummation of the Transactions;

(xxiv) all agreements or instruments guarantying the debts or other obligations of any person;

(xxv) any Contract under which any of the benefits thereunder, to any Person party thereto, shall be increased, or the vesting of benefits of which shall be accelerated, by the consummation of the Transactions or the value of any of the benefits of which shall be calculated on the basis of any of the Transactions;

(xxvi) each Contract reasonably expected to result in capital expenditures by the Company or any Company Subsidiary after the date of this Agreement in an amount in excess of $5,000,000 in any calendar year;

(xxvii) all leases or master leases for the Leased Real Property reasonably likely to result in annual payments of $500,000 or more in a 12-month period;

(xxviii) Contracts under which the Company or any Company Subsidiary is the lessor of or permits any third party to lease any property, real or personal, of the Company or any Company Subsidiary for which the rental paid by such third party exceeds $500,000 in any calendar year; and

(xxix) any outstanding offer that, if accepted, would constitute any of the foregoing.

(b) Each Material Contract is in full force and effect, and represents a legal, valid and binding obligation of the Company or the Company Subsidiaries, and, to the knowledge of the Company, each other party thereto, subject to the Remedies Exceptions. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, the other parties thereto, is in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been terminated by the other party; and the Company and the Company Subsidiaries have not received any written claim of default under any such Material Contract. To the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a default under any such Contract by the Company or Company Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to be or have a Company Material Adverse Effect. The Company and Company Subsidiaries have not assigned, delegated or otherwise transferred any of its material rights or obligations under any Material Contract or granted any power of attorney with respect thereto (other than, in each case, to the Company or another Company Subsidiary). The Company has furnished or made available to Acquiror true and complete copies of all Material Contracts in effect as of the date of this Agreement, including amendments thereto, that are material in nature. No party to any such Contract that is a Top Supplier or Top Customer has, within the past 12 months, canceled or terminated its business with, or, to the knowledge of the Company, threatened to cancel or terminate its business with, the Company or any of the Company Subsidiaries.

(c) The consummation and closing of the Transactions contemplated by this Agreement shall not cause or result in an event of default under any material instruments or Contracts establishing or evidencing any Indebtedness, other than to the extent any such event of default would not have a Company Material Adverse Effect.

SECTION 4.21 International Trade Laws.

(a) The Company and the Company Subsidiaries are, and have been since April 24, 2019, in compliance in all material respects with all International Trade Laws and Sanctions Laws applicable to them. Without limiting the foregoing: (i) the Company and the Company Subsidiaries have obtained all material export and import licenses and other approvals required for their respective imports and exports of products, software and technologies required by any applicable International Trade Laws and Sanctions Laws, and all such approvals and licenses are in full force and effect; (ii) the Company and the Company Subsidiaries are in material compliance with the terms of such applicable export and import licenses or other approvals; and (iii) there are no claims, complaints, charges, voluntary disclosures or Actions pending or to the knowledge of the Company, threatened in writing against any Company or Company Subsidiaries with respect to such export and import licenses or other approvals or related to any International Trade Laws or Sanctions Laws.

(b) The Company and the Company Subsidiaries have not, to their knowledge (which for purposes of this Section 4.21(b) is without independent verification):

(i) exported, re-exported, transferred, licensed, or brokered the sale or license of any goods, software, services, technology, or technical data to any destination to which, or individual for whom, a license or other authorization is required under the International Trade Laws or the Sanctions Laws;

(ii) exported, re-exported, licensed, or transferred any goods, software, services, technology, or technical data to, on behalf of, or for the benefit of any Sanctioned Person;

(iii) exported, re-exported, licensed, or transferred any goods, software, services, technology, or technical data that have been or will be (A) used for any purposes associated with nuclear activities, missiles, chemical or biological weapons, military, military-intelligence or terrorist activities, or (B) used, transshipped, or diverted contrary to applicable International Trade Laws or Sanctions Laws;

(iv) exported, re-exported, transferred, licensed, or imported any goods, software, services, technology, or technical data to or from Cuba, Iran, North Korea, the non-government controlled areas of Ukraine in Kherson and Zaporizhzhia, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic during a time at which such country or region and/or its government was subject to U.S. comprehensive trade embargoes under OFAC regulations, the Export Administration Regulations, or any other applicable statute, regulation or executive order (the “Sanctioned Countries”);

(v) manufactured, exported or brokered any defense article or defense service as defined in the International Traffic in Arms Regulations, including within the United States and without regard to whether such defense article or defense service was subsequently exported, without the Company or Company Subsidiaries being registered and in good standing with the Directorate of Defense Trade Controls, U.S. Department of State; or

(vi) received from any Governmental Authority any written notice, or made any voluntary or involuntary disclosure to a Governmental Authority, concerning any actual or potential violation or wrongdoing related to International Trade Laws or Sanctions Laws.

(c) Neither the Company nor any Company Subsidiary nor any director of or officer of any of the Company or any Company Subsidiary or, to the Company’s knowledge (as defined in the relevant International Trade Laws), any other representative or agent acting on behalf of the Company or any Company Subsidiary (i) is, or has been a Sanctioned Person or (ii) has transacted business directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws. The Company and the Company Subsidiaries have not, directly or indirectly since April 24, 2019, used any funds, or loaned, contributed or otherwise made available such funds to any Company Subsidiary, joint venture partner or other person, in connection with any transactions, sales or operations in violation of Sanctions Laws or for the purpose of unlawfully financing the activities of any person currently subject to, or otherwise in violation of, any Sanctions Laws.

SECTION 4.22 Insurance.

(a) Schedule 4.22(a) of the Company Disclosure Schedules lists each insurance policy and bonds under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement and that are material to the Company’s or a Company Subsidiary’s business, properties or operations (the “Insurance Policies”). True, correct and complete copies of such Insurance Policies have previously been made available to Acquiror or its Representatives via the virtual data room, including in each case the applicable coverage limits, deductibles and the policy expiration dates.

(b) With respect to each Insurance Policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, and the Company has not received any written notice of cancellation or non-renewal of, or of a material adverse change of coverage under, any Insurance Policy; (ii) neither the Company nor any Company Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) all premiums and other charges due have been paid.

(c) All occurrences, circumstances, and claims have been noticed under applicable Insurance Policies or bonds that would cover such matters or losses arising from them, and neither the Company nor any of the Company Subsidiaries has failed to give any notice or present any material claim under any of such policies in due and timely fashion. With regard to any noticed occurrence, circumstance, or claim that relates to an ongoing or potentially ongoing matter, no insurer has denied or questioned coverage.

SECTION 4.23 Compliance with Anti-Corruption Laws and Money Laundering Statutes.

(a) The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Anti-Corruption Laws.

(b) Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company or any Company Subsidiary, any officers, directors, executives, employees, shareholders, agents, or representatives or other party acting for or on behalf of any of the Company or any Company Subsidiary, has at any time (i) offered, authorized, promised, provided, or received any payments or anything else of value, whether directly or indirectly through a third party, in violation of the Anti-Corruption Laws, (ii) established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or made any false, incomplete, or misleading entries on any books or records for any purpose, (iii) used or is using, directly or indirectly through a third party, any corporate funds for any illegal contributions, gifts, entertainment, payments, travel, or other unlawful expenses, (iv) directly or indirectly through a third party, offered, authorized, promised, or provided anything else of value for the purpose of obtaining, retaining, and/or securing an improper advantage for the Company or any Company Subsidiary, or (v) has been or currently is under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit by any party, in connection with alleged or possible violations of any Anti-Corruption Laws or applicable Laws that prohibit fraud, money laundering, or other improper payments.

(c) Since their respective date of formation, the operations of the Company and the Company Subsidiaries have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, and no Action involving the Company or any Company Subsidiary with respect to any of the foregoing is pending or, to the Knowledge of Company, threatened.

SECTION 4.24 Interested Party Transactions. Except as set forth in Schedule 4.24 of the Company Disclosure Schedules, to the knowledge of the Company, no Affiliate of the Company nor current director or officer of the Company or any Company Subsidiary, or any of their respective Affiliates or immediate family members (each, a “Company Interested Party”), holds, directly or indirectly an economic interest in any Person that is a Top Supplier or a Top Customer; provided, however, that (a) ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation, (b) any employment relationship, and (c) receiving payments of compensation, benefits and expense reimbursement in the ordinary course of business, shall not be deemed an “economic interest in any person” for purposes of this Section 4.24. The Company and the Company Subsidiaries have not, since January 1, 2023, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or vice versa. All Contracts and agreements relating to a Company Interested Party Transaction are on arm’s-length terms.

SECTION 4.25 [RESERVED].

SECTION 4.26 HSR Act. Mobilewalla Inc. (including its ultimate parent entity) is not, and will not at the time of the Closing be, a “person” (as defined in 16 C.F.R. § 801.1(a)(1)) with $100,000,000 (as adjusted) of annual net sales or total assets, in each case as determined in accordance with 16 C.F.R. § 801.11.

SECTION 4.27 Projections. All projections provided or made available by the Company to Acquiror in connection with the Transactions were prepared in good faith and based upon estimates and assumptions believed by management of the Company to be reasonable.

SECTION 4.28 Brokers. Except as set forth in Schedule 4.28 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary or any of their Affiliates.

SECTION 4.29 Exclusivity of Representations and Warranties.

(a) Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedules), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, any Company Subsidiary, their respective Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Acquiror, its Affiliates or any of its or their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Acquiror, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Acquiror, its Affiliates or any of its or their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

(b) The Company, on its own behalf and on behalf of its Affiliates and its or their respective Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Acquiror Parties. In entering into this Agreement, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article V and no other representations or warranties of any Acquiror Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Affiliates and its or their respective Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article V, none of the Acquiror Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. None of the Company, any Company Subsidiary nor any of their respective Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article V. Notwithstanding anything to the contrary in this Agreement, claims against the Acquiror Parties shall not be limited in any respect in the event of Fraud.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Except as set forth in (i) any Acquiror SEC Reports filed or submitted on or prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) or (ii) the disclosure schedules delivered by Acquiror to the Company on the date hereof (the “Acquiror Disclosure Schedules”), Acquiror and Merger Sub (the “Acquiror Parties”) hereby represent and warrant to the Company, as of the date hereof, as follows:

SECTION 5.01 Corporate Organization.

(a) Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as it is now being conducted.

(b) Merger Sub is the only Subsidiary of Acquiror. Except for Merger Sub, Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

SECTION 5.02 Organizational Documents. Each of Acquiror and Merger Sub has heretofore furnished to the Company complete and correct copies of the Organizational Documents of Acquiror and Merger Sub, each as amended to the date of this Agreement. Such Organizational Documents are in full force and effect. Neither Acquiror nor Merger Sub is in violation of any of the provisions of their respective Organizational Documents.

SECTION 5.03 Capitalization.

(a) The authorized capital stock of Acquiror consists of (i) 500,000,000 shares of Acquiror Class A Shares, of which 18,018,529 Acquiror Class A Shares are issued and outstanding (inclusive of Acquiror Class A Shares included in any outstanding Acquiror Units), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights; (ii) 50,000,000 shares of Acquiror Class B Shares, of which 5,750,000 Acquiror Class B Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights; (iii) 8,624,998 Existing Acquiror Warrants are issued and outstanding (inclusive of Existing Acquiror Warrants included in any outstanding Acquiror Units); (iv) 17,250,000 Acquiror Rights are issued and outstanding (inclusive of Acquiror Rights included in any outstanding Acquiror Units); and (vi) 5,000,000 preference shares of Acquiror, par value $0.0001, none of which are issued and outstanding. 3,450,000 Acquiror Class A Shares are reserved for future issuance with respect to Acquiror Rights.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”). As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights and are held by Acquiror free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Organizational Documents of Merger Sub.

(c) All outstanding Acquiror Units, Acquiror Common Shares, Existing Acquiror Warrants and Acquiror Rights have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the Organizational Documents of Acquiror.

(d) Subject to approval of the Acquiror Proposals, the Per Share Merger Consideration being delivered by Acquiror pursuant to this Agreement, when issued in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens imposed by Acquiror, other than transfer restrictions under applicable securities laws and the Organizational Documents of Acquiror.

(e) Except for Acquiror Class B Shares, Existing Acquiror Warrants or other securities issued by Acquiror set forth in Schedule 5.03(e) of the Acquiror Disclosure Schedules, or as contemplated by this Agreement or the other documents contemplated hereby, and other than in connection with any PIPE Investment consummated in accordance with this Agreement, Acquiror does not have any issued and outstanding options, warrants, preemptive rights, calls, convertible securities or other rights, and is not subject to agreements, arrangements or commitments of any character (whether pre-emptive, contractual or by matter of Law) relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue, deliver or sell or cause to be issued, delivered or sold, any shares of capital stock of, or other equity interests in, Acquiror, or other rights the value of which is determined by reference to shares of capital stock of, or other equity interests in, Acquiror. Neither Acquiror nor any Subsidiary of Acquiror is a party to, or otherwise bound by, and neither Acquiror nor any Subsidiary of Acquiror has granted, any equity appreciation rights, participations, phantom equity or similar rights. Acquiror is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Acquiror Common Stock or any of the equity interests or other securities of Acquiror or any of its Subsidiaries. Except as provided for in the Acquiror Articles of Association, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock. There are no outstanding contractual obligations of Acquiror to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

SECTION 5.04 Authority Relative to This Agreement. Each of Acquiror and Merger Sub have the requisite power and authority, and has taken all corporate action necessary in order to execute and deliver this Agreement and Ancillary Agreements to which it is or will be a party, and, subject to the receipt of the requisite approval of stockholders, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and Ancillary Agreements by each of Acquiror and Merger Sub to which it is or will be a party, and the consummation by each of Acquiror and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Acquiror or Merger Sub are necessary to authorize this Agreement and the Ancillary Agreements to which it is or will be a party, and/or to consummate the Transactions, other than the Acquiror Shareholder Approval and the adoption of this Agreement by Acquiror as the sole stockholder of Merger Sub. This Agreement has been, or on or prior to the Closing will be, duly and validly executed and delivered by Acquiror and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms, subject to the Remedies Exceptions.

SECTION 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Acquiror and Merger Sub do not, and the performance of this Agreement and the consummation of the Transactions by each of Acquiror and Merger Sub will not, (i) conflict with or violate any provision of, or result in the breach of, or default under, the Organizational Documents or Acquiror or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any provision of, or result in the breach of, or default under, any Law or Order applicable to Acquiror or Merger Sub or by which any of their property or assets is bound or affected, or (iii) to the knowledge of Acquiror, conflict with or violate any provision of, result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of each of Acquiror or Merger Sub pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Acquiror or Merger Sub is a party or by which each of Acquiror or Merger Sub or any of their property or assets is bound or affected, or terminate or result in the termination of any such foregoing Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have an Acquiror Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Acquiror and Merger Sub do not, and the performance of this Agreement and Ancillary Agreements and the consummation of the Transactions by each of Acquiror and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

(c) There are no Contracts requiring a consent, approval, waiver, authorization, Order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreements to which Acquiror or Merger Sub is or will be a party or the consummation of the transactions contemplated hereby or thereby, except for any consent, approval, waiver, authorization, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to (A) be material to Acquiror and the Merger Sub, taken as a whole or, after the Closing, Acquiror or the Surviving Corporation or (B) have a material adverse effect on the ability of Acquiror or Merger Sub to perform or comply with on a timely basis any material obligation of Acquiror or Merger Sub under this Agreement or to consummate the Transactions.

SECTION 5.06 Compliance. Neither Acquiror nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Acquiror or Merger Sub or by which any property or asset of Acquiror or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or Merger Sub is a party or by which Acquiror or Merger Sub or any property or asset of Acquiror or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have an Acquiror Material Adverse Effect. Each of Acquiror and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, and orders of any Governmental Authority necessary for Acquiror or Merger Sub to own, lease and operate its properties and assets in the manner in which they are now owned, leased and operated, or to carry on its business as it is now being conducted.

SECTION 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Acquiror has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 30, 2026 through the date of this Agreement, together with any amendments, restatements or supplements thereto (collectively, the “Acquiror SEC Reports”). As of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), the Acquiror SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with GAAP (applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto)) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Acquiror as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of unaudited statements, to normal and recurring year-end adjustments and absence of notes which have not had, and would not reasonably be expected to individually or in the aggregate be material in amount or effect. Acquiror has no off-balance sheet arrangements that are not disclosed in the Acquiror SEC Reports. No financial statements other than those of Acquiror are required by GAAP to be included in the consolidated financial statements of Acquiror.

(c) Except for any fees and expenses payable by Acquiror or Merger Sub as a result of or in connection with the consummation of the Transactions, neither Acquiror nor Merger Sub has any liability nor obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Reports, (ii) liabilities and obligations arising in the ordinary course of Acquiror’s and Merger Sub’s business, or (iii) which would not be, or would not reasonably be expected to be, material to Acquiror.

(d) Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by JOBS Act, Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. To Acquiror’s knowledge, such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(e) Acquiror maintains systems of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that, to Acquiror’s knowledge, are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Acquiror maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Acquiror has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Acquiror to Acquiror’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Acquiror to record, process, summarize and report financial data. Acquiror has no knowledge of any fraud or whistle-blower allegations, whether material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Acquiror. Since February 9, 2026, there have been no material changes in Acquiror’s internal control over financial reporting.

(f) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror, or (iii) any claim or allegation regarding any of the foregoing.

(h) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Acquiror SEC Reports. To the knowledge of Acquiror, none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date of this Agreement.

(i) The Acquiror Common Shares, Existing Acquiror Warrants and Acquiror Units are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq. Acquiror has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such securities. There are no Actions pending or, to the Knowledge of Acquiror, threatened, against Acquiror by the Financial Industry Regulatory Authority, Nasdaq or the SEC with respect to any intention by such entity to suspend, deregister, prohibit or terminate the listing of such securities on Nasdaq. Acquiror is in material compliance with all of the applicable listing and corporate governance rules and regulations of Nasdaq.

SECTION 5.08 Absence of Certain Changes or Events. Since the date of Acquiror’s formation, except as expressly contemplated by this Agreement and the Ancillary Agreements, (a) Acquiror has conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the Acquiror IPO Prospectus (including the investigation of the Company and the Company Subsidiaries and the negotiation and execution of this Agreement) and related activities, and (b) there has not been any Acquiror Material Adverse Effect. There are no agreements, commitments, or order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing the ability of Acquiror to enter into and perform its obligations under this Agreement or the Transaction Documents.

SECTION 5.09 [RESERVED].

SECTION 5.10 Investment Company Act. Neither Acquiror nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.11 Affiliate Agreements. Except as described in Acquiror SEC Reports, neither Acquiror nor Merger Sub is a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer, employee, manager, or director of Acquiror or Merger Sub, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests (or securities convertible or exercisable for capital stock or equity interests) of Acquiror or Merger Sub or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act). Except as set forth in Schedule 5.11 of the Acquiror Disclosure Schedules, no change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments payable by Acquiror or any of its Subsidiaries to any current or former employee (including any amounts due under any consulting agreement with any such former employee), independent contractor, officer, or director of Acquiror or any of its Subsidiaries as a result of the Transactions (and not tied to any subsequent event or condition, such as a termination of employment), including the employer portion of any payroll Taxes arising therefrom.

SECTION 5.12 Brokers. Except as set forth in Schedule 5.12 of the Acquiror Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or Merger Sub or any of their Affiliates.

SECTION 5.13 Absence of Litigation. There is no Action pending or, to the knowledge of Acquiror, threatened against Acquiror, or any property or asset of Acquiror before any Governmental Authority. Neither Acquiror nor any material property or asset of Acquiror is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Authority.

SECTION 5.14 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than incident to the Transactions, or incurred any obligation or liability, other than those incident to its formation or as contemplated by this Agreement and other Transaction Documents. There are no agreements, commitments, or order binding upon Merger Sub or to which Merger Sub is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing the ability of Merger Sub to enter into and perform its obligations under this Agreement or the Transaction Documents.

SECTION 5.15 Acquiror Trust Fund. As of the date of this Agreement, Acquiror has no less than the gross proceeds received from the initial public offering of the Acquiror in the trust fund established by Acquiror for the benefit of its public shareholders (the “Trust Fund”) maintained in a trust account at Odyssey Transfer and Trust Company (“Trustee”) (such account, the “Trust Account”), pursuant to the Investment Management Trust Agreement, dated as of February 5, 2026, between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Acquiror has complied in all material respects with the terms of the Trust Agreement and is not in material breach thereof or default thereunder and, to the knowledge of Acquiror, there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a material breach or default by Acquiror or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between Acquiror and the Trustee that would cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of Acquiror, that would entitle any person (other than shareholders of Acquiror who shall have elected to redeem their Acquiror Class A Shares pursuant to the Acquiror Articles of Association) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Agreement, the Acquiror Articles of Association and Acquiror’s final prospectus dated February 5, 2026 (the “Acquiror IPO Prospectus”). As of the date of this Agreement, there are no Actions pending or, to the knowledge of Acquiror, threatened in writing with respect to the Trust Account. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, Acquiror shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Acquiror as promptly as practicable, the

Trust Fund in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Acquiror due and owing or incurred at or prior to the Effective Time shall be paid as and when due and prior to the release, including all amounts payable (a) to Acquiror Shareholders who shall have exercised their Redemption Rights; (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law; (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Acquiror in connection with its efforts to effect the Merger. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.

SECTION 5.16 Employees. Acquiror and Merger Sub have no unsatisfied material liability with respect to any employee, officer, or director. Acquiror and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any liability, actual or contingent, including through association with an ERISA Affiliate, under any employment agreement, or any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, change in control, fringe benefit, sick pay, and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement by Acquiror nor the consummation of the Transactions (either alone or in combination with another event) will (i) result in the payment or benefits (including severance, unemployment compensation, golden parachute, bonus or any other amount) to any employee, director, officer or independent contractor of Acquiror or Merger Sub, (ii) accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual by Acquiror or Merger Sub, (iii) result in an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, or (iv) require a “gross-up,” indemnification for, or payment to any employee, director, officer or independent contractor of Acquiror or Merger Sub for any Taxes imposed under Section 409A or Section 4999 of the Code or otherwise.

SECTION 5.17 Taxes.

(a) Acquiror and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) have timely paid all income and other material Taxes (whether or not shown on any Tax Return) that are due and payable by it; (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (iv) do not have any audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters in progress, pending or threatened in writing, and there are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax with respect to Acquiror or Merger Sub that have not been fully paid. The unpaid Taxes of Acquiror and Merger Sub did not, as of the date of the Most Recent Balance Sheet, exceed the amount accrued for current Taxes payable (for clarity, excluding any deferred Tax liabilities established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet included in the Financial Statements. Since the date of the Most Recent Balance Sheet, neither Acquiror nor Merger Sub has incurred any liability for Taxes, except in the ordinary course of business consistent with past practice.

(b) Neither Acquiror nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (excluding any agreement, contract, or arrangement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

(c) Neither Acquiror nor Merger Sub will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) entered into or created on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business or (vi) use of an improper method of accounting prior to the Closing. No elections pursuant to Section 965 of the Code related to Acquiror or Merger Sub have been made. Acquiror and Merger Sub have always used the accrual method of accounting for Tax purposes since its formation.

(d) Acquiror and Merger Sub have timely withheld and paid to the appropriate Tax authority all material amounts of Taxes required to have been withheld and paid in connection with amounts, or benefits under any Plan, paid or owing to any current or former employee, Contingent Worker, creditor, shareholder or other third party and have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including all reporting and record keeping requirements.

(e) Neither Acquiror nor Merger Sub has been a member of an affiliated group filing a consolidated, combined, or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which Acquiror was the common parent).

(f) Neither Acquiror nor Merger Sub has any material liability for the Taxes of any person (other than Acquiror or Merger Sub) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (but excluding any contract entered into the ordinary course of business the primary purpose of which does not relate to Taxes), or otherwise.

(g) Neither Acquiror nor Merger Sub (i) has any request for a material ruling in respect of Taxes pending between Acquiror and/or Merger Sub, on the one hand, and any Tax authority, on the other hand; or (ii) has pursued or entered into any closing agreement, private letter ruling, technical advice memoranda or similar agreements with any Tax authority.

(h) Neither Acquiror nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(i) Each of Acquiror and Merger Sub is, and has been at all times since formation, treated as a C corporation for U.S. federal income Tax purposes.

(j) Neither Acquiror nor Merger Sub has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law).

(k) Neither Acquiror nor Merger Sub has engaged in or entered into a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l) Neither the IRS nor any other Tax authority has made or asserted in writing or, to the knowledge of Acquiror, has threatened to assert against Acquiror or Merger Sub any deficiency or claim for any material Taxes. Neither Acquiror nor Merger Sub has received written notice of any claim from a Tax authority in a jurisdiction in which Acquiror or Merger Sub does not file Tax Returns stating that Acquiror or Merger Sub is or may be subject to Tax in such jurisdiction.

(m) Neither Acquiror nor Merger Sub has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither Acquiror nor Merger Sub has taken, has agreed to take, or intends to take any action, in each case, not contemplated by this Agreement or any Ancillary Agreement, that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment. To the knowledge of Acquiror, no facts or circumstances exist that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.

(o) There are no Tax Liens upon any assets of Acquiror or Merger Sub except for Permitted Liens.

(p) Each of Acquiror and Merger Sub has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(q) Neither Acquiror nor Merger Sub has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(r) Acquiror has prior to the date of this Agreement made available to the Company true, complete and correct copies of the U.S. federal income Tax Returns actually filed by the Acquiror for its taxable years beginning after December 31, 2024.

(s) No written claim has been made in the last three (3) years by a Governmental Authority in a jurisdiction in which Acquiror does not file Tax Returns that Acquiror is or may be subject to taxation in that jurisdiction, which claim has not been resolved.

(t) Acquiror has not claimed any “employee retention credits” under Section 3134 of the Code.

(u) Acquiror is in material compliance with escheat and unclaimed property laws.

SECTION 5.18 Certain Business Practices; International Trade Laws.

(a) Since the date of formation of Acquiror, neither Acquiror, nor to the Knowledge of Acquiror, any of its directors, officers, employees, or, any of its Affiliates or agents acting for or on behalf of Acquiror, has, directly or indirectly, taken any act that would cause Acquiror to be in violation of Anti-Corruption Laws in any material respect. Since the date of formation of Acquiror, neither Acquiror, nor to the Knowledge of Acquiror, any of its directors, officers, employees, or, any of its Affiliates or agents acting for or on behalf of Acquiror, has been the subject of any action, proceeding, litigation, claim, or, to the Knowledge of Acquiror, investigation, with regard to any actual, alleged, or suspected violation of applicable Anti-Corruption Laws.

(b) Since the date of formation of Acquiror, the operations of Acquiror have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, and no Action involving Acquiror with respect to any of the foregoing is pending or, to the Knowledge of Acquiror, threatened.

(c) None of Acquiror, or to the Knowledge of Acquiror, any of its directors, officers, employees or, any other Representative acting on behalf of Acquiror is currently a Sanctioned Person. Neither Acquiror nor any of its directors or officers has engaged in any conduct or activity in violation of International Trade Laws or Sanction Laws in any material respect.

SECTION 5.19 Insurance Schedule 5.19 of the Acquiror Disclosure Schedules lists all material insurance policies held by Acquiror. All premiums due and payable under all such insurance policies have been timely paid and Acquiror is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect.

SECTION 5.20 Material Contracts.

(a) Except for (x) what is reflected or reserved for on the financial statements or disclosed in the notes thereto included in the filings that Acquiror made with the SEC since Acquiror’s formation, (y) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 6.02), or (z) as set forth in the Acquiror SEC Reports, Schedule 5.20 of the Acquiror Disclosure Schedules sets forth a true, correct and complete list of each Contract to which Acquiror is a party that (i) creates or imposes a liability greater than $10,000 individually or $50,000 in the aggregate, (ii) may not be cancelled by Acquiror on less than 60 days’ prior notice without payment of a material penalty or termination fee, (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Acquiror, or (iv) is a “material contract” (as such term is defined in Regulation S-K) (each, an “Acquiror Material Contract”). All Acquiror Material Contracts have been made available to the Company other than those that are exhibits to the Acquiror SEC Reports.

(b) With respect to each Acquiror Material Contract: (i) the Acquiror Material Contract is valid, binding and enforceable in all material respects against Acquiror and, to the Knowledge of Acquiror, the other parties thereto; (ii) Acquiror is not in breach or default in any material respect; and (iii) to the Knowledge of Acquiror, no other party to any Acquiror Material Contract is in breach or default in any material respect.

SECTION 5.21 Properties. Acquiror does not own, license or otherwise have any right, title or interest in or to any material Intellectual Property. Acquiror does not own or lease any real property or personal property.

SECTION 5.22 Exclusivity of Representations and Warranties.

(a) Except as otherwise expressly provided in this Article V (as modified by Acquiror Disclosure Schedules), the Acquiror Parties hereby expressly disclaim and negate, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to any Acquiror Party, their Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its Affiliates or any of their respective Representatives by, or on behalf of, any Acquiror Party, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither any Acquiror Party nor any other person on behalf of any Acquiror Party has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of any Acquiror Party (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Company, its Affiliates or any of its or their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

(b) Each Acquiror Party, on its own behalf and on behalf of its Affiliates and its or their respective Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Company and Company Subsidiaries. In entering into this Agreement, each Acquiror Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article IV and no other representations or warranties of the Company or any other Person, either express or implied, and each Acquiror Party, on its own behalf and on behalf of its Affiliates and its or their respective Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV, none of the Company, any Company Subsidiary nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. Neither the Acquiror Parties nor any of their Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article IV. Notwithstanding anything to the contrary in this Agreement, claims against the Company or Company Subsidiaries shall not be limited in any respect in the event of Fraud.

ARTICLE VI.
CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Schedule 6.01(a) of the Company Disclosure Schedules, or (3) as required by applicable Law, unless Acquiror shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business, in all material respects, in the ordinary course of business and in a manner consistent with past practice and as required by applicable Law; and

(ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in all material respects.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Schedule 6.01(b) of the Company Disclosure Schedules, and (3) as required by applicable Law, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld or delayed), provided, that no action or inaction by the Company and a Company Subsidiary with respect to matters specifically address by clause (i) through (xxix) below shall be deemed a breach of the foregoing unless such action or inaction would constitute a breach of such clause (i) through (xxix) specifically:

(i) amend or otherwise change in any material respects its certificate of incorporation or bylaws or equivalent Organizational Documents or engage in any reorganization, reclassification, liquidation, dissolution, or similar transaction, or otherwise amend any terms of any shares or series of the Company’s or any Company Subsidiary’s capital stock or equity interests, or form or cause to be formed any new Company Subsidiary;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of the Company or any Company Subsidiary, other than the exercise or settlement of any Company Options issued under the Company Option Plan and applicable award agreements that are outstanding on the date of this Agreement in accordance with their terms as in effect as of the date of this Agreement;

(iii) sell, pledge, lease, dispose of, encumber, or authorize the sale, pledge, lease, disposition or encumbrance of any material assets, properties, interests or business of the Company or any Company Subsidiary except (i) dispositions of obsolete or worthless equipment in the ordinary course of business and consistent with past practice, (ii) sales of inventory in the ordinary course of business and consistent with past practice, and (iii) pledges, non-exclusive licenses and encumbrances on property and assets in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to be material to the Company;

(iv) make or commit to make any capital expenditures in excess of $250,000 individually or $750,000 in the aggregate;

(v) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests;

(vi) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock, membership interests or other equity interests of the Company or the Company Subsidiaries;

(vii) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, association, joint venture, other business organization or any division thereof in an amount in excess of $15,000,000 and the hiring of employees in connection with any of the foregoing shall be deemed to be in the ordinary course of business for purposes of this Section 6.01; or (B) except for (x) Company Financing with gross proceeds therefrom of up to $5,000,000 (through a combination of convertible securities and debt) or (y) the Debt Financing, incur any indebtedness for borrowed money or issue any debt securities or any rights to acquire debt securities of the Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(viii) suffer or incur any Lien, except for Permitted Liens, on its assets, other than pursuant to any Company Financing with gross proceeds therefrom of up to $5,000,000 or the Debt Financing;

(ix) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to be material to the Company);

(x) terminate or allow to lapse any Insurance Policy protecting any of the Company’s or Company Subsidiaries’, as applicable, material business or assets, unless simultaneously with such termination or lapse, using commercially reasonable efforts to procure a replacement policy having comparable coverage as the coverage under the terminated or lapsed policy on terms, including premiums that are in-line with market standard;

(xi) institute, waive, release, settle or agree to waive, release or settle any Action before any Governmental Authority, in each case in excess of $500,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xii) change its principal place of business or jurisdiction of organization;

(xiii) enter into or amend, terminate or waive or release any material rights, claim or benefits under, any Contract or transaction with or distribute or advance any assets or property to any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on Schedule 6.01(b)(xiii) of the Company Disclosure Schedules as existing on the date of this Agreement;

(xiv) take any action, or fail to take any action, where such action or failure would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(xv) other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Schedule 4.11(a) of the Company Disclosure Schedules, (i) grant, increase or accelerate or commit to accelerate the funding, payment or vesting of any severance, retention, change in control or termination or similar pay, or any award under any Company Option Plan or otherwise (including any cash or equity or equity-based incentive), except in connection with the promotion, hiring or termination of employment of any employee of the Company or any Company Subsidiary in the ordinary course of business consistent with past practice (and otherwise consistent with the terms herein), (ii) establish any trust or take any other action to secure the payment of any compensation payable by the Company or any of the Company’s Subsidiaries or (iii) take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable by the Company or any Company Subsidiary;

(xvi) adopt, amend, and/or terminate any Plan except as may be required by applicable Law, as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, or health and welfare plan renewals in the ordinary course of business that are consistent in coverage, cost and benefits provided previously;

(xvii) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(xviii) make, change or revoke any material Tax election, adopt or change any accounting method concerning Taxes, change any Tax accounting period or material Tax accounting method, amend a material Tax Return or settle or compromise any examination, audit or other Action relating to material amounts of Taxes, enter into any closing (or similar) agreement with a Governmental Authority with respect to Taxes fail to pay any material Tax when due (including estimated Taxes), enter into any Tax allocation, Tax sharing, Tax indemnity agreement (other than any contract entered into the ordinary course of business the primary purpose of which does not relate to Taxes), surrender or forfeit any claim for a refund of Taxes, waive or extend the statute of limitations in respect of Taxes, or prepare any Tax Return in a manner inconsistent in any material aspect with past practices;

(xix) (i) amend, or modify or terminate or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or Lease, or amend, waive, modify, terminate or consent to the termination of (excluding any expiration in accordance with its terms), delay the exercise of, release or assign the Company’s or any Company Subsidiary’s material rights thereunder, except in the ordinary course of business or would not reasonably be expected to have a Company Material Adverse Effect;

(xx) make any material alterations or improvements to the Owned Real Property or the Leased Real Property, or amend any written or oral agreements affecting the Owned Real Property or the Leased Real Property;

(xxi) sell, assign, lease, license, sublicense, covenant not to assert, encumber, cancel, dispose of, abandon, fail to maintain, permit to lapse or expire, convey, or otherwise transfer (or agree to do any of the foregoing with respect to), any material Company IP, except for (A) the expiration of Registered Company IP in accordance with the applicable statutory term or Contract (without the possibility of any further extension or renewal), (B) where Company, using its reasonable business judgment, determines that such Registered Company IP is not material to its business, (C) where it involves non-exclusive, non-source code licenses granted in the ordinary course of business or (D) where such action would not reasonably be expected to have a Company Material Adverse Effect;

(xxii) except in the ordinary course of business or as set forth on Schedule 6.01(b)(xxii) of the Company Disclosure Schedules, (A) hire, or otherwise enter into any employment or consulting agreement or arrangement with, any person, with annual compensation in excess of $500,000, (B) terminate any existing employee with annual compensation in excess of $500,000 or any existing officer, other than terminations for cause or due to death or disability, (C) grant any material increase in the compensation of any employee or other individual service provider with annual compensation in excess of $500,000, or any current or former officer or director, (D) adopt or modify any benefit plan for the benefit of any employee or other individual service provider with annual compensation in excess of $500,000, or any current or former officer or director, or (E) materially amend any existing agreement with any employee or other individual service provider with annual compensation in excess of $500,000, or any current or former officer or director;

(xxiii) implement or announce any employee layoffs, plant closings, reductions-in-force, furloughs, temporary layoffs, reduction in terms and conditions of employment, or other actions that could implicate the WARN Act, or waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of the Company or any Company Subsidiary;

(xxiv) disclose or agree to disclose to any Person (other than Acquiror or any of its representatives) any Trade Secret or any other material confidential or proprietary information, know-how or process of the Company or any Company Subsidiary, in each case other than in the ordinary course of business consistent with past practice and pursuant to customary contractual obligations to maintain the confidentiality thereof;

(xxv) enter into or extend any collective bargaining agreement or similar labor agreement, or recognize or certify any labor union, labor organization, or group of employees of the Company or any Company Subsidiary as the bargaining representative for any employees of the Company or any Company Subsidiary;

(xxvi) (i) limit the right of the Company or any Company Subsidiary to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Company and the Company Subsidiaries, taken as a whole; or

(xxvii) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 6.02 Conduct of Business by Acquiror and Merger Sub Pending the Merger. Acquiror and Merger Sub agree that, from the date of this Agreement until the earlier of the termination of this Agreement and the Closing Date, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Schedule 6.02 of the Acquiror Disclosure Schedules, or (3) as required by applicable Law, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Acquiror and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, or as required by applicable Law, neither Acquiror nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) amend or otherwise change the Organizational Documents of Acquiror or Merger Sub or form any Subsidiary of Acquiror other than Merger Sub, or otherwise amend any terms of any shares or series of Acquiror’s or Merger Sub’s capital stock or equity interests, except as contemplated herein or to extend the period to consummate an initial Business Combination of Acquiror set forth in the Acquiror Articles of Association;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Acquiror Articles of Association or other equity interests;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Acquiror Common Shares or Existing Acquiror Warrants except for the exercise of the Redemption Rights or as otherwise contemplated by the Acquiror Proposals or pursuant to the Acquiror Articles of Association in order to consummate the Transactions;

(d) (i) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Acquiror or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Acquiror or Merger Sub or (ii) amend any term of any Existing Acquiror Warrants, Acquiror Units, or Acquiror Rights, other than (1) in connection with the exercise of any Existing Acquiror Warrants outstanding on the date hereof, (2) the Transactions or (3) entry into a private placement of Acquiror Common Stock or other securities of Acquiror, such placement to be consummated prior to or substantially concurrent with the consummation of the Transactions;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) a material portion of the assets or equity of, any corporation, partnership, association, joint venture, other business organization, other than pursuant to existing contracts or commitments or (y) in the ordinary course of business;

(f) except for (i) in the ordinary course of business, or (ii) such indebtedness as is necessary to amend the Acquiror Articles of Association to the extent the period to consummate an initial Business Combination of Acquiror set forth in the Acquiror Articles of Association and to provide working capital to Acquiror, or fund the transaction expenses or other ordinary course operating expenses of Acquiror through such period, including for such payables as have been incurred but not paid by Acquiror as reported in the Acquiror SEC Reports, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Acquiror, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice;

(g) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h) take any action, fail to take any action, where such action or failure could reasonably be expected to prevent or impede the transactions contemplated in this Agreement from qualifying for the Intended Tax Treatment;

(i) liquidate, dissolve, reorganize or otherwise wind up the business and operations of Acquiror or Merger Sub, other than as required by applicable Law or by the Acquiror Articles of Association in the event the Transactions are not consummated; or

(j) amend the Trust Agreement, other than as contemplated by the Acquiror Proposals or as otherwise required to effectuate the Transactions;

(k) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 6.03 Claims Against Trust Account. The Company acknowledges and understands that Acquiror is a blank check company and Acquiror has established the Trust Account containing the proceeds of Acquiror’s initial public offering (including interest accrued from time to time thereon) for the benefit of Acquiror’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances as set forth in the Acquiror IPO Prospectus, the Acquiror Articles of Association, and the Trust Agreement. The Company further acknowledges and agrees that Acquiror’s sole assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the Transactions or, in the event of termination of this Agreement, another Business Combination, are or is not consummated by the Business Combination Deadline or such later date as approved by the shareholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its shareholders the amounts being held in the Trust Account. For and in consideration of Acquiror entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, on behalf of itself and its Affiliates, acknowledges and agrees that it does not and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against, the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company, its Affiliates or any of its or their respective Representatives on the one hand, and Acquiror, its Affiliates or any of its or their respective Representatives on the other hand, this Agreement, or any proposed or actual business relationship between Acquiror, its Affiliates or any of its or their respective Representatives, on the one hand, and the Company, its Affiliates or any of its or their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Trust Account Released Claims”). The Company, on behalf of itself and its Affiliates, hereby irrevocably waives any Trust Account Released Claims that it or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Acquiror or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its Affiliates to induce Acquiror to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. In the event that the Company or any of its Affiliates commences any action or proceeding against or involving the Trust Account in violation of the foregoing, Acquiror shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, if the Acquiror or its Representatives, as applicable, prevails in such action or proceeding. In the event that the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Acquiror or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Acquiror or its Representatives, the Company hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account (including any funds that have been released from the Trust Account or any assets that have been purchased or acquired with any such funds) and that such claim shall not permit it or any of its Affiliates (or any Person claiming on behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding the foregoing, the Trust Account Released Claims and related waivers will not limit or prohibit the Company from pursuing a claim against Acquiror, Merger Sub or any other Person for specific performance or other equitable relief in connection with the Transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to any redemption pursuant to the Redemption Rights)), so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemption. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.03 shall survive the termination of this Agreement with respect to the obligations set forth in this Agreement.

ARTICLE VII.
ADDITIONAL AGREEMENTS

SECTION 7.01 Proxy Statement; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, (i) Acquiror (with the assistance and cooperation of the Company as reasonably requested by Acquiror including delivery of the Additional Quarterly Financial Statements in accordance with Section 7.14) shall prepare and file with the SEC the Proxy Statement to be sent to the Acquiror Shareholders and from which the Company may derive an information statement that it can send to the stockholders of the Company relating to (A) with respect to the Company Stockholders, the action to be taken by certain stockholders of the Company pursuant to the Written Consent and (B) with respect to Acquiror Shareholders, the Special Meeting to be held to consider (i) approval of the Transactions, including the Business Combination, and the adoption and approval of this Agreement (the “Transaction Proposal”), (ii) approval of the Acquiror Charter (the “Amendment Proposal”) and certain non-binding proposals relating to the approval of the Amendment Proposal, (iii) approval of the issuance of the Acquiror Common Stock as Aggregate Closing Merger Consideration in accordance with the rules of Nasdaq (the “Nasdaq Proposal”), (iv) approval and adoption of the Acquiror Equity Incentive Plan (the “Acquiror Equity Plan Proposal”), (v) the election of five (5) directors who, upon consummation of the Transactions, will be the directors of Acquiror (the “Director Election Proposal”), (vi) the Domestication (the “Domestication Proposal”), (vii) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals (the “Adjournment Proposal”) and (viii) approval of any other proposals reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the Transactions (each, an “Additional Proposal” and, together with the Transaction Proposal, the Amendment Proposal, the Nasdaq Proposal, the Acquiror Equity Plan Proposal, the Director Election Proposal, the Domestication Proposal and the Adjournment

Proposal, the “Acquiror Proposals”, and the Acquiror Proposals other than the Adjournment Proposal and any Additional Proposal, the “Required Acquiror Proposals”) and (ii) Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement, the “Registration Statement”) in connection with the registration under the Securities Act of the Acquiror Common Stock and Acquiror Warrants to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement. The Company shall furnish all information concerning the Company as Acquiror may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement.

(b) Acquiror and the Company each shall use their reasonable best efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with the rules and regulations promulgated by the SEC applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC or its staff concerning the Registration Statement and any amendment to the Registration Statement filed in response thereto, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable, and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the Registration Statement is declared effective under the Securities Act, each of the Company and Acquiror shall cause the Proxy Statement to be mailed to their respective stockholders. Each of Acquiror and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or their respective Subsidiaries to any regulatory authority (including Nasdaq) in connection with the Merger and the other Transactions. The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company and Company Subsidiaries, Acquiror in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement and any other filings to be made by Acquiror with the SEC in connection with the Transactions, and responding in a timely manner to comments on the Registration Statement from the SEC, (ii) to, and cause Company Subsidiaries and its and their applicable officers, directors, managers, employees, consultants, counsel, accountants, agents and other representatives to, promptly provide Acquiror and its counsel, accountants, agents and other representatives, as applicable, with documents required to be filed with the Registration Statement under the applicable SEC requirements, including but not limited to, those pursuant to Item 601 of Regulation S-K under the Securities Act as if the Company was the registrant, and (iii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC. The Company shall use commercially reasonable efforts to cooperate with the Acquiror to ensure the Company’s readiness for operation as a public company, including with respect to the Company’s accounting and financial reporting, finance effectiveness, financial planning and analysis, tax, internal controls and internal audit, human resources and compensation, treasury, enterprise risk management, technology and cybersecurity functions.

(c) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement, will be made by any party without the prior approval of the other parties hereto (such approval not to be unreasonably withheld, conditioned, or delayed). Acquiror and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Acquiror Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement, the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Acquiror and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.

(d) Acquiror represents that the information supplied by Acquiror for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Acquiror Shareholders, (iii) the time of any meeting of the Acquiror Shareholders to be held in connection with the Transactions, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, Acquiror makes no representation or warranty with respect to: (a) statements made or incorporated by reference therein in any of the foregoing documents based on information supplied by Company for inclusion therein or (b) any projections or forecasts or forward-looking statements included in the Registration Statement or Proxy Statement. If, at any time prior to the Effective Time, any event or circumstance relating to Acquiror or Merger Sub, or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Acquiror shall promptly inform the Company and cooperate and agree (such agreement not to be unreasonably withheld, conditioned or delayed) with the Company on an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders, such that the Registration Statement no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. All documents that Acquiror is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(e) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Acquiror Shareholders, (iii) the time of any meeting of the Acquiror Shareholders to be held in connection with the Transactions, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty with respect to: (x) statements made or incorporated by reference therein in any of the foregoing documents based on information supplied by Acquiror for inclusion therein or (y) any projections or forecasts or forward-looking statements included in the Registration Statement or Proxy Statement. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Acquiror and cooperate and agree (such agreement not to be unreasonably withheld, conditioned or delayed) with Acquiror on an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders, such that the Registration Statement no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, however, that no information received by Acquiror pursuant to this Section 7.01(e) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Company Disclosure Schedules. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(f) Without the prior written consent of the Company, the Acquiror Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror Shareholders at the Special Meeting.

SECTION 7.02 Acquiror Shareholders’ Meetings; Company Stockholder Approval Acquiror shall use reasonable best efforts to call and hold the Special Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting upon the Acquiror Proposals, and Acquiror shall use its reasonable best efforts to hold the Special Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Acquiror shall use its reasonable best efforts to solicit from its shareholders proxies as promptly as practicable after the date on which the Registration Statement becomes effective in favor of the Acquiror Proposals. The Acquiror Board shall recommend to its stockholders that they approve the Acquiror Proposals (the “Acquiror Board Recommendation”) and shall include such recommendation in the Proxy Statement, and neither the Acquiror Board, nor any committee thereof, shall change, withdraw, qualify or modify, in each case in a manner adverse to the Company, the Acquiror Board Recommendation (the “Acquiror Modification in Recommendation”); provided, that, at any time prior to obtaining the Acquiror Shareholder Approval, the Acquiror Board may make an Acquiror Modification in Recommendation in response to an Acquiror Intervening Event if the Acquiror Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make such an Acquiror Modification in Recommendation would constitute a breach by the Acquiror Board of its duties under Cayman Islands Law; provided, however, that the Acquiror Board may not make an Acquiror Modification in Recommendation unless Acquiror notifies the Company in writing at least 10 Business Days before taking that action of its intention to do so (it being understood that any material development with respect to such Acquiror Intervening Event shall require a new notice with an additional five Business Day period from the date of such notice) and negotiates, and causes its financial and legal advisors to negotiate, with the Company in good faith during the applicable notice period (to the extent that the Company seeks to negotiate) regarding any revisions to the terms of the Transactions proposed by the Company so as to obviate the need for an Acquiror Modification in Recommendation and, following such good faith negotiations, the Acquiror Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such Acquiror Modification in Recommendation would constitute a breach by the Acquiror Board of its duties under applicable Law. Notwithstanding the foregoing provisions of this Section 7.02, if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of Acquiror Common Shares to obtain the Acquiror Shareholder Approval, as applicable, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Special Meeting.

SECTION 7.03 Company Stockholder Approval. The Company’s Board of Directors shall recommend that the holders of Company Common Stock vote in favor of the approval of this Agreement and any other matters related to this Agreement or the Transactions that the Company submits to the holders of Company Common Stock (the “Company Board Recommendation”), and neither the Company’s Board of Directors, nor any committee thereof, shall change, withdraw, qualify or modify, in each case in a manner adverse to Acquiror, the Company Board Recommendation (“Company Modification in Recommendation”), provided, that, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Company Modification in Recommendation in response to a Company Intervening Event if the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make such a Company Modification in Recommendation would constitute a breach by the Company Board of its duties under the Laws of the State of Delaware; provided, however, that the Company Board may not make a Company Modification in Recommendation unless the Company notifies the Acquiror in writing at least 10 Business Days before taking that action of its intention to do so (it being understood that any material development with respect to such Company Intervening Event shall require a new notice with an additional five Business Day period from the date of such notice) and negotiates, and causes its financial and legal advisors to negotiate, with the Acquiror in good faith during the applicable notice period (to the extent that the Acquiror seeks to negotiate) regarding any revisions to the terms of the Transactions proposed by the Acquiror so as to obviate the need for a Company Modification in Recommendation and, following such good faith negotiations, the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such Company Modification in Recommendation would constitute a breach by the Company Board of its duties under the Laws of the State of Delaware. The Company shall convene a meeting of the stockholders of the Company for the purpose of voting solely upon the adoption of this Agreement and the Transactions, including the Merger, as soon as reasonably practicable, after the date on which the Registration Statement becomes effective and the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval at such meeting of the stockholders of the Company and shall take all other action necessary or advisable to secure the Company Stockholder Approval as soon as reasonably practicable.

In the event the Company is not able to obtain the Company Stockholder Approval in such manner, the Company shall be entitled to solicit and obtain the Company Stockholder Approval by the irrevocable written consent from the Key Company Stockholders in favor of the approval and adoption of this Agreement and the Merger and all other Transactions (the “Written Consent”) as soon as reasonably practicable after initial attempt to obtain Company Stockholder Approval. Promptly following the receipt of the Company Stockholder Approval via the executed Written Consent from the Key Company Stockholders, the Company will prepare (subject to the reasonable approval of Acquiror) and deliver, to the holders of Company Common Stock who have not executed and delivered the Written Consent, the notice required by Section 228(e) of the DGCL, which shall include a description of the appraisal rights of such holders available under Section 262 of the DGCL, along with such other information as is required thereunder and pursuant to applicable Law.

SECTION 7.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time (the “Interim Period”), solely for the purpose of facilitating the consummation of the Transaction, the Company and Acquiror shall (and shall cause their respective Subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon reasonable advance notice to the other party, to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books, records projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses thereof and such information concerning the business, properties, contracts, assets, liabilities, personnel, financial and operating data and other aspects of such party and its Subsidiaries as the other party or its Representatives may reasonably request; provided, that such access shall not be unreasonably invasive or intrusive. Notwithstanding the foregoing, neither the Company nor Acquiror shall be required to provide access to or disclose information where the access or disclosure would (i) in the judgment of external legal counsel of such party, jeopardize the protection of attorney-client privilege, be prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, or contravene applicable Law (provided, that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation or applicable Law), or (ii) require providing access that such party reasonably determine would jeopardize the health and safety of any employee of such party (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to provide access to any information (x) that is personally identifiable information of a third party that is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, or (y) the disclosure of which would violate any Law.

(b) All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the mutual confidential disclosure agreement, effective as of February 11, 2026 (the “Confidentiality Agreement”), between Acquiror and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any Tax advisor regarding the Intended Tax Treatment and Tax structure of the Transactions and may disclose to any other person, the Intended Tax Treatment and Tax structure of the Transactions and all materials (including opinions or other Tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, Acquiror hereby agrees that, during the Interim Period, it shall not contact any employee (other than executive officers), customer, supplier, distributor or other material business relation of the Company or any Company Subsidiary regarding the Company, any Company Subsidiary, or their respective business or the Transactions without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 7.05 Exclusivity.

(a) For purposes of this Agreement, (i) an “Alternative Transaction Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, any transaction (other than the Transactions) concerning the sale, lease, exchange or other disposition of (x) 15% or more of the business or assets of the Company and the Company Subsidiaries on a consolidated basis or (y) 15% or more of the issued and outstanding shares or other equity interests of the Company, in any case, whether such transaction takes the form of a sale or issuance of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise, in a single transaction or series of transactions, and (B) with respect to each of Acquiror and the Company, as applicable, a transaction (other than the Transactions) concerning a Business Combination. As used herein with respect to such Party, the term “Alternative Proposal” shall not include the receipt by Acquiror or the Company, as the case may be, of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Acquiror’s or the Company’s interest in a business combination transaction; provided, however, that each such Party shall inform the person initiating such communication of the existence of this Agreement.

(b) During the Interim Period, or if earlier, prior to the termination of this Agreement in accordance with its terms, neither the Company nor Acquiror shall, or shall permit any of their respective Representatives to, directly or indirectly, (A) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage (including by way of furnishing non-public information) or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral, relating to an Alternative Transaction, (B) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, any Alternative Transaction Proposal, (C) commence, continue or renew any due diligence investigation regarding any Alternative Transaction Proposal, (D) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction Proposal, or (E) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company or Acquiror, as the case may be, shall, and shall cause their respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than with the Company, Acquiror, Sponsor and their respective Representatives) conducted heretofore with respect to, or which is reasonably likely to give rise to or result in, any Alternative Transaction Proposal. If the Company, Acquiror, or any of their respective Representatives receives any unsolicited inquiry or proposal with respect to an Alternative Transaction Proposal at any time prior to the Closing, then such party shall promptly (and in no event later than twenty-four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing that the Company or Acquiror, as the case may be, is subject to an exclusivity agreement that prohibits it from considering such inquiry or proposal, and will refrain from (and to cause its Subsidiaries and their respective Representatives to refrain from) conducting any further discussions with, providing any information to or entering into negotiations with such Persons. The Company or Acquiror, as the case may be, shall promptly (and in no event later than twenty-four (24) hours after such party becoming aware of such inquiry or proposal) provide the other party with a copy of any such written inquiry or proposal or a reasonably detailed summary of any such verbal inquiry or proposal, including in each case the identity of the person making such inquiry or proposal, and keep the other party reasonably informed on a current basis of any modifications to such offer or information. Without limiting the foregoing, each party agrees that any violation of the restrictions set forth in this Section 7.05(b) by its Affiliates or Representatives shall be deemed to be a breach of this Section 7.05(b) by such party.

(c) Each party hereto agrees that the rights and remedies for noncompliance with this Section 7.05 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the other party hereto and that money damages will not provide an adequate remedy.

SECTION 7.06 Employee Benefits Matters. The parties shall cooperate to adopt, or cause to be adopted, a customary equity incentive plan for Acquiror in form and substance reasonably satisfactory to the Company, and in consultation with Acquiror (the “Acquiror Equity Incentive Plan ”). The Acquiror Equity Incentive Plan shall provide for an initial share reserve equal to 20% of Acquiror’s fully diluted outstanding shares as of immediately after the Effective Time, with customary evergreen provisions allowing for automatic annual increases not to exceed 5% annually. The Acquiror Equity Incentive Plan, including its size and structure, shall be determined sufficiently in advance to allow for its inclusion in the Registration Statement to the extent approval by the Acquiror Shareholders is required as part of the Acquiror Proposals. For the avoidance of doubt, none of the equity awards or shares of Acquiror Common Stock issued under the Acquiror Equity Incentive Plan shall result in any increase to the Aggregate Closing Merger Consideration.

SECTION 7.07 Directors’ and Officers’ Indemnification; Tail Insurance.

(a) From and after the Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director and officer of (x) the Company and each of the Company Subsidiaries (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other Organizational Documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the certificate of incorporation and bylaws of each of the Surviving Corporation and Acquiror shall contain provisions no less favorable with respect to exculpation, indemnification, advancement of expenses or expense reimbursement existing in favor of the current or former directors and officers of the Company or Acquiror than are set forth in the Organizational Documents of the Company or Acquiror as of the date of this Agreement, as applicable, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or Acquiror, as applicable, unless such modification shall be required by applicable Law. Acquiror further agrees that with respect to the provisions of the bylaws or limited liability company agreements of the Company Subsidiaries relating to exculpation, indemnification, advancement of expenses or expense reimbursement existing in favor of the current or former directors and officers of the Company Subsidiaries and each Person who served as a director, officer, manager, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company under any organizational documents, indemnification, employment or other similar agreements between any such Person and the Company, such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, managers, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise of such Company Subsidiary, unless such modification shall be required by applicable Law.

(b) For the benefit of the Company and the Company Subsidiaries’ directors and officers, the Company shall be permitted to obtain and fully pay the premium for a “tail” insurance policy with respect to the existing directors’ and officers’ liability insurance in effect on the date hereof that provides coverage with respect to such entities for a six (6) - year period from and after the Effective Time for events occurring prior to the Effective Time (the “Company D&O Tail Insurance”).

(c) After the Closing Date, Acquiror shall maintain director and officer insurance policies on behalf of its then current directors and officers of Acquiror, the Surviving Corporation and the other Company Subsidiaries, and Surviving Corporation shall timely pay or caused to be paid all premiums with respect to such director and officer insurance policies.

(d) On and after the Closing Date, for a period of no less than six (6) years, Acquiror shall maintain public company directors’ and officers’ liability insurance with full, continuous prior acts coverage for pre-Closing acts, errors, omissions, or claims based on the status, covering those Persons that are currently covered by Acquiror’s directors’ and officers’ liability insurance. Such coverage shall be at least the equivalent, including with respect to amount and coverage terms, as that provided under Acquiror’s public company D&O insurance immediately prior to Closing; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6)-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 7.07(d) shall be continued in respect of such claim until the final disposition thereof.

(e) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.07 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Acquiror and the Company and all their respective successors and assigns of Acquiror. In the event that Acquiror or the Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror or the Company, as applicable, shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Company, as applicable, shall succeed to the obligations set forth in this Section 7.07. The provisions of this Section 7.07 (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a D&O Indemnified Party, his or her heirs and his or her personal representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Organizational Documents, or otherwise,

(f) On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Closing directors and officers of Acquiror, which indemnification agreements shall continue to be effective following the Closing.

SECTION 7.08 Notification of Certain Matters.

(a) The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail to be satisfied at the Closing. It is understood and agreed that no such notification (or failure to provide such notification) will affect or be deemed to modify the conditions to the obligations of the parties to consummate the Merger or the remedies available to the parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided under this Section 7.08.

(b) In the event that any litigation related to this Agreement, any Ancillary Agreement or the Transactions is brought, or, to the knowledge of Acquiror or the Company, threatened in writing, against such party, any of its Subsidiaries or any of its directors or officers by any of the Acquiror Shareholders or the Company Stockholders prior to the Closing, the occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied or is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the Transactions or to materially delay the timing thereof (any such Action, “Stockholder Litigation”), such party shall promptly notify the other party of any such litigation and keep the other party reasonably informed with respect to the status thereof. Other than with respect to any Stockholder Litigation where the interests of Acquiror and the Company may be adverse to the other party or in the context of any Stockholder Litigation related to or arising out of an Alternative Transaction Proposal, the Company and Acquiror, as the case may be, shall provide the other party the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the other party’s advice with respect to such litigation and shall not settle any such litigation without prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed.

SECTION 7.09 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, and without limiting any other covenant contained in this Agreement, each of the parties hereto shall, and shall each cause their respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, (i) using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities, (ii) using its reasonable best efforts to obtain all material consents and approvals of third parties to Contracts with Acquiror, the Company or their respective Affiliates (including those consents and approvals set forth in Section 4.05) that are necessary for the consummation of the Transactions and (iii) taking such other action as may reasonably be necessary to satisfy the conditions of Article VIII or otherwise comply with Agreement and to consummate the Transactions as soon as practicable. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action. The Company shall use reasonable best efforts to procure the execution of Ancillary Agreements by the applicable Company Stockholders, to the extent not so executed on or prior to the date hereof.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation, or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings, or communications, including any documents, information and data contained therewith, between them or any of their Affiliates or their respective Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

SECTION 7.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Acquiror and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the applicable national securities exchanges (“Exchanges”), as applicable, each of Acquiror and the Company shall cooperate and consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Furthermore, nothing contained in this Section 7.10 shall prevent Acquiror or the Company and/or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors, in each case, who are subject to customary confidentiality restrictions.

SECTION 7.11 Tax Matters.

(a) If, in connection with the preparation and filing of the Registration Statement, and to the extent the SEC requests or requires that a Tax opinion with respect to U.S. federal income tax consequences of the Transactions be prepared and submitted in connection therewith, and if such a Tax opinion is being provided by a Tax counsel, the parties hereto shall, and shall cause their Affiliates to (i) reasonably cooperate in order to facilitate the issuance of any such Tax opinion and (ii) deliver to such Tax counsel, to the extent requested by such counsel, customary Tax representation letters reasonably satisfactory to such counsel and such party, dated and executed as of such date or dates as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement; provided, that notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require (1) any counsel or Tax advisor to the Company to provide an opinion with respect to any Tax matters relating to or affecting Acquiror or Merger Sub, or Acquiror Shareholders, Acquiror Warrant holders, Acquiror Right holders or Acquiror Unit holders, or (2) any counsel or Tax advisor to Acquiror to provide an opinion with respect to any Tax matters relating to or affecting the Company or the Company Stockholders, including that the Merger qualifies for its respective Intended Tax Treatment; provided, further, that, for the avoidance of doubt, neither this Section 7.11(a) nor any other provision in this Agreement shall require the provision of a Tax opinion by any party’s counsel or advisors to be an express condition precedent to the Closing.

(b) Tax Matters Cooperation. Each of the parties to this Agreement shall (and shall cause their respective Affiliates to) reasonably cooperate, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit or examination relating to the matters contemplated by this Agreement. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any such Tax proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and using commercially reasonable efforts to make available to the Acquiror Shareholders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of Acquiror’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any Taxable period ending on or prior to the Closing Date, including timely providing (a) information reasonably necessary to file IRS Form 8621, including a PFIC Annual Information Statement to enable such holders to make a “Qualified Electing Fund” election under Section 1295 of the Code (or an IRS Form 5471, if applicable) for periods ending on or prior to the Closing Date and (b) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such Taxable period and (ii) under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Domestication, including to determine the amount that is required to be taken into income in connection with Treasury Regulations Section 1.367(b)-3 as a result of the Domestication and to make the election contemplated by Treasury Regulations Section 1.367(b)-3(c)(3).

(c) Transfer Taxes. Any and all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) shall be paid by Acquiror. The party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize or eliminate, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(d) Tax Forms. Each Company Stockholder that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Acquiror a properly completed and duly executed IRS Form W-9 certifying that such Company Stockholder, as the case may be, is not subject to backup withholding, and each Company Stockholder that is not a “United States person” shall deliver to the Acquiror a properly completed and duly executed applicable IRS Form W-8.

(e) Until the Effective Time, the Company shall not permit any transfer or issuance of any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, the Company which would result in (i) any Person who is not, as of the date hereof, a “5-percent shareholder” of the Company within the meaning of Section 382(k)(7) of the Code becoming a “5-percent shareholder” of the Company or (ii) any Person who is, as of the date hereof, a “5- percent shareholder” of the Company increasing its direct or indirect ownership in the Company as determined for purposes of Section 382 of the Code.

SECTION 7.12 Stock Exchange Listing. Acquiror will use its reasonable best efforts to cause the Per Share Merger Consideration issued in connection with the Transactions to be approved for listing on Nasdaq at Closing and the Company shall reasonably cooperate with Acquiror with respect to such listing.

SECTION 7.13 [Reserved].

SECTION 7.14 Additional Company Financial Statements.

(a) The Company shall, to the extent necessary, use reasonable best efforts to deliver as promptly as reasonably practicable following the date hereof, the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the Company and its Subsidiaries as of and for any additional three (3) month periods that would be reasonably requested or required by Acquiror for inclusion in the Registration Statement (the “Additional Quarterly Financial Statements”), which shall comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant.

(b) Each of the Additional Quarterly Financial Statements (including the notes thereto), when delivered, shall (i) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) fairly presents, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, subject to normal and recurring year-end adjustments and absence of notes which have not had, and would not reasonably be expected to individually or in the aggregate be material in amount or effect, and (iii) be prepared from, are in accordance with and accurately reflect in all material respects, the books and records of the Company and the Company Subsidiaries.

(c) The Company shall use commercially reasonable efforts to provide Acquiror, as promptly as reasonably practicable, with all other information concerning the Company and its management, operations and financial condition of the Company and its Subsidiaries, in each case, as is reasonably requested by Acquiror or required by applicable Law for inclusion in the Registration Statement.

SECTION 7.15 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII, Acquiror shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and, at the Effective Time, the Trustee shall thereupon be obligated to, subject to this Agreement and the Trust Agreement, transfer all funds held in the Trust Account to Acquiror after (a) payment of amounts due to Acquiror Shareholders who have properly exercised Redemption Rights, and (b) the payment of the Company Transaction Expenses and Acquiror Transaction Expenses pursuant to Section 3.04; and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to Acquiror (to be held as available cash on the balance sheet of Acquiror, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate, except as otherwise provided in the Trust Agreement.

SECTION 7.16 Section 16 Matters. Prior to the Closing, each of the Company and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any acquisition of Acquiror Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Acquiror, to be exempt under Rule 16b-3 under the Exchange Act. Acquiror shall provide such individuals with copies of any resolutions proposed to be adopted by the Acquiror Board in connection with the foregoing prior to such adoption.

SECTION 7.17 Extension of Business Combination Deadline. If the Closing has not occurred on or prior to May 9, 2027 (the “Initial Extension Deadline”), Acquiror shall use its commercially reasonable efforts to (i) obtain all necessary approvals of the Acquiror Board and its shareholders of all necessary amendments to the Acquiror Articles of Association to extend the deadline for Acquiror’s consummation of an initial Business Combination until the earlier of (x) the Closing, (y) the termination of this Agreement in accordance with its terms or (z) November 9, 2027 (such extension, the “Extension”, and the Initial Extension Deadline as so extended in accordance with the Acquiror Articles of Association, the “Business Combination Deadline”), (ii) making any necessary filings with the Cayman Islands Registrar of Companies to effectuate the Extension, and (iii) take all such actions necessary to effectuate the Extension. Any expenses incurred by Acquiror or its Representatives pursuant to this Section 7.17 shall be deemed to be Company Transaction Expenses. For the avoidance of doubt, any expenses incurred in respect to any Extension under the foregoing Section 7.17 (the “Acquiror Extension Expenses”) shall be part of the Company Transaction Expenses.

SECTION 7.18 Lock-up Agreements. Prior to the Closing, (i) the Company shall cause each person set forth on Schedule 7.18 of the Company Disclosure Schedules to, and (ii) the Sponsor shall, and shall cause the Sponsor Affiliates to, enter into a Lock-up Agreement to be effective as of the Closing.

SECTION 7.19 No Trading in Acquiror Securities During the Interim Period. The Company shall not, and it shall direct its Affiliates and its and their respective Representatives to not, directly or indirectly: (a) purchase or sell (including entering into any hedge transaction with respect to) any Acquiror Common Share, Acquiror Unit, Existing Acquiror Warrant or Acquiror Right, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; or (b) use or disclose or permit any other Person to use or disclose any information that Acquiror or its Affiliates has made or makes available to the Company and its Affiliates and its and their respective Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law.

SECTION 7.20 PIPE Investment. Each of Acquiror and the Company shall use its, and each shall cause its Affiliates to use their, commercially reasonable efforts to solicit, negotiate and enter into subscription agreements (each, a “Subscription Agreement”) with third party investors (such investors, collectively, with any permitted assignees or transferees, the “PIPE Investors”), pursuant to which the PIPE Investors make or commit to make a PIPE Investment. From the date hereof until the Closing Date, Acquiror and the Company shall, and shall cause their respective financial advisors and legal counsels to, keep each other and their respective financial advisors and legal counsels reasonably informed with respect to any PIPE Investment. The Company and Acquiror shall reasonably cooperate with each other and provide reasonable assistance and information as reasonably requested by the other in connection with any PIPE Investment. Acquiror shall not enter into a Subscription Agreement or consummate a PIPE Investment without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) and, if such consent is given, the PIPE Investment shall only be consummated on terms reasonably satisfactory to the Company. Each of Acquiror and the Company shall use its commercially reasonable efforts to cause such PIPE Investments to occur, including using its, and causing its Affiliates to use their, commercially reasonable efforts to enforce its or their rights under any Subscription Agreements to cause the PIPE Investors to pay to Acquiror the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms.

SECTION 7.21 Fairness Opinion. The Company shall reasonably cooperate with and support Acquiror in connection with Acquiror obtaining from a reputable independent investment banking firm or other independent financial advisory firm, in form and substance satisfactory to the Acquiror Board in its reasonable discretion, an opinion to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the Aggregate Closing Merger Consideration to be paid by Acquiror pursuant to this Agreement is fair from a financial point of view to the public Acquiror Shareholders.

SECTION 7.22 FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to Acquiror a properly executed certificate on behalf of the Company and in form and substance reasonably satisfactory to Acquiror, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2) (which shall be delivered by Acquiror on behalf of the Company to the Internal Revenue Service after the Closing), together with written authorization for Acquiror to deliver such documentation to the Internal Revenue Service on behalf of the Company after the Closing, in each case not dated more than thirty (30) calendar days prior to the Closing Date and duly signed by a responsible corporate officer of the Company.

SECTION 7.23 Debt Financing. The Company will have entered into a senior loan agreement (the “Loan Agreement”) with Avenue Capital (the “Lender”) pursuant to which, the Lender will lend to the Company, and the Company will receive, concurrently with the Closing, the aggregate gross proceeds of at least $10,000,000 on terms and conditions of such Loan Agreement (the “Debt Financing”).

SECTION 7.24 Affiliate Agreements. All Affiliate Agreements shall be terminated or settled at or prior to the Closing without any further force and effect and without any cost or other liability or obligation to Acquiror, the Company or any of the Company Subsidiaries, and there shall be no further obligations of any of the relevant parties thereunder following the Closing, in each case, except as otherwise set forth on Schedule 7.24 of the Company Disclosure Schedules. With respect to each such Affiliate Agreement, the Company shall deliver to Acquiror evidence of such termination or settlement, as applicable, at or prior to the Closing.

ARTICLE VIII.
CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Acquiror and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver (where permissible) by the Company and Acquiror at or prior to the Closing of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Acquiror Shareholder Approval. The Acquiror Shareholder Approval shall have been obtained with respect to the Required Acquiror Proposals.

(c) No Order. No Governmental Authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, Order, judgment, decree, executive order, or award which is then in effect and has the effect of making the Transactions, including the Domestication or the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Domestication or the Merger.

(d) [RESERVED.]

(e) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC and not withdrawn.

(f) Stock Exchange Listing. The Acquiror Common Stock and Acquiror Warrants to be issued in connection with the Transactions shall have been conditionally approved for listing on Nasdaq as of the Effective Time.

SECTION 8.02 Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver by Acquiror (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.02 (Organizational Documents), Section 4.04 (Authority Relative to this Agreement), and Section 4.28 (Brokers) shall each be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date. The representations and warranties of the Company contained in Section 4.03 (Capitalization) shall each be true and correct in all respects, other than de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects, other than de minimis inaccuracies, as of such earlier date. The representations and warranties of the Company contained in Section 4.09(c) (Absence of Certain Changes or Events) shall each be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date) would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed, or complied with by it on or prior to the Closing Date.

(c) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(d) Officer Certificate. The Company shall have delivered to Acquiror a certificate, dated as of the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b), and Section 8.02(c).

(e) Secretary Certificate. Acquiror shall have received a certificate, dated as of the Closing Date, signed by the secretary of the Company, which sets forth a list of all directors and officers of the Company then in office, and attaching thereto true, correct and complete copies of resolutions duly adopted by the Company Board approving this Agreement, the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Written Consent.

(f) Ancillary Agreements. Each of the Company and the Company Securityholders, as applicable, shall have duly executed and delivered to Acquiror a copy of each Ancillary Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(g) Dissenting Shares. Not more than five percent (5%) of the issued and outstanding shares of Company capital stock shall constitute dissenting shares.

(h) Resignation. Other than those persons identified as continuing directors as per Section 2.05, all members of the Company Board and the Board of Directors of the Company Subsidiaries shall have executed written resignations effective as of the Closing Date.

(i) Company Stockholder Support Agreement. The Company Stockholder Support Agreement shall be in full force and effect on the Closing Date, and no Key Company Stockholder shall have attempted to repudiate or disclaim any of its or his/her obligations thereunder.

(j) Audited Financial Statements. The Company shall have delivered to Acquiror the Audited Financial Statements.

(k) Transaction Documents. The Transaction Documents shall be in full force and effect and shall not have been rescinded by the Company.

(l) Consents. All consents, waiver approvals and authorizations set forth on Schedule 4.05(a) of the Company Disclosure Schedules shall have been obtained.

(m) Conversion of Company Securities. The Company shall have effectuated the Company Security Conversion and the Company Warrant Event.

(n) Good Standing Certificates. The Company shall have provided the good standing certificates (or the equivalent) for each of Mobilewalla Information Solutions Private Limited and Mobilewalla PTE. LTD (Singapore) insofar as such certificate is available in and can be reasonably obtained from the applicable jurisdiction.

(o) [Reserved].

(p) Registration Rights Agreement, Voting Agreement and Lock-Up Agreement. Acquiror, Anindya Datta and certain other persons shall have entered into the Registration Rights Agreement, the Voting Agreement and the Lock-up Agreement, the form of each of which shall have been agreed upon by counsel to Anindya Datta, the Company and Acquiror prior to Closing, and such agreements shall be in full force and effect.

SECTION 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver by the Company (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub contained in Section 5.01 (Corporate Organization), Section 5.02 (Organizational Documents), Section 5.04 (Authority Relative to this Agreement) and Section 5.12 (Brokers) shall each be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date. The representations and warranties of Acquiror and Merger Sub contained in Section 5.03 (Capitalization) shall each be true and correct in all respects, other than de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects, other than de minimis inaccuracies, as of such earlier date. The representations and warranties of Acquiror and Merger Sub contained in Section 5.08(b) (Absence of Certain Changes or Events) shall each be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date. All other representations and warranties of Acquiror and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date) would not, individually or in the aggregate, reasonably be expected to result in an Acquiror Material Adverse Effect.

(b) Agreements and Covenants. Acquiror and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed, or complied with, by it on or prior to the Closing Date.

(c) Officer Certificate. Acquiror shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of Acquiror, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

(d) Resignation. Other than those persons identified as continuing directors as per Section 2.05, all members of the Acquiror Board shall have executed written resignations effective as of the Closing Date.

(e) Ancillary Agreements. Acquiror and certain Acquiror Shareholders, as applicable, shall have duly executed and delivered to the Company a copy of each Ancillary Agreement to which Acquiror or such Acquiror Shareholder, as applicable, is a party.

(f) Transaction Documents. The Transaction Documents shall be in full force and effect and shall not have been rescinded by Acquiror or Merger Sub.

(g) Acquiror Equity Incentive Plan. The Acquiror Equity Incentive Plan shall be adopted.

(h) Executive Employment Agreement. (i) Anindya Datta, Acquiror and Mobilewalla, Inc. shall have entered into an executive employment agreement on the terms set forth on Exhibit C (the “Executive Employment Agreement Term Sheet”) and such agreement shall be in full force and effect, (ii) the issuances of restricted stock contemplated by the Executive Employment Agreement Term Sheet shall have been duly completed in accordance with such agreement and the Acquiror Equity Incentive Plan and (iii) reasonably satisfactory evidence of Anindya Datta’s coverage (as a named insured) under the D&O policy referenced in such Executive Employment Agreement Term Sheet shall have been provided.

(i) Registration Rights Agreement, Voting Agreement and Lock-up Agreement. (i) Acquiror, Anindya Datta and certain other persons shall have entered into the Registration Rights Agreement and the Lock-up Agreement, each in form and substance reasonably satisfactory to the Company and Anindya Datta, and each such agreement shall be in full force and effect and (ii) the Acquiror and the Sponsor Holders (as such term is defined in the draft Registration Rights Agreement shared among the parties’ counsel immediately prior to the date hereof) shall have entered into a director nomination and voting agreement (requiring that Anindya Datta be nominated and remain as a Director of the Acquiror Board and receive the affirmative vote of such Sponsor Holders upon such nominations from time to time and that such Persons use reasonable best efforts to effect the foregoing), in form and substance reasonably satisfactory to the Company and Anindya Datta (the “Voting Agreement”), and such agreement shall be in full force and effect.

(j) Acquiror Charter and Acquiror Bylaws. The Acquiror Charter and Acquiror Bylaws shall (i) have been presented to the Company and Anindya Datta for review and comment prior to their becoming effective and (ii) be in form and substance reasonably satisfactory to the Company and Anindya Datta upon their becoming effective.

ARTICLE IX.
TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company or Acquiror, as follows:

(a) by mutual written consent of Acquiror and the Company; or

(b) by written notice by either Acquiror or the Company without liability to the other if the Closing has not occurred prior to the Business Combination Deadline; provided, however, that the right to terminate this Agreement under this shall not be available to any party in the event that the breach of or failure to perform any provision of this Agreement by such party is the proximate cause of the failure of the Closing to be consummated by the Business Combination Deadline; or

(c) by written notice by either Acquiror or the Company without liability to the other if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Order or other Law which has become final and nonappealable and has the effect of permanently making consummation of the Transactions, including the Merger, illegal or otherwise permanently preventing or prohibiting consummation of the Transactions or the Merger; or

(d) by written notice by either Acquiror or the Company to the other party, if the conditions set forth in Section 8.01(a) or Section 8.01(b) shall not have been obtained by reason of the failure to obtain (i) the Company Stockholder Approval or (ii) the required vote at the Special Meeting duly convened therefor or at any adjournment or postponement thereof; or

(e) by written notice by Acquiror to the Company, if the Company shall have failed to deliver the Written Consent to Acquiror; or

(f) by written notice by Acquiror to the Company upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a), Section 8.02(b) or Section 8.02(c) would not be satisfied (“Terminating Company Breach”); provided that Acquiror has not waived such Terminating Company Breach and Acquiror and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, further that, if such Terminating Company Breach is curable by the Company, Acquiror shall not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Acquiror to the Company; or

(g) by written notice by the Company to Acquiror upon a breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement, or if any representation or warranty of Acquiror or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied (“Terminating Acquiror Breach”); provided that the Company has not waived such Terminating Acquiror Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Acquiror Breach is curable by Acquiror and Merger Sub, the Company shall not terminate this Agreement under this Section 9.01(g) for so long as Acquiror and Merger Sub continue to exercise their reasonable best efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Acquiror; or

(h) by written notice by either the Company or Acquiror to the other if the Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Acquiror Shareholders have duly voted, and the Acquiror Shareholder Approval was not obtained.

SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to written notice in Section 9.01 which shall set forth the basis of such termination including the provision of Section 9.01 under which such termination is made, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, and all rights and obligations of each party shall cease, except that the provisions of Section 6.03, Section 7.04, this Section 9.02, Section 9.03, Article X, and any corresponding definitions set forth in Article I shall survive any termination of this Agreement. Nothing herein shall relieve any party from liability for any Fraud or willful breach of this Agreement by such party occurring prior to such termination.

SECTION 9.03 Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses; provided, that for the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all unpaid Company Transaction Expenses and Acquiror shall pay, or cause to be paid, all unpaid Acquiror Transaction Expenses; provided further, that if the Closing shall occur, the Surviving Corporation shall pay the Acquiror Transaction Expenses, up to the Acquiror Transaction Expenses Cap.

SECTION 9.04 Amendment. This Agreement may be amended in whole or in part in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05 Waiver. At any time prior to the Effective Time, to the extent permitted by Law, (a) Acquiror may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto, and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of Acquiror or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of Acquiror or Merger Sub contained herein or in any document delivered by Acquiror and/or Merger pursuant hereto, and (iii) waive compliance with any agreement of Acquiror or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X.
GENERAL PROVISIONS

SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) when delivered in person, (ii) when delivered by email during normal business hours (and otherwise as of the immediately following Business Day), (iii) when delivered after posting in the United States mail having been sent registered or certified mail (postage prepaid, return receipt requested) or (iv) when delivered by FedEx or other nationally recognized overnight delivery service, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to Acquiror or Merger Sub at or prior to the Closing, to:

SPACSphere Acquisition Corp.

8795 Folsom Blvd

Sacramento, California 95826
Attention: Bala Padmakumar
Email: [***]

with a copy (which will not constitute notice) to:

Norton Rose Fulbright US LLP
1550 Lamar, Suite 2000

Houston, TX 77010
Attention: Amelia Zhang; Lee McIntyre.
Email: [***]

If to the Company at or prior to the Closing, to:

Mobilewalla Holdco, Inc.
5170 Peachtree Rd, Bldg. 100, STE 100, Atlanta, GA 30341
Attention: Jay D. Clark
Email: [***]

with a copy (which will not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830

Attention: Peter Campitiello, Esq.
E-mail: [***]

If to the Surviving Corporation post-Closing, to

Mobilewalla Holdco, Inc.
5170 Peachtree Rd, Bldg. 100, STE 100, Atlanta, GA 30341
Attention: Jay D. Clark
Email: [***]

with a copy (which will not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830

Attention: Peter Campitiello, Esq.
E-mail: [***]

SECTION 10.02 Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) this Article X and any corresponding definitions set forth in Article I, and (c) any rights of Acquiror to seek and obtain recovery of damages arising out of or relating to Fraud or willful breach, which rights shall in no event expire or be terminated, waived, or otherwise affected by operation of this Section 10.02.

SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Entire Agreement; Assignment. This Agreement (together with the Company Disclosure Schedules, the Acquiror Disclosure Schedules and Exhibits to this Agreement), the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements, and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 10.04 shall be null and void, ab initio.

SECTION 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 10.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, any federal or state court located in the State of Delaware; provided that the courts of the Cayman Islands shall have jurisdiction over the Domestication to the extent required by the CLCI. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties to this Agreement further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties to this Agreement hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 10.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.07.

SECTION 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile, electronic signature or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the named parties hereto, and then only with respect to the specific obligations set forth herein or in the other Transaction Documents with respect to such party, except in the case of claims against a Person in respect of such Person’s Fraud. Except to the extent a party to this Agreement or the other Transaction Documents and then only to the extent of the specific obligations undertaken by such party in this Agreement or in the applicable Ancillary Agreement or in the case of claims against a Person in respect of such Person’s Fraud, (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, shareholder, affiliate, agent, attorney, advisor or Representative or affiliate of any party to this Agreement or any other Transaction Documents, and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, shareholder, affiliate, agent, attorney, advisor or Representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror, or Merger Sub under this Agreement or any other Transaction Document of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

SECTION 10.11 [RESERVED]

SECTION 10.12 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement, including, without limitation, mandatory injunctions, or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in accordance with the provisions of this Section 10.11 without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity to which they are entitled under this Agreement, prior to the valid termination of this Agreement in accordance with Section 9.01, and (b) the right of specific enforcement and injunctive relief (including mandatory injunctions) is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the Court of Chancery of the State of Delaware or any state or federal court in any part of the world having competent jurisdiction. In any Action arising out of or related to this Agreement, any Ancillary Agreement or any of the exhibits or schedules hereto or thereto, or the Transactions, including the Merger, the prevailing party in such Action shall be entitled to recover all reasonable costs, fees and expenses relating thereto (including reasonable attorneys’ fees and expenses and court costs) from the other party, in addition to any other relief to which such prevailing party may be entitled.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Business Combination Agreement to be executed as of the date first written above.

SPACSPHERE ACQUISITION CORP.

/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chief Executive Officer

SPACSPHERE MERGER SUB INC.

/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	President

MOBILEWALLA HOLDCO, INC.

/s/ Anindya Datta
Name:	Anindya Datta
Title:	Chief Executive Officer

[Signature Page to the Business Combination Agreement]

EXHIBIT A

FORM OF SPONSOR SUPPORT AGREEMENT

(Attached)

A-1

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of May 29, 2026, by and among SPACSphere Sponsor LLC, a Delaware limited liability company (the “Sponsor”), SPACSphere Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“Acquiror”), and Mobilewalla Holdco, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,250,000 Acquiror Class B Shares and 229,465 Acquiror Units acquired by the Sponsor in a private placement simultaneously with the consummation of Acquiror’s initial public offering (each Acquiror Unit consisting of (a) one Acquiror Class A Shares, (b) one-half of one Existing Acquiror Private Placement Warrants and (c) one Acquiror Right);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, SPACSphere Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), and the Company entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, prior to the consummation of the Transactions, Acquiror will transfer by way of continuation to and domesticate as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the DGCL and Part XII of the CLCI, and, on the Closing Date, Merger Sub will merge with and into the Company (the “Merger” and, together with the Domestication and other transactions contemplated by the Business Combination Agreement, the “Transactions”), with the Company continuing as the surviving entity and as a wholly owned Subsidiary of Acquiror; and

WHEREAS, in accordance with applicable Law, pursuant to and by virtue of the Domestication at the effective time of the Domestication and without any action on the part of any Acquiror Shareholder, (a) each then issued and outstanding Acquiror Class A Share (including those shares issued in connection with the Class B Conversion), shall convert automatically, on a one-for-one basis, into a share of Acquiror Common Stock; and (b) each then issued and outstanding Acquiror Right shall convert into one-fifth of one share of Acquiror Common Stock at the Effective Time (all such Acquiror Common Stock, together with any Acquiror Common Stock or any other equity securities of Acquiror of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Sponsor during the period from the date hereof through the Expiration Time (as defined below), including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such securities, or upon the grant, vesting or exercise of any outstanding equity award, or upon exercise or conversion of any other securities, are referred to herein as the “Subject Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Business Combination Agreement. The Sponsor hereby acknowledges that it has received a copy of the Business Combination Agreement and has had the opportunity to consult with its tax and legal advisors.

Section 1.2 No Transfer. Except with the prior written consent of the Company and Acquiror (such consent not to be unreasonably withheld, conditioned or delayed), during the period commencing on the date hereof and ending on the Expiration Time, the Sponsor shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, or otherwise transfer (including by operation of Law), encumbrance, dispose of, or agree to transfer, encumbrance or dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) (other than the Proxy Statement or Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any right, title, or interest in the Subject Shares (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to any Subject Shares or grant any proxy (except for this Agreement or as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (iii) enter into any swap, hedging or other arrangement which is designed to, or which would (either alone or in connection one or more developments or events) lead to or result in a Transfer of any Subject Shares or any of the economic consequences of ownership of any Subject Shares, or (iv) commit or agree publicly announce any intention to take or effectuate any transaction specified in clause (i), (ii) or (iii) (clauses (i)-(iv) collectively, a “Transfer”); provided, however, that nothing herein shall prohibit (x) any Transfer to Acquiror’s officers or directors, any Affiliates or family members of Acquiror’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, or (y) any Transfer in connection with the Company Financing, a private placement of Acquiror Common Shares, Acquiror Common Stock or other securities of Acquiror or the financing of the Transactions (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company and Acquiror, to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to the Sponsor’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in the Sponsor, so long as after such transfer the Sponsor or the surviving entity thereof remains to be bound by all of the terms of this Agreement. Notwithstanding the provisions set forth in Section 1.2 or elsewhere in this Agreement, to the extent applicable, no (i) exercise or settlement of any of the Existing Acquiror Warrants or the Acquiror Rights of the Sponsor in exchange for Acquiror Common Shares or Acquiror Common Stock, as applicable, nor (ii) cashless exercise of Existing Acquiror Warrants shall be deemed a Transfer for purposes of this Section 1.2, and the actions described in the foregoing clauses (i) and (ii) are, hereby, expressly permitted under the terms of this Agreement.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to the Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) the Sponsor acquires the right to vote or share in the voting of any Subject Shares (collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by the Sponsor as of the date hereof.

Section 1.4 Agreement to Vote. Hereafter until the Expiration Time, the Sponsor hereby unconditionally and irrevocably agrees that, at any meeting of the Acquiror Shareholders (or any adjournment or postponement thereof), and in any action by written consent of the Acquiror Shareholders requested by the Acquiror Board or otherwise undertaken in connection with the Transactions, the Sponsor shall appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and the Sponsor shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter):

2

(a) in favor of each of the Acquiror Proposals, including, without limitation, the approval and adoption of the Business Combination Agreement, the Domestication and the Transactions;

(b) in any other circumstances upon which a consent, waiver or other approval is required under Acquiror’s Organizational Documents or otherwise sought with respect to the Business Combination Agreement or the Transactions, in favor of such vote, consent, waiver or approval (or cause to be voted, consented, waived or approved with respect thereto);

(c) against any Business Combination Proposal or other business combination transaction (other than the Business Combination Agreement and the Transactions);

(d) against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the timely consummation of the Domestication, the Merger or the other Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or Merger Sub under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement; and

(e) to approve or authorize (or to vote against or withhold consent for, as applicable) any other matters necessary or reasonably requested by the Company or Acquiror for the consummation of the Transactions.

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing; provided, however, that the obligations of the Sponsor specified in this Section 1.4 shall not apply, and the Sponsor shall not be required to vote or act in accordance with clauses (a) through (e) above, from and after such time as the Acquiror Board shall have effected a Change in Recommendation in accordance with the terms of the Business Combination Agreement.

Section 1.5 No Challenges. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Business Combination Agreement (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

Section 1.6 Closing Date Deliverables.

(a) The Sponsor will deliver, prior to the Closing, a duly executed counterpart to the Lock-Up Agreement in the form and substance thereof to be agreed by Acquiror and the Company prior to Closing, acting commercially reasonably, in accordance with the Business Combination Agreement, to be effective as of the Closing.

(b) The Sponsor will deliver, prior to the Closing, a duly executed counterpart to the Registration Rights Agreement in form and substance thereof to be agreed by Acquiror and the Company prior to Closing, acting commercially reasonably in accordance with the Business Combination Agreement, to be effective as of the Closing.

3

Section 1.7 Anti-Dilution Waiver. The Sponsor hereby irrevocably and unconditionally (but subject to the consummation of the Merger) agrees that (i) each Acquiror Class B Share held by the Sponsor shall convert automatically, on a one-for-one basis, into an Acquiror Class A Share in accordance with the Acquiror Articles of Association, as adjusted to account for any subdivision (by share split, subdivision, exchange, share dividend, reclassification, recapitalization or otherwise) or combination (by reverse share split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding Acquiror Class A Shares or shares of Acquiror Common Stock, as applicable, and (ii) not to assert or perfect any and all rights to adjustment or other anti-dilution protections the Sponsor has or will have under the Acquiror Articles of Association or otherwise with respect to the foregoing. The Sponsor further agrees not to redeem any Subject Shares (including any Acquiror Class A Shares received upon the conversion of Acquiror Class B Shares) and not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, the Company, any affiliate or designee of the Sponsor acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby. This Section 1.7 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the Acquiror Articles of Association and such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Sponsor does not waive, or agrees to refrain from asserting or perfecting, any rights in the event the Business Combination Agreement is terminated. If the Business Combination Agreement is terminated, this Section 1.7 shall be deemed null and void ab initio.

Section 1.8 Further Assurances. The Sponsor shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.9 No Inconsistent Agreement. The Sponsor hereby represents and covenants that the Sponsor (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to the Sponsor’s Subject Shares, (ii) has not entered into, and shall not enter into, any voting agreement, voting trust or other agreement, and has no knowledge and is not aware of any such voting agreement or voting trust in effect, with respect to any of the Sponsor’s Subject Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement or any agreement or amendment of an existing agreement that would, or would reasonably be expected to, restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder, and (iii) has not granted, and shall not grant, a proxy, power of attorney or similar right with respect to any of the Sponsor’s Subject Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

Section 1.10 Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Proxy Statement and the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of the Sponsor’s identity and beneficial ownership of Subject Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement, in all cases only to the extent required by applicable law or order from the SEC or any other securities authorities, and after providing the Sponsor reasonable opportunity to defend any requirement to disclose information which would cause the Sponsor to be in breach of any confidentiality obligations applicable to it. The Sponsor will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

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ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a) Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. The Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of the Sponsor’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Acquiror Articles of Association, (iii) the Business Combination Agreement, (iv) that certain Letter Agreement, dated February 5, 2026, by and among the Acquiror and its initial directors, officers, the Sponsor and certain other parties thereto (the “Letter Agreement”) or (v) any applicable securities Laws. The Sponsor’s Subject Shares are the only equity securities in Acquiror owned of record or beneficially by the Sponsor on the date of this Agreement, and none of the Sponsor’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder or under the Letter Agreement. Other than Existing Acquiror Private Placement Warrants or Acquiror Rights, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Sponsor with respect to the Sponsor’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Sponsor’s entry into this Agreement.

(d) No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of the Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under any Contract binding upon the Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 2.1(c), under any applicable Law to which the Sponsor or any of its properties or assets is subject, (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Sponsor, or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Shares, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

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(e) Litigation. There are no Actions pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(f) Adequate Information. The Sponsor is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Business Combination Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the Subject Shares are irrevocable.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsor in its capacity as a stockholder or, to the knowledge of the Sponsor, on behalf of the Sponsor, in its capacity as a stockholder, for which Acquiror or any of its Affiliates may become liable.

(h) Acknowledgment. The Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement, and the representations, warranties, covenants and other agreements of the Sponsor contained herein.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof, (c) the Business Combination Deadline if the Closing has not occurred on or prior to such date and (d) upon the written agreement of Acquiror, the Company and the Sponsor (the earliest of clauses (a) through (d), the “Expiration Time”). Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any willful and material breach of this Agreement prior to such termination; provided, further, that this ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of Delaware; provided, that, the Domestication shall be effected in accordance with both the DGCL and the CLCI, without regard to any conflict of law rule or principle that would result in the application of any laws of another jurisdiction.

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Section 3.3 Jurisdiction; Waiver of Jury Trial.

(a) Except as specifically set forth in Section 3.5, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, any federal or state court located in the State of Delaware; provided that the courts of the Cayman Islands shall have jurisdiction over the Domestication to the extent required by the CLCI. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties to this Agreement further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties to this Agreement hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3(b).

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement, including, without limitation, mandatory injunctions, or to enforce specifically the performance of the terms and provisions hereof in accordance with the provisions of this Section 3.5 without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity to which they are entitled under this Agreement, prior to the valid termination of this Agreement in accordance with Section 3.1, and (b) the right of specific enforcement and injunctive relief (including mandatory injunctions) is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

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Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 3.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) when delivered in person, (ii) when delivered by email during normal business hours (and otherwise as of the immediately following Business Day), (iii) when delivered after posting in the United States mail having been sent registered or certified mail (postage prepaid, return receipt requested) or (iv) when delivered by FedEx or other nationally recognized overnight delivery service, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.8):

If to Acquiror:

SPACSphere Acquisition Corp.
8795 Folsom Blvd
Sacramento, California 95826
Attention: Bala Padmakumar
Email: [***]

with a copy to (which will not constitute notice):

Norton Rose Fulbright US LLP
1550 Lamar, Suite 2000
Houston, TX 77010
Attention: Amelia Zhang, Esq.; Lee McIntyre, Esq.
Email: [***]

If to the Company:

Mobilewalla Holdco, Inc.
5170 Peachtree Rd, Bldg. 100, STE 100
Atlanta, GA 30341
Attention: Jay D. Clark
Email: [***]

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830

Attention: Peter Campitiello, Esq.
E-mail: [***]

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If to the Sponsor:

SPACSphere Sponsor LLC

8795 Folsom Blvd
Sacramento, California 95826
Attention: Bala Padmakumar
Email: [***]

with a copy to (which will not constitute notice):

Norton Rose Fulbright US LLP
1550 Lamar, Suite 2000
Houston, TX 77010
Attention: Amelia Zhang, Esq.; Lee McIntyre, Esq.
Email: [***]

Section 3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile, electronic signature or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Sponsor, Acquiror, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

SPACSPHERE SPONSOR LLC

By:
	Name:	Bala Padmakumar

SPACCatalyst LLC, its managing member

By:
	Name:	Soumen Das
	Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

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ACQUIROR:

SPACSPHERE ACQUISITION CORP.

By:
	Name:	Bala Padmakumar
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

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COMPANY:

MOBILEWALLA HOLDCO, INC.

By:
	Name:	Anindya Datta
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

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EXHIBIT B

FORM OF COMPANY STOCKHOLDER SUPPORT AGREEMENT

(Attached)

B-1

EXECUTION VERSION

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is dated as of May 29, 2026, by and among SPACSphere Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“Acquiror”), the Persons set forth on Schedule I attached hereto (each, a “Company Stockholder” and, collectively, the “Company Stockholders”), which include all officers and directors of the Company and all Company Stockholders holding shares of the Company Common Stock and Company Preferred Stock having the right to vote generally in any election of directors of the Company Board, collectively representing at least five percent (5%) of the outstanding shares of Company Common Stock on an as-converted basis, and Mobilewalla Holdco, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of Company Common Stock and/or Company Preferred Stock (collectively, the “Company Capital Stock”) as are indicated opposite each of their names on Schedule I attached hereto (all such shares of Company Capital Stock, together with any shares of Company Capital Stock or any other equity securities of the Company of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Stockholder during the period from the date hereof through the Expiration Time (as defined below) applicable to such Company Stockholder, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the grant, vesting or exercise of any outstanding equity award, or upon exercise or conversion of any other securities, are referred to herein as the “Subject Shares”); and

WHEREAS, this Agreement is being executed and delivered contemporaneously with a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”) entered into by Acquiror, SPACSphere Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), and the Company, pursuant to which, among others, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with the Company continuing as the surviving entity and as a wholly owned Subsidiary of Acquiror.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
stockholder SUPPORT AGREEMENT; COVENANTS

Section 1.1 Business Combination Agreement. Each Company Stockholder hereby acknowledges that it has received a copy of the Business Combination Agreement, has had the opportunity to consult with its tax and legal advisors and has consented to (and consents to) the Company’s entry into the Business Combination Agreement and the Transactions contemplated therein.

Section 1.2 No Transfer. Except with the prior written consent of Acquiror and the Company (such consent not to be unreasonably withheld, conditioned or delayed), during the period commencing on the date hereof and ending on the Expiration Time, each Company Stockholder shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, or otherwise transfer (including by operation of Law), encumbrance, dispose of, or agree to transfer, encumbrance or dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) (other than the Proxy Statement or the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any right, title, or interest in the Subject Shares (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, (ii) deposit any Subject Share into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to any Subject Share or grant any proxy except for this Agreement or as otherwise provided herein, consent or power of attorney with respect thereto (other than pursuant to this Agreement), (iii) enter into any swap, hedging or other arrangement which is designed to, or which would (either alone or in connection one or more developments or events) lead to or result in a Transfer of any Subject Shares or any of the economic consequences of ownership of any Subject Share, or (iv) commit or agree publicly announce any intention to take or effectuate any transaction specified in clause (i), (ii) or (iii) (clauses (i)-(iv) collectively, a “Transfer”); provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of a Company Stockholder, (B) in the case of a Company Stockholder who is an individual, (1) to any member of such Company Stockholder’s immediate family or to a trust for the benefit of such Company Stockholder or any member of such Company Stockholder’s immediate family, (2) by virtue of the laws of descent and distribution upon death of such Company Stockholder, or (3) pursuant to a qualified domestic relations order, or (C) to a charitable organization (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to Acquiror and the Company, to assume all of the obligations of such Company Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve a Company Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to a Company Stockholder’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Company Stockholder, so long as after such transfer the Company Stockholder or the surviving entity thereof remains to be bound by all of the terms of this Agreement.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) a Company Stockholder acquires the right to vote or share in the voting of any Subject Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Stockholder as of the date hereof.

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Section 1.4 Agreement to Vote. Hereafter until the Expiration Time, each Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company Board or otherwise undertaken in connection with the Transactions (which written consent shall be delivered as promptly as reasonably practicable, and in any event within two (2) Business Days, following the date that the Registration Statement is declared effective by the SEC), such Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter):

(a) to approve and adopt the Business Combination Agreement and the Transactions;

(b) vote or cause to be voted (including by class vote and/or written consent or resolution, if applicable) the Subject Shares in favor of granting the Company Stockholder Approval or, if there are insufficient votes in favor of granting the Company Stockholder Approval, in favor of the adjournment or postponement of such meeting of the stockholders of the Company to a later date;

(c) in any other circumstances upon which a consent, waiver or other approval is required under the Company Organizational Documents or the Company Stockholder Agreements (as defined below) or otherwise sought with respect to the Business Combination Agreement or the Transactions, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Company Stockholder’s Subject Shares held at such time in favor thereof;

(d) against and withhold consent with respect to any Alternative Transaction Proposal or other business combination transaction (other than the Business Combination Agreement and the Transactions);

(e) against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the timely consummation of the Merger or the other Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Company Stockholder contained in this Agreement; and

(f) to approve or authorize (or to vote against or withhold consent for, as applicable) any other matters necessary or reasonably requested by the Company or Acquiror for the consummation of the Transactions. Each Company Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing; provided, however, that the obligations of the Company Stockholders specified in this Section 1.4 shall not apply, and no Company Stockholder shall be required to vote or act in accordance with clauses (a) through (e) above, from and after such time as the Company Board shall have effected a Change in Recommendation in accordance with the terms of the Business Combination Agreement.

Section 1.5 Proxy. Without limiting any other rights or remedies of Acquiror, in the event that any Company Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1.4, such Company Stockholder hereby irrevocably appoints the Company or any individual designated by the Company as such Company Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and re-substitution), for and in the name, place and stead of such Company Stockholder, to attend on behalf of such Company Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1.4, to include its Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders,

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to vote (or cause to be voted) its Subject Shares or consent (or withhold consent) with respect to any of the matters described herein in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Written Consent). The proxy granted in this Section 1.5 shall expire upon the Expiration Time. The proxy granted by each Company Stockholder pursuant to this Section 1.5 is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of Acquiror entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Company Stockholder pursuant to this Section 1.5 is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by any such Company Stockholder and shall revoke any and all prior proxies granted by such Company Stockholder with respect to its Subject Shares. The vote or consent of the proxyholder in accordance with this Section 1.5 with respect to its obligations under this Agreement shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Shares and a vote or consent by the Company Stockholder of the Subject Shares (or any other Person with the power to vote or provide consent with respect to the Subject Shares) with respect to the matters described in Section 1.4. The proxyholder may not exercise the proxy granted pursuant to this Section 1.5 on any matter except for those matters set forth in Section 1.4.

Section 1.6 No Challenges. Each Company Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors or officers challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Business Combination Agreement; provided, that nothing in this Section 1.5 shall limit or restrict any Company Stockholder from bringing any claim for actual fraud or willful and material breach of the Business Combination Agreement.

Section 1.7 No Other Consideration. Each Company Stockholder agrees to accept the delivery of the Per Share Merger Consideration to such Company Stockholder at the Closing in accordance with the terms of the Business Combination Agreement, and agrees that once such Per Share Merger Consideration is delivered to such Company Stockholder, no other consideration may be claimed by such Company Stockholder in respect of such Company Stockholder’s equity in the Company immediately prior to Closing except as otherwise expressly provided in the Business Combination Agreement and any Ancillary Agreement.

Section 1.8 Closing Date Deliverables.

(a) Each Company Stockholder party hereto will deliver, prior to the Closing, a duly executed counterpart to the Lock-Up Agreement in the form and substance thereof to be agreed by Acquiror and the Company prior to Closing, acting commercially reasonably, in accordance with the Business Combination Agreement, to be effective as of the Closing.

(b) Each Company Stockholder listed on Schedule II hereto will deliver, prior to the Closing, a duly executed counterpart to the Registration Rights Agreement (in form and substance thereof to be agreed by Acquiror and the Company prior to Closing, acting commercially reasonably) in accordance with the Business Combination Agreement, to be effective as of the Closing.

Section 1.9 Waiver of Appraisal Rights. Each Company Stockholder hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the Delaware General Corporation Law) with respect to the Merger and any rights to dissent with respect to the Transactions, including the Merger.

Section 1.10 Further Assurances. Each Company Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

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Section 1.11 No Inconsistent Agreement. Except for the Company Stockholder Agreements or any other letter or agreement to be terminated in accordance with Section 1.13 each Company Stockholder hereby represents and covenants that such Company Stockholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Stockholder’s Subject Shares, (ii) has not entered into, and shall not enter into, any voting agreement, voting trust or other agreement, and has no knowledge and is not aware of any such voting agreement or voting trust in effect, with respect to any of such Company Stockholder’s Subject Shares that is inconsistent with such Company Stockholder’s obligations pursuant to this Agreement or any agreement or amendment of an existing agreement that would, or would reasonably be expected to, restrict, limit or interfere with the performance of such Company Stockholder’s obligations hereunder, and (iii) has not granted, and shall not grant, a proxy, power of attorney or similar right with respect to any of such Company Stockholder’s Subject Shares that is inconsistent with such Company Stockholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

Section 1.12 Consent to Disclosure. Each Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement and the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement, in all cases only to the extent required by applicable Law or order from the SEC or any other securities authorities, and after providing the relevant Company Stockholder reasonable opportunity to defend any requirement to disclose information which would cause such Company Stockholder to be in breach of any confidentiality obligations applicable to it. Each Company Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.13 Termination of Company Stockholder Agreements, Related Agreements. Each of the Company Stockholders, by this Agreement with respect to its Subject Shares, severally and not jointly, and the Company hereby agrees that, the Company Stockholders and the Company shall use their reasonably best efforts to terminate the following agreements prior to and subject to the Closing and effective immediately prior to the Effective Time: (a) the agreements as set forth in Section 4.03(b)(iii), the registration rights contained in the Avenue Warrants and the investment right contained in the supplement to the to the Avenue Loan and Security Agreement as set forth in Section 4.03(d) of the Company Disclosure Schedules to the Business Combination Agreement (each, as amended, restated, supplemented or otherwise modified from time to time, the “Company Stockholder Agreements”); and (b) any rights under any letter or agreement providing for redemption rights, put rights, purchase rights, rights of first refusal, preemptive rights, subscription rights, registration rights, information rights, rights to consult with and advise management, inspection rights, Company Board nomination or observer rights or rights to receive information delivered to the Company Board or other similar rights (other than such rights set forth in (x) the Company’s Governing Documents and (y) the Company Stockholder Agreements) (clauses (a) and (b), collectively, the “Terminating Rights”) between such Company Stockholder and the Company or any Subsidiary thereof (but excluding, (i) for the avoidance of doubt, any rights such Company Stockholder may have that relate to any commercial or employment agreements or arrangements between such Company Stockholder and the Company or any Subsidiary thereof, which shall survive the Closing in accordance with their terms, and (ii) any indemnification, advancement of expenses and exculpation rights of any Company Stockholder or any of its Affiliates set forth in the foregoing documents, which shall survive the Closing in accordance with their terms).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Stockholder) as follows:

(a) Organization; Due Authorization. If such Company Stockholder is not an individual, it is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Stockholder. If such Company Stockholder is an individual, such Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Stockholder.

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(b) Ownership. Such Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of such Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company Organizational Documents, (iii) the Business Combination Agreement, (iv) the Company Stockholder Agreements or (v) any applicable securities Laws. Such Company Stockholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Stockholder on the date of this Agreement, and none of such Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Company Stockholder Agreements. Other than the Company Warrants and any Company Options set forth opposite such Company Stockholder’s name on Schedule I, such Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Company Stockholder with respect to the Company Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Company Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Company Stockholder’s entry into this Agreement.

(d) No Conflicts. The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of his, her or its obligations hereunder will not, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the Organizational Documents of such Company Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under any Contract binding upon such Company Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 2.1(c), under any applicable Law to which such Company Stockholder or any of its properties or assets is subject, (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Company Stockholder, or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Shares, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Company Stockholder’s ability to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(e) Litigation. There are no Actions pending against such Company Stockholder, or to the knowledge of such Company Stockholder threatened against such Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(f) Adequate Information. Such Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Business Combination Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Stockholder are irrevocable.

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(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Stockholder in his, her or its capacity as a stockholder or, to the knowledge of such Company Stockholder, on behalf of such Company Stockholder in his, her or its capacity as a stockholder, for which the Company or any of its Affiliates may become liable.

(h) Acknowledgment. Such Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement, and the representations, warranties, covenants and other agreements of such Company Stockholder contained herein.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof, (c) the Business Combination Deadline (as defined in the Business Combination Agreement) if the Closing has not occurred on or prior to such date, and (d) as to each Company Stockholder, upon the written agreement of Acquiror, the Company and such Company Stockholder (the earliest of clauses (a) through (d), the “Expiration Time”). Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any willful and material breach of this Agreement prior to such termination; provided, further, that this ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any Laws other than the Laws of the State of Delaware.

Section 3.3 Jurisdiction; Waiver of Jury Trial.

(a) Except as specifically set forth in Section 3.5, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, any federal or state court located in the State of Delaware. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties to this Agreement further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties to this Agreement hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(b) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3(b).

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement, including, without limitation, mandatory injunctions, or to enforce specifically the performance of the terms and provisions hereof in accordance with the provisions of this Section 3.5 without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity to which they are entitled under this Agreement, prior to the valid termination of this Agreement in accordance with Section 3.1, and (b) the right of specific enforcement and injunctive relief (including mandatory injunctions) is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Company Stockholders. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 3.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) when delivered in person, (ii) when delivered by email during normal business hours (and otherwise as of the immediately following Business Day), (iii) when delivered after posting in the United States mail having been sent registered or certified mail (postage prepaid, return receipt requested) or (iv) when delivered by FedEx or other nationally recognized overnight delivery service, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.8):

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If to Acquiror:

SPACSphere Acquisition Corp.
8795 Folsom Blvd
Sacramento, California 95826
Attention: Bala Padmakumar
Email: [***]

with a copy to (which will not constitute notice):

Norton Rose Fulbright US LLP
1550 Lamar, Suite 2000
Houston, TX 77010
Attention: Amelia Zhang, Esq.; Lee McIntyre, Esq.
Email: [***]

If to the Company:

Mobilewalla Holdco, Inc.
5170 Peachtree Rd, Bldg. 100, STE 100
Atlanta, GA 30341
Attention: Jay D. Clark
Email: [***]

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830

Attention: Peter Campitiello, Esq.
E-mail: [***]

If to a Company Stockholder:

To such Company Stockholder’s address (including email) set forth in the Company’s books and records;

Section 3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile, electronic signature or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

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Section 3.11 Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 3.12 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any other party, any direct or indirect ownership or incidence of ownership of or with respect to the Company Stockholder’s shares of Company Common Stock or Company Preferred Stock. All rights, ownership and economic benefits of and relating to the Company Stockholder’s Company Common Stock or Company Preferred Stock shall remain vested in and belong to the Company Stockholder, and no other party shall have any authority to direct the Company Stockholders in the voting or disposition of any of the Company Common Stock or Company Preferred Stock except as otherwise provided herein.

Section 3.13 Stockholder Capacity. Each Company Stockholder signs this Agreement solely in such Company Stockholder’s capacity as a holder of Subject Shares, and not in any other capacity (including, without limitation, in such Company Stockholder’s capacity as a director or officer of the Company). Nothing herein shall be deemed to limit or restrict a director or officer of the Company from taking or not taking any action in his or her capacity as a director or officer of the Company, including exercising rights under the Business Combination Agreement to the extent permitted thereunder.

Section 3.14 Several and Not Joint Obligations. The representations, warranties, covenants, agreements, obligations and liability of the Company Stockholders party to this Agreement shall be several, and not joint. Notwithstanding any other provision of this Agreement, in no event will any Company Stockholder be liable for any other Person’s breach of such other Person’s representations, warranties, covenants, or agreements contained in this Agreement, the Business Combination Agreement or any Ancillary Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Company Stockholders, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY:

MOBILEWALLA HOLDCO, INC.

By:
Name:	Anindya Datta
Title:	Chief Executive Officer

COMPANY STOCKHOLDERS:

Anindya Datta, individually

Jay D. Clark, individually

GCP CAPITAL PARTNERS IV, L.P.

By:	GCP Managing Partner IV, L.P., its general partner

By:	GCP Managing Partner IV GP, LLC, its general partner

By:
Name:	Boris M. Gutin
Title:	Managing Director

GCP CAPITAL PARTNERS (CAYMAN) IV, L.P.

By:	GCP Managing Partner IV, L.P., its general partner

By:	GCP Managing Partner IV GP, LLC, its general partner

By:
Name:	Boris M. Gutin
Title:	Managing Director

[Signature Page to Stockholder Support Agreement]

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MADRONA VENTURE FUND V, LP

By:	Madrona Investment Partners V, L.P., its general partner

By:	Madrona V General Partner, LLC, its general partner

By:
Name:	Scott Jacobson
Title:	Managing Director

Shares Held:	13,351,176 shares of Series A Preferred Stock (73.40% of class)
2,718,433 shares of Series B Preferred Stock (23.11% of class)

MADRONA VENTURE FUND V-A, LP

By:	Madrona Investment Partners V, L.P., its general partner

By:	Madrona V General Partner, LLC, its general partner

By:
Name:	Scott Jacobson
Title:	Managing Director

Shares Held:	513,553 shares of Series A Preferred Stock (2.82% of class) 104,565 shares of Series B Preferred Stock (0.89% of class)

[Signature Page to Stockholder Support Agreement]

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ACQUIROR:

SPACSPHERE ACQUISITION CORP.

By:
	Name:	Bala Padmakumar
	Title:	Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

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SCHEDULE I

COMPANY STOCKHOLDER SUBJECT SHARES

Holder	Shares of Common Stock	Shares of Series A Preferred Stock	Shares of Series A-1 Preferred Stock	Shares of Series B Preferred Stock	Company Warrants (Common Stock)	Company Warrants (Series B Preferred)	Company Options
Anindya Datta	5,932,396	337,474	0	0	0	0	11,402,495
Jay D. Clark	1,594,270	0	0	0	0	0	1,329,270
GCP CAPITAL PARTNERS IV, L.P.	0	0	0	7,850,638	0	0	0
GCP CAPITAL PARTNERS (CAYMAN) IV, L.P.	0	0	0	147,855	0	0	0
MADRONA VENTURE FUND V, LP	0	13,351,176	0	2,718,433	0	0	0
MADRONA VENTURE FUND V-A, LP	0	513,553	0	104,565	0	0	0

[Schedule I to Stockholder Support Agreement]

Sch. I-1

SCHEDULE II

COMPANY STOCKHOLDER SIGNATORIES TO REGISTRATION RIGHTS AGREEMENT

1.	Anindya Datta

2.	Jay D. Clark

3.	GCP CAPITAL PARTNERS IV, L.P.

4.	GCP CAPITAL PARTNERS (CAYMAN) IV, L.P.

5.	MADRONA VENTURE FUND V, LP

6.	MADRONA VENTURE FUND V-A, LP

[Schedule II to Stockholder Support Agreement]

Sch. II-1

EXHIBIT C

EXECUTIVE EMPLOYMENT AGREEMENT TERM SHEET

(Attached)

C-1

TERM SHEET – EXECUTIVE EMPLOYMENT AGREEMENT

This term sheet summarizes the principal terms on which Anindya Datta (“Executive”) would serve as Chief Executive Officer (“CEO”) of the Company following the planned de-SPAC transaction (the “de-SPAC”) involving Mobilewalla Holdco, Inc. and SPACSphere Acquisition Corp., with such terms to be in an executive employment agreement (the “Agreement”). In this Term Sheet, the “Company” means the combined, post-de-SPAC companies that directly and indirectly own or operate the business of “Mobilewalla.” Capitalized terms are defined in the Business Combination Agreement relating to the Company, dated on or around May 29, 2026 (the “BCA”).

Effectiveness:	Effective at or immediately before the de-SPAC closing and to be a condition to such closing

Title, Duties, Authority and Reporting:	CEO, with customary duties and authority, reporting to the board (“Board”) of the Company

Term:	Continues until terminated as described in this Term Sheet

Base Salary:	$350,000

Annual Incentive Bonus:	Annual inventive bonus (the “Incentive Bonus”) of at least 100% of Executive’s then-current base salary, prorated for 2026. Bonus criteria to be reasonably determined by the board in good faith in consultation with Executive (with such criteria determined no later than thirty days prior to each calendar year). For 2026, the criteria set forth on Exhibit A to this Term Sheet shall apply.

Equity:

Restricted stock equal to 10% of the Company’s fully diluted capital stock as of immediately after the de-SPAC closing. Such stock to be issued to Executive under the Agreement automatically at the de-SPAC closing, with 1/3 of such stock vesting on the first anniversary of the de-SPAC closing and the remaining 2/3 of such stock vesting ratably over the next two years.

Executive will be eligible for future equity compensation on terms comparable to other senior executives of the Company

Securities Law Matters:	The Company shall cause the restricted stock to be duly issued from the Acquiror Equity Incentive Plan, which will be stockholder approved before the de-SPAC closing, but to be subject to the terms of this Agreement as to vesting and substantive rights and obligations. To the extent any restricted stock would not be freely tradeable upon the earliest vesting date thereof, the Company shall (i) file a re-sale registration statement and cause the same to become effective no later than such earliest vesting date and (ii) maintain the effectiveness thereof until all of the restricted stock is freely tradeable.

Benefits:	Participation in all benefit plans, practices or programs (including welfare and retirement plans), and receipt of fringe benefits or perquisites, of the Company from time to time, including holidays and sick days per Company policy and, in all cases, at least four paid vacation per year

Place of Work:	Corporate headquarters located at 5170 Peachtree Rd, Atlanta, GA 30341 and remote work consistent with remote work practices before the de-SPAC closing

Board:	Executive shall be nominated for and duly elected to the Company’s board and shall remain thereon at all times while CEO of the Company

Restrictive Covenants:	Customary non-compete and non-solicitation terms binding Executive, applicable during Executive’s employment and one year thereafter

Non-Disclosure:	Customary non-disclosure terms binding Executive

Permissible Terminations:	(1) Termination by Company without Cause (subject to notice/cure terms) or with Cause on thirty days’ notice, (2) resignation by Executive without Good Reason (subject to notice/cure terms) or for Good Reason upon 30 days’ notice or (3) termination due to Executive’s death or disability

Definition of “Cause”:	Subject to cure rights other than as to bullet one:

	●	Conviction of any felony or other crime involving dishonesty or moral turpitude (but specifically excluding traffic offenses and other minor infractions)

	●	Willful refusal to materially perform his duties, except because of disability or vacation

	●	Intentional, material misconduct or fraud in connection with his employment by the Company

	●	Material breach of the Agreement by Executive

Definition of “Good Reason:”	Subject to cure rights other than as to bullet one:

	●	Failure to keep Executive on the Company’s board while CEO or liquidation/dissolution

	●	Reduction in Executive’s compensation or material diminution in Executive’s position, authority, title, reporting person/structure, duties or responsibilities

	●	Change in place of work to location more than 20 miles from current principal office

	●	Material breach of the Agreement by Company (including failures to pay compensation or benefits, issue equity, provide indemnity, advancement or insurance or maintain Executive as a member of the board)

Effect of Termination and Severance:	If a termination by the Company without Cause or a resignation by Executive for Good Reason:

	●	Base salary that would have been payable over the next twelve (12) months and COBRA premiums for Executive (plus spouse/dependents) over such period, paid in a lump sum

	●	Incentive Bonus deemed earned in full at maximum amount for termination year

	●	Restricted stock and other equity-based compensation to vest in full

If a termination for Executive’s death or disability or by the Company for Cause or a resignation by Executive without Good Reason, only earned and unpaid and/or vested compensation and benefits will be paid (including insurance benefits triggered by such death or disability).

Business Expenses:	Reimbursement for all documented, reasonable, business expenses of Executive

Indemnific-ation and Insurance:	Indemnification and advancement of expenses to the greatest extent permitted under applicable law. Coverage (as named insured) at Company’s expense under D&O insurance reasonably acceptable to Executive while serving as CEO and for six years thereafter

Tax Matters:	Agreement structured to minimize Executive’s taxes (including complying with 409A and 280G)

Fees of Counsel:	Company shall reimburse Executive, at the de-SPAC closing, for all legal fees of counsel to Executive in connection with the Agreement and any other documents executed in connection with the de-SPAC. Executive shall be entitled to recover his costs and expenses (including attorneys’ fees and costs) if he prevails in any dispute relating to the Agreement

Governing Law and Successors:	Georgia. Successors and assigns (including any direct or indirect acquirers) to assume the Agreement and all obligations under it.

***

Very truly yours,

/s/ Anindya Datta
Anindya Datta

AGREED AND ACCEPTED:

SPACSphere Acquisition Corp.

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Its:	Chief Executive Officer

Exhibit A

2026 Incentive Bonus Performance Criteria

Criteria to be determined in consultation with the Executive in good faith within thirty days of the signing of the BCA and to be reasonably achievable.

A-1